Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269415

PROSPECTUS SUPPLEMENT NO. 6
(To Prospectus dated April 1, 2024)

BLUEROCK HOMES TRUST, INC.

This prospectus supplement (the “Prospectus Supplement”) updates, amends, and supplements the prospectus dated April 1, 2024 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-11 (Registration No. 333-269415). Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This Prospectus Supplement is being filed to update, amend, and supplement the information in the Prospectus with the information contained in (a) (i) our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on January 16, 2025 and (ii) our Current Report on Form 8-K/A filed with the SEC on February 18, 2025 (collectively, the “Form 8-K/A Filings”), and (b) our Annual Report on Form 10-K filed with the SEC on March 20, 2025 (the “Form 10-K Filing”). Accordingly, we have attached the Form 8-K/A Filings and the Form 10-K Filing to this Prospectus Supplement.

You should read this Prospectus Supplement in conjunction with the Prospectus, including any amendments and supplements thereto. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Prospectus. This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus.

Investing in our securities involves significant risks. See the “Risk Factors” sections of the Prospectus and in Item 1A of our Annual Report on Form 10-K filed on March 20, 2025 for a discussion of the risks that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 20, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

BLUEROCK HOMES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 6, 2024, Bluerock Homes Trust, Inc. (the “Company”) filed, with the U.S. Securities and Exchange Commission (the “SEC”), a Current Report on Form 8-K dated October 31, 2024 (the “Form 8-K”) in conjunction with the acquisition of an apartment complex known as Amira at Westly, located in Tampa, Florida.

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends Item 9.01 of the Form 8-K to present certain financial statements of Amira at Westly, including the consolidated financial statements of Amira JV LP and Subsidiary (“Amira JV”) as of and for the year ended December 31, 2023. At the time of acquisition by the Company, Amira JV held the Amira at Westly property as its sole asset through a wholly-owned subsidiary. This Form 8-K/A should be read in conjunction with the Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)

Consolidated Financial Statements

Amira JV LP and Subsidiary

Independent Auditor’s Report

Consolidated Balance Sheet as of December 31, 2023

Consolidated Statement of Operations for the year ended December 31, 2023

Consolidated Statement of Changes in Partners’ Equity for the year ended December 31, 2023

Consolidated Statement of Cash Flows for the year ended December 31, 2023

Notes to Consolidated Financial Statements

(b)

Financial Statements of Real Estate Acquired

Amira at Westly

Statements of Revenues and Certain Operating Expenses for the year ended December 31, 2023 and the nine months ended September 30, 2024

Notes to Statements of Revenues and Certain Operating Expenses

(c)

Pro Forma Financial Information

Bluerock Homes Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024 (unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2024 (unaudited)

Notes to Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2024 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023 (unaudited)

Notes to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023 (unaudited)

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the long-term performance of the Company’s portfolio are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2024 and its other filings with the SEC.

(c)	Exhibit No.	Description

	23.1	Consent of RSM US LLP

Independent Auditor’s Report

Partners of Amira JV LP and Subsidiary

Opinion

We have audited the consolidated financial statements of Amira JV LP and Subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2023, the related consolidated statements of operations, changes in partners’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ RSM US LLP

Tampa, Florida

February 5, 2024

Amira JV LP and Subsidiary

(A Limited Partnership)

Consolidated Balance Sheet

As of December 31, 2023

Assets
2023
Investment in real estate:
Land and improvements	$6,851,764
Buildings and improvements	70,176,910
Furniture, fixtures and equipment	4,219,431
Total investment in real estate	81,248,105

Less accumulated depreciation	(9,097,165)

Investments in real estate, net	72,150,940

Cash	4,055,707
Restricted cash	210,435
Tenant receivables	8,896
Prepaid expenses and other assets	72,929

Total Assets	$76,498,907

Liabilities and Partners’ Equity

Mortgage notes payable	$55,389,000
Loan costs, net of accumulated amortization	(430,991)

Mortgage notes payable, net	54,958,009

Accounts payable and accrued expenses	119,100
Accrued interest	183,519
Tenant security liability	30,448
Due to related party – management fees	26,032
Prepaid rent	24,318

Total Liabilities	55,341,426

Commitments and Contingencies (Note 4)

Partners’ Equity	21,157,481

Total Liabilities & Partners’ Equity	$76,498,907

See notes to consolidated financial statements,

Amira JV LP and Subsidiary

(A Limited Partnership)

Consolidated Statement of Operations

For the Year Ended December 31, 2023

2023
Revenue

Rental income	$8,929,963
Other income	1,421,629

Total revenue	10,351,592

Expenses

General and administrative	599,246
Taxes and insurance	1,467,130
Payroll	630,328
Utilities	501,622
Management fees	310,481
Repairs and maintenance	378,020

Total expenses	3,886,827

Income before interest and depreciation	6,464,765

Other Expense
Interest expense	2,237,310
Depreciation	2,383,391

Net income	$1,844,064

See notes to consolidated financial statements.

Amira JV LP and Subsidiary

(A Limited Partnership)

Consolidated Statement of Changes in Partners’ Equity

For the Year Ended December 31, 2023

	Fundrise Equity REIT, LLC – Limited Partner	Fundrise East Coast Opportunistic REIT, LLC – Limited Partner	Fundrise Growth eREIT II – Limited Partner	Fundrise Growth eREIT III, LLC – Limited Partner	Electra Multifamily Investments Fund II, L.P.	Total Partners’ Equity
Balance at December 31, 2022	$13,932,862	$764	$770	$770	$9,290,110	$23,225,276

Distributions	(2,346,725)	(133)	(129)	(129)	(1,564,743)	(3,911,859)

Net income	1,106,252	62	62	62	737,626	1,844,064

Balance at December 31, 2023	$12,692,389	$693	$703	$703	$8,462,993	$21,157,481

See notes to consolidated financial statements.

Amira JV LP and Subsidiary

(A Limited Partnership)

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2023

2023
Cash flows from operating activities
Net income	$1,844,064

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,383,391
Amortization of loan costs	76,528
Changes in operating assets and liabilities:
Tenant receivables	(64)
Prepaid expenses and other assets	(6,042)
Accounts payable and accrued expenses	(29,016)
Tenant security liability	(1,416)
Due to related party – management feed	3,378
Prepaid rent	(19,419)

Net cash provided by operating activities	4,251,404

Cash flows from investing activities:
Additions to investments in real estate	(1,663,749)

Net cash used in investing activities	(1,663,749)

Cash flows from financing activities:
Distributions	(3,911,859)

Net cash used in financing activities	(3,911,859)

Net decrease in cash and restricted cash	(1,324,204)

Cash and restricted cash, Beginning of period	5,590,346

Cash	$4,055,707
Restricted cash	210,435
Cash and restricted cash, End of period	$4,266,142

Supplemental disclosure of cash flow information
Cash paid for interest during the period	$2,160,782

Additions to investments in real estate financed with accounts payable and accrued expenses	$9,178

See notes to consolidated financial statements.

Amira JV LP and Subsidiary

(A Limited Partnership)

Notes to the Consolidated Financial Statements

December 31, 2023

1.	Organization and Description of Business

Amira JV LP the (“Company”) was formed on May 14, 2019, as a Delaware limited partnership, owned by Electra Multifamily Investments Fund II, L.P., a Delaware limited partnership (“Electra Partner”), Fundrise Equity REIT, LLC, (“Investor Partner I”), Fundrise East Coast Opportunistic REIT, LLC, (“Investor Partner II”), Fundrise Growth eREIT II , LLC, (“Investor Partner III”), Fundrise Growth eREIT III, LLC, (“Investor Partner IV”) collectively the “Partners”. The Company was formed primarily to acquire, renovate, finance, own, manage, repair and otherwise manage its wholly owned subsidiary of the Company, directly or through its subsidiary, and any other property owned by the Company and to carry on any other business which may further the interests as the owner of such property. The Company has an indefinite term and shall continue until the Company is terminated or dissolved sooner, in accordance with the provisions of its limited partnership agreement or by law. The Investor Partner I has a 59.9900% interest in the Company, the Electra Partner has a 40.00% interest in the Company, Investor Partner II has a 0.0034% interest in the Company, Investor Partner III has a 0.0033% interest in the Company and Investor Partner VI has a 0.0033% interest in the Company. Profit and losses are allocated, initially in accordance with ownership interest, until certain hurdles are met and subsequently to each Partner based on special Partner allocations. Distributions are calculated in accordance with the partnership agreement.

The Company’s activities are carried out through its wholly owned subsidiary, Amira at Westly LP, acquired on July 18, 2019 doing business as “Amira at Westly”. Amira at Westly is a residential rental property located in Tampa, Florida, originally built in 1999, that contains 360 apartment units.

2.	Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP.”) The consolidated financial statements include the accounts of all wholly-owned subsidiaries of the Company. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash

The amount of cash on deposit in federally-insured institutions is guaranteed up to $250,000 per depositor. The Company periodically has cash balances on deposit with a financial institution in excess of federally-insured limits. The Company has not suffered any financial loss on these deposits and periodically reviews the credit risk of the institution.

Restricted Cash

Restricted cash includes cash subject to certain restrictions as required by the mortgage loan agreements for items such as reserves for real estate taxes, capital items and replacement reserves. All restricted cash is held by the lender.

Escrows	2023
Real Estate Tax	$210,007
Replacement Reserve	428
$210,435

Tenant Receivables

Tenant accounts receivable deemed uncollectible are written off to bad debt expense upon a court order for eviction of the tenant. Any subsequent collections of these receivables are recorded as income at the time of collection.

Investments in Real Estate

Rental property is recorded at relative fair value on the date of purchase. Improvements are capitalized subject to the capitalization policy, while expenditures for maintenance and repairs are expensed as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the consolidated statement of operations. Construction in Progress contains unfinished capital improvement projects that have not yet been placed in service. These projects are placed in service once completed and depreciation begins on the in-service date.

The rental property is depreciated over the estimated service lives under the straight-line method as follows:

•	Buildings and land improvements	15 – 40 years
•	Furniture, fixtures and equipment	7 years

Impairment of Long Lived Assets

The Company reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of real estate exceeds the fair value of such property. There were no impairment losses recognized for the for the year ended December 31, 2023.

Revenue Recognition

Rents are recognized for residential units as they are earned. Advance receipts of rental income are deferred until earned. All leases between the subsidiaries of the Company and tenants of the residential unit are operating leases of one year or less. The Company also recognizes other income for certain amenities and expense reimbursement. Rental revenue is recognized in accordance with Accounting Standards Codification (ASC) Topic 842, Leases.

Loan Costs

Loan costs are being amortized over the loan terms on a method which approximates the effective interest method. Amortization expense for the year ended December 31, 2023 was $76,528. Unamortized loan costs are reflected on the consolidated balance sheet as a reduction to the related mortgage notes payable.

Income Taxes

As a limited partnership, the Company’s taxable income or loss is allocated to the Partners in accordance with the limited partnership agreement and is reflected in their income tax returns; accordingly, the accompanying consolidated financial statements do not reflect a provision or liability for federal and state income taxes.

The Partners assess tax positions of the Company at each reporting period in order to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Any tax benefit that is determined to not be sustainable would be reported as income tax expense in the consolidated statement of operations. There was no such expense for the year ended December 31, 2023. The Company is subject to examination by major jurisdictions for the 2019 through 2023 tax years.

3.	Mortgage Notes Payable

The mortgages are secured by the rental property, assignment of leases and rents, and substantially all of the restricted cash. An affiliate of the Electra Partner is a guarantor on the loans.

The loan agreements provides for the following:

Borrower	Amount of Loan	Interest Rate	Maturity Date	Balance at December 31, 2023
Amira at Westly LP	$42,450,000	3.85%	August 1, 2029	$42,450,000
Amira at Westly LP	$12,939,000	3.84%	August 1, 2029	$12,939,000

Future minimum principal payments due are summarized as follows:

Year Ending December 31	Amount
2024	$317,721
2025	984,489
2026	1,023,590
2027	1,064,243
2028	1,100,778
Thereafter	50,898,179
Total	$55,389,000

The Amira at Westly LP loans require interest only payments until September 2024, at which time principal and interest are payable monthly in the amount of $259,594 until the loan’s maturity. Additionally, the loans require monthly payments of $107,627 to restricted cash for future real estate replacements and real estate tax obligations of the properties.

4.	Commitments and Contingencies

The Company, as an owner of real estate, is subject to various federal, state and local environmental laws. Compliance by the Company with existing laws has not had a material effect on the Company. However, the Company cannot predict the impact of new or changed laws or regulations on its current properties or on properties it may acquire in the future.

The Company is subject to various legal proceedings and claims which arise in the ordinary course of business. Matters which arise out of allegations of bodily injury, property damage, and employment practices are generally covered by insurance. While the resolution of these legal proceedings and claims cannot be predicted with certainty, management believes the final outcome of such matters will not have a material adverse effect on our consolidated financial statements.

5.	Related Party Transactions

The Company’s wholly owned subsidiary entered into a Property Management Agreement (“PM Agreement”) with American Landmark Management (“ALM”), an affiliate of the Electra Partner, to provide certain property management and construction management services. As compensation for these services, the Company pays ALM property management fees which are based on a percentage of revenue collected and construction management fees which are based on a percentage of construction costs, as defined in the PM Agreement. For the year ended December 31, 2023, the Company incurred property management fees of $310,481. For the year ended December 31, 2023, the Company incurred construction management fees of $50,131, which are capitalized on the consolidated balance sheet. Management fees payable at December 31, 2023 were $26,032, and were included in due to related party – management fees on the consolidated balance sheet.

6.	Subsequent Events

Management has evaluated all events and transactions that occurred after December 31, 2023 through February 5, 2024, the date which the consolidated financial statements were available and issued and noted no items requiring adjustments of the consolidated financial statements or additional disclosures.

AMIRA AT WESTLY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(In thousands)

	Year Ended December 31, 2023(1)	(Unaudited) Nine Months Ended September 30, 2024
Revenues
Rental and other property revenues	$10,352	$7,925
Total revenues	10,352	7,925

Certain Operating Expenses
Property operating expenses	3,576	2,812
Total certain operating expenses	3,576	2,812

Revenues in Excess of Certain Operating Expenses	$6,776	$5,113

(1)	Amounts for the year ended December 31, 2023 reflect the actual results of operations for the Amira at Westly property as shown in the consolidated statement of operations of the Amira JV LP and Subsidiary. Refer to the Explanatory Note of this Form 8-K/A for further information.

See accompanying notes to statements of revenues and certain operating expenses

AMIRA AT WESTLY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Note 1 – Business

On October 31, 2024, Bluerock Homes Trust, Inc. (the “Company”), through subsidiaries of it operating partnership, Bluerock Residential Holdings, L.P. (the “Operating Partnership”), entered into a purchase agreement with BHM Acquisitions, LLC, a wholly owned subsidiary of the Company’s external manager (“BHM Acquisitions”), pursuant to which BHM Acquisitions assigned to BR Amira, DST, a Delaware statutory trust and a wholly owned subsidiary of the Operating Partnership, a purchase agreement to acquire Amira at Westly (the “Property”).

Note 2 – Basis of Presentation

The accompanying statements of revenues and certain operating expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the United States Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reporting and disclosure of revenues and certain expenses during the reporting period to present the statement of revenues and certain operating expenses. Actual results could differ from those estimates.

Note 3 – Revenues

The Property is located in Tampa, Florida and contains 408 residential units that are rented to tenants under various lease agreements that are generally one year in length. All leases are accounted for as operating leases. The Property recognizes rental revenue on a straight-line basis over the terms of the rental agreements and in accordance with ASC Topic 842 Leases. Rental revenue is recognized on an accrual basis and when the collectability of the amounts due from tenants is deemed probable. Rental revenue is included within rental and other property revenues on the Property’s statements of revenues and certain operating expenses.

Tenant reimbursements for common area maintenance and other recoverable expenses, such as pet, administrative, application and other fees, are recognized when the services are provided and the performance obligations are satisfied. Tenant reimbursements are included within rental and other property revenues on the Property’s statements of revenues and certain operating expenses.

Note 4 – Certain Operating Expenses

Certain operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Property operating expenses include administrative, repairs and maintenance, marketing, payroll, utilities, taxes, and insurance. Expenses such as depreciation, amortization, and interest are excluded.

Note 5 – Commitments and Contingencies

The Property is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the financial position or results of operations or liquidity of the Property.

Note 6 – Subsequent Events

The Property evaluated subsequent events through January 16, 2025, the date the financial statements were available to be issued.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INFORMATION

The following unaudited pro forma condensed consolidated financial statements of Bluerock Homes Trust, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) should be read in conjunction with our historical audited consolidated financial statements as of and for the year ended December 31, 2023, and as of and for the nine months ended September 30, 2024 (unaudited), and the related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2024, and the year ended December 31, 2023, have been prepared to provide pro forma financial information with regard to the Amira at Westly acquisition on October 31, 2024, which the Company expects to consolidate.

The pro forma condensed consolidated balance sheet at September 30, 2024 assumes that the Amira at Westly acquisition occurred on September 30, 2024.

The pro forma condensed consolidated statement of operations assume the transaction referred to above occurred on January 1, 2023.

Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

All completed acquisitions are accounted for as asset acquisitions. The purchase prices were allocated to the acquired assets and assumed liabilities based on their estimated fair values at the dates of acquisition.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only. In management’s opinion, all material adjustments necessary to reflect the effects of the transactions referred to above have been made. Our unaudited pro forma condensed consolidated financial statements are based on assumptions and estimates considered appropriate by the Company’s management. However, they are not necessarily indicative of what our consolidated financial condition or results of operations would have been assuming the transactions referred to above had occurred as of the dates indicated, nor do they purport to represent our consolidated financial position or results of operations for future periods.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Amira at Westly (b)	Pro Forma Total
ASSETS
Net real estate investments
Land	$78,342	$15,425	$93,767
Buildings and improvements	414,880	87,336	502,216
Furniture, fixtures and equipment	15,806	2,068	17,874
Total gross operating real estate investments	509,028	104,829	613,857
Accumulated depreciation	(38,410)	—	(38,410)
Total net operating real estate investments	470,618	104,829	575,447
Operating real estate held for sale, net	26,507	—	26,507
Total net real estate investments	497,125	104,829	601,954
Cash and cash equivalents	155,131	(16,133)	138,998
Restricted cash	9,673	—	9,673
Notes and accrued interest receivable, net	34,711	—	34,711
Accounts receivable, prepaids and other assets, net	30,642	—	30,642
Preferred equity investments, net	72,971	—	72,971
In-place lease intangible assets, net	491	2,011	2,502
Non-real estate assets associated with operating real estate held for sale	85	—	85
TOTAL ASSETS	$800,829	$90,707	$891,536

LIABILITIES AND EQUITY
Mortgages payable	$122,529	$54,707	$177,236
Revolving credit facilities	105,000	36,000	141,000
Accounts payable	1,017	—	1,017
Other accrued liabilities	12,130	—	12,130
Due to affiliates	3,615	—	3,615
Distributions payable	548	—	548
Liabilities associated with operating real estate held for sale	519	—	519
Total Liabilities	245,358	90,707	336,065
6.0% Series A Redeemable Preferred Stock, liquidation preference $25.00 per share, 30,000,000 shares authorized; 3,889,446 shares issued and outstanding at September 30, 2024	85,992	—	85,992
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 220,000,000 shares authorized; no shares issued and outstanding at December 31, 2023	—	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 3,953,919 shares issued and outstanding at September 30, 2024, historical and pro forma	40	—	40
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding at September 30, 2024, historical and pro forma	—	—	—
Additional paid-in-capital	119,683	—	119,683
Retained earnings	23,212	—	23,212
Total Stockholders’ Equity	142,935	—	142,935
Noncontrolling Interests
Operating partnership units	312,780	—	312,780
Partially owned properties	13,764	—	13,764
Total Noncontrolling Interests	326,544	—	326,544
Total Equity	469,479	—	469,479
TOTAL LIABILITIES AND EQUITY	$800,829	$90,707	$891,536

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q as of September 30, 2024.

(b)	The acquisition of a 100% ownership interest in Amira at Westly for a purchase price of $103.0 million, which the Company consolidated on its balance sheet. The Company recorded the following associated with the acquisition of Amira at Westly: (i) a $56.7 million senior loan, and (ii) borrowings of $36.0 million through a credit facility entered into with KeyBank National Association (the “KeyBank Credit Facility”). The carrying value of the senior loan includes ($2.0) million of deferred financing costs related to the acquisition.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Amira at Westly (b)		Pro Forma Total
Revenues
Rental and other property revenues	$34,670	$7,925		$42,595
Interest income from loan investments	1,735	—		1,735
Total revenues	36,405	7,925		44,330

Expenses
Property operating	17,391	2,812		20,203
Property management and asset management fees	3,472	333	(c)	3,805
General and administrative	7,756	—		7,756
Management fees to related party	6,621	—		6,621
Acquisition and other transaction costs	21	—		21
Weather-related losses, net	178	—		178
Depreciation and amortization	13,712	2,226	(d)	15,938
Total expenses	49,151	5,371		54,522

Other income (expense)
Other income, net	106	—		106
Income from preferred equity investments	8,308	—		8,308
Provision for credit losses, net	(214)	—		(214)
Gain on sale and impairment of real estate investments, net	8,770	—		8,770
Loss on extinguishment of debt costs	(118)	—		(118)
Interest expense, net	(12,818)	(2,212)	(e)	(15,030)
Interest income	3,918	—		3,918
Total other income (expense)	7,952	(2,212)		5,740
Net loss	(4,794)	342		(4,452)
Preferred stock dividends	(2,227)	—		(2,227)
Preferred stock accretion	(181)	—		(181)
Net loss attributable to noncontrolling interests
Operating partnership units	(3,695)	234		(3,461)
Partially owned properties	(1,776)	—		(1,776)
Net loss attributable to noncontrolling interests	(5,471)	234		(5,237)
Net loss attributable to common stockholders	$(1,731)	$108		$(1,623)

Loss per common share (f)
Net loss per common share – Basic	$(0.45)			$(0.51)
Net loss per common share – Diluted	$(0.45)			$(0.51)

Weighted average basic common shares outstanding	3,853,321			3,853,321
Weighted average diluted common shares outstanding	3,853,321			3,853,321

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.

(b)

Represents adjustments to the Company’s historical operations to give effect to the purchase of Amira at Westly on October 31, 2024 as if these assets had been acquired on January 1, 2023. Pro forma adjustments to the Company’s historical results for the nine months ended September 30, 2024 include adjustments to the following: property management and asset management fees, depreciation and amortization, interest expense, and the operating partnership units’ interest.

Amounts shown for rental and other property revenues and property operating expenses reflect the property’s actual results of operations (historical operations) and have not been adjusted.

(c)	Represents property management and asset management fees estimated to have been incurred for Amira at Westly. Property management fees shall be calculated at the greater of (i) 2.25% of monthly property revenues, or (ii) $17,000 per month, plus the potential for a monthly incentive fee subject to established operational targets. The Company calculated the property management fees at 2.25% of monthly property revenues and did not include any incentive fees as no historical operational targets were available. Asset management fees are calculated at 0.20% per annum of the $103.0 million purchase price, prorated for the nine months ended September 30, 2024, which is due to BR Amira DST Manager, LLC for providing management and supervisory services in connection with Amira at Westly. BR Amira DST Manager, LLC is a related party of the Company, but it is not within the Company’s control and is not consolidated in the Company’s financial statements.

(d)	Represents depreciation and amortization expense adjustment to historical results for the nine months ended September 30, 2024 based on the allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the asset’s estimated useful life as follows: 30-40 years for the building, 5-15 years for building and land improvements, and 3-8 years for furniture, fixtures and equipment. Amortization expense relates to the Company’s identifiable intangible assets and consists of the value of in-place leases. In-place leases are amortized using the straight-line method over the remaining non-cancelable term of the respective leases, which is on average six months.

(e)	Represents interest expense for the Amira at Westly acquisition and is estimated to have been incurred on the $56.7 million senior loan, which bears interest at a fixed rate of 4.81% and matures on November 1, 2034. Interest expense is calculated as if the senior loan was entered into on January 1, 2023. Interest expense also includes deferred financing costs which are recognized at acquisition and amortized using the straight-line method over the remaining life of the senior loan. Interest expense does not include any amounts related to borrowings on the KeyBank Credit Facility as borrowings are assumed to have been made on January 1, 2023 and repaid in full one-year from the date of funding due to certain minimum paydown requirements per the terms of the KeyBank Credit Facility. The mortgage balance assumed in the pro forma balance sheet is presented at fair value less unamortized deferred financing costs.

(f)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Amira at Westly (b)		Pro Forma Total
Revenues
Rental and other property revenues	$40,999	$10,352		$51,351
Interest income from loan investments	94	—		94
Total revenues	41,093	10,352		51,445

Expenses
Property operating	19,164	3,576		22,740
Property management and asset management fees	4,416	439	(c)	4,855
General and administrative	8,004	—		8,004
Management fees to related party	7,922	—		7,922
Acquisition and other transaction costs	1,820	—		1,820
Weather-related losses, net	(17)	—		(17)
Depreciation and amortization	16,178	4,979	(d)	21,157
Total expenses	57,487	8,994		66,481

Other income (expense)
Other income, net	679	—		679
Income from preferred equity investments	11,632	—		11,632
Provision for credit losses, net	(174)	—		(174)
Impairment and gain on sale of real estate investments, net	(1,017)	—		(1,017)
Interest expense, net	(13,102)	(4,622)	(e)	(17,724)
Interest income	2,609	—		2,609
Total other income (expense)	627	(4,622)		(3,995)
Net loss	(15,767)	(3,264)		(19,031)
Preferred stock dividends	(130)	—		(130)
Net loss attributable to noncontrolling interests
Operating partnership units	(8,996)	(2,176)		(11,172)
Partially owned properties	(2,398)	—		(2,398)
Net loss attributable to noncontrolling interests	(11,394)	(2,176)		(13,570)
Net loss attributable to common stockholders	$(4,503)	$(1,088)		$(5,591)

Loss per common share (f)
Net loss per common share – Basic	$(1.30)			$(0.73)
Net loss per common share – Diluted	$(1.30)			$(0.73)

Weighted average basic common shares outstanding	3,845,349			3,845,349
Weighted average diluted common shares outstanding	3,845,349			3,845,349

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(a)	Historical consolidated financial information derived from the Company’s Annual Report on Form 10-K as of December 31, 2023.

(b)

Represents adjustments to the Company’s historical operations to give effect to the purchase of Amira at Westly on October 31, 2024 as if these assets had been acquired on January 1, 2023. Pro forma adjustments to the Company’s historical results for the year ended December 31, 2023 include adjustments to the following: property management and asset management fees, depreciation and amortization, interest expense, and the operating partnership units’ interest.

Amounts shown for rental and other property revenues and property operating expenses reflect the property’s actual results of operations (historical operations) and have not been adjusted.

(c)	Represents property management and asset management fees estimated to have been incurred for Amira at Westly. Property management fees shall be calculated at the greater of (i) 2.25% of monthly property revenues, or (ii) $17,000 per month, plus the potential for a monthly incentive fee subject to established operational targets. The Company calculated the property management fees at 2.25% of monthly property revenues and did not include any incentive fees as no historical operational targets were available. Asset management fees are calculated at 0.20% per annum of the $103.0 million purchase price, which is due to BR Amira DST Manager, LLC for providing management and supervisory services in connection with Amira at Westly. BR Amira DST Manager, LLC is a related party of the Company, but it is not within the Company’s control and is not consolidated in the Company’s financial statements.

(d)	Represents depreciation and amortization expense adjustment to historical results for the year ended December 31, 2023 based on the allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the asset’s estimated useful life as follows: 30-40 years for the building, 5-15 years for building and land improvements, and 3-8 years for furniture, fixtures and equipment. Amortization expense relates to the Company’s identifiable intangible assets and consists of the value of in-place leases. In-place leases are amortized using the straight-line method over the remaining non-cancelable term of the respective leases, which is on average six months.

(e)	Represents interest expense for the Amira at Westly acquisition and is estimated to have been incurred on (i) the $56.7 million senior loan, which bears interest at a fixed rate of 4.81% and matures on November 1, 2034, and (ii) the borrowings of $36.0 million on the KeyBank Credit Facility, which bears interest per annum, at the Company’s option, at SOFR (Daily Simple or Term) plus 3.60% or the base rate plus 2.50%, and matures one-year from the date of funding, subject to certain minimum paydowns determined by the terms of the KeyBank Credit Facility. Interest expense is calculated as if the senior loan was entered into, and borrowings on the KeyBank Credit Facility were made, on January 1, 2023. Interest expense also includes deferred financing costs which are recognized at acquisition and amortized using the straight-line method over the remaining life of the senior loan. The senior loan balance assumed in the pro forma balance sheet is presented at fair value less unamortized deferred financing costs.

(f)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

DATE: January 16, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit

23.1	Consent of RSM US LLP

Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (No. 333-267764 and No. 333-269415) on Form S-8 and S-11, respectively of Bluerock Homes Trust, Inc. (each, a “Registration Statement”), and the accompanying prospectuses to each Registration Statement, of our report dated February 5, 2024, relating to the consolidated financial statements of Amira JV LP and Subsidiary, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Tampa, Florida

January 16, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

BLUEROCK HOMES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 12, 2024, Bluerock Homes Trust, Inc. (the “Company”) filed, with the U.S. Securities and Exchange Commission (the “SEC”), a Current Report on Form 8-K dated December 6, 2024 (the “Form 8-K”) in conjunction with the acquisition of a 350-unit apartment complex known as Allure at Southpark, located in Charlotte, North Carolina.

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends Item 9.01 of the Form 8-K to present certain financial statements of Allure at Southpark. This Form 8-K/A should be read in conjunction with the Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Real Estate Acquired

Allure at Southpark

Independent Auditor’s Report

Statements of Revenues and Certain Operating Expenses for the year ended December 31, 2023 and the nine months ended September 30, 2024

Notes to Statements of Revenues and Certain Operating Expenses

(b)

Pro Forma Financial Information

Bluerock Homes Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024 (unaudited)

Notes to Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2024 (unaudited)

Notes to Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2024 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023 (unaudited)

Notes to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023 (unaudited)

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the long-term performance of the Company’s portfolio are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions, and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2024 and its other filings with the SEC.

(c)	Exhibit No.	Description

	23.1	Consent of Plante Moran, PC

	104	Cover Page Interactive Data File (formatted as inline XBRL).

Independent Auditor’s Report

To the Board of Directors and Stockholders

Bluerock Homes Trust, Inc.

Opinion

We have audited the accompanying statements of revenues and certain operating expenses (the "Statements") of Allure at Southpark (the "Property") for the year ended December 31, 2023 and the related notes to the Statements.

In our opinion, the accompanying Statements present fairly, in all material respects, the revenue and certain operating expenses of the Property described in Note 2 of the Statements for the year ended December 31, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Purpose of the Presentation

We draw attention to Note 2 to the Statements, which describes that the Statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Bluerock Homes Trust, Inc. and is not intended to be a complete presentation of the Property's revenue and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statements

Management is responsible for the preparation and fair presentation of the Statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Property's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Plante Moran, PC

East Lansing, Michigan

February 18, 2025

ALLURE AT SOUTHPARK

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(In thousands)

	Year Ended December 31, 2023	(Unaudited) Nine Months Ended September 30, 2024
Revenues
Rental and other property revenues	$6,439	$5,547
Total revenues	6,439	5,547

Certain Operating Expenses
Property operating expenses	2,532	1,953
Total certain operating expenses	2,532	1,953

Revenues in Excess of Certain Operating Expenses	$3,907	$3,594

See accompanying notes to statements of revenues and certain operating expenses

ALLURE AT SOUTHPARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Note 1 – Business

On December 6, 2024, Bluerock Homes Trust, Inc. (the “Company”) acquired Allure at Southpark (the “Property”) pursuant to a purchase agreement through BHM Allure, LLC, a wholly owned subsidiary of Bluerock Residential Holdings, L.P. (the Company’s operating partnership), with S2 Allure REIT Subsidiary LLC, S2C REIT OP, LP, and subsidiaries.

Note 2 – Basis of Presentation

The accompanying statements of revenues and certain operating expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the United States Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reporting and disclosure of revenues and certain expenses during the reporting period to present the statement of revenues and certain operating expenses. Actual results could differ from those estimates.

Note 3 – Revenues

The Property is located in Charlotte, North Carolina and contains 350 residential units that are rented to tenants under various lease agreements that are generally one year in length. All leases are accounted for as operating leases. The Property recognizes rental revenue on a straight-line basis over the terms of the rental agreements and in accordance with ASC Topic 842 Leases. Rental revenue is recognized on an accrual basis and when the collectability of the amounts due from tenants is deemed probable. Rental revenue is included within rental and other property revenues on the Property’s statements of revenues and certain operating expenses.

Tenant reimbursements for common area maintenance and other recoverable expenses, such as pet, administrative, application and other fees, are recognized when the services are provided and the performance obligations are satisfied. Tenant reimbursements are included within rental and other property revenues on the Property’s statements of revenues and certain operating expenses.

Note 4 – Certain Operating Expenses

Certain operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Property operating expenses include administrative, repairs and maintenance, marketing, payroll, utilities, taxes, and insurance. Expenses such as depreciation, amortization, and interest are excluded.

Note 5 – Commitments and Contingencies

The Property is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the financial position or results of operations or liquidity of the Property.

Note 6 – Subsequent Events

The Property evaluated subsequent events through February 18, 2025, the date the financial statements were available to be issued.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS INFORMATION

The following unaudited pro forma condensed consolidated financial statements of Bluerock Homes Trust, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) should be read in conjunction with our historical audited consolidated financial statements as of and for the year ended December 31, 2023, and as of and for the nine months ended September 30, 2024 (unaudited), and the related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2024, and the year ended December 31, 2023, have been prepared to provide pro forma financial information with regard to the Allure at Southpark acquisition on December 6, 2024, which the Company expects to consolidate.

The pro forma condensed consolidated balance sheet at September 30, 2024 assumes that the Allure at Southpark acquisition occurred on September 30, 2024.

The pro forma condensed consolidated statements of operations assume the transaction referred to above occurred on January 1, 2023.

Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

All completed acquisitions are accounted for as asset acquisitions. The purchase prices were allocated to the acquired assets and assumed liabilities based on their estimated fair values at the dates of acquisition.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only. In management’s opinion, all material adjustments necessary to reflect the effects of the transactions referred to above have been made. Our unaudited pro forma condensed consolidated financial statements are based on assumptions and estimates considered appropriate by the Company’s management. However, they are not necessarily indicative of what our consolidated financial condition or results of operations would have been assuming the transactions referred to above had occurred as of the dates indicated, nor do they purport to represent our consolidated financial position or results of operations for future periods.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Allure at Southpark (b)	Pro Forma Total
ASSETS
Net real estate investments
Land	$78,342	$10,451	$88,793
Buildings and improvements	414,880	79,484	494,364
Furniture, fixtures and equipment	15,806	1,433	17,239
Total gross operating real estate investments	509,028	91,368	600,396
Accumulated depreciation	(38,410)	—	(38,410)
Total net operating real estate investments	470,618	91,368	561,986
Operating real estate held for sale, net	26,507	—	26,507
Total net real estate investments	497,125	91,368	588,493
Cash and cash equivalents	155,131	(38,127)	117,004
Restricted cash	9,673	—	9,673
Notes and accrued interest receivable, net	34,711	—	34,711
Accounts receivable, prepaids and other assets, net	30,642	—	30,642
Preferred equity investments, net	72,971	—	72,971
In-place lease intangible assets, net	491	1,543	2,034
Non-real estate assets associated with operating real estate held for sale	85	—	85
TOTAL ASSETS	$800,829	$54,784	$855,613

LIABILITIES AND EQUITY
Mortgages payable	$122,529	$54,026	$176,555
Revolving credit facilities	105,000	—	105,000
Accounts payable	1,017	—	1,017
Other accrued liabilities	12,130	—	12,130
Due to affiliates	3,615	—	3,615
Distributions payable	548	—	548
Liabilities associated with operating real estate held for sale	519	—	519
Total Liabilities	245,358	54,026	299,384
6.0% Series A Redeemable Preferred Stock, liquidation preference $25.00 per share, 30,000,000 shares authorized; 3,889,446 shares issued and outstanding at September 30, 2024	85,992	—	85,992
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 220,000,000 shares authorized; no shares issued and outstanding at December 31, 2023	—	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 3,953,919 shares issued and outstanding at September 30, 2024, historical and pro forma	40	—	40
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding at September 30, 2024, historical and pro forma	—	—	—
Additional paid-in-capital	119,683	—	119,683
Retained earnings	23,212	—	23,212
Total Stockholders’ Equity	142,935	—	142,935
Noncontrolling Interests
Operating partnership units	312,780	—	312,780
Partially owned properties	13,764	758	14,522
Total Noncontrolling Interests	326,544	758	327,302
Total Equity	469,479	758	470,237
TOTAL LIABILITIES AND EQUITY	$800,829	$54,784	$855,613

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q as of September 30, 2024.

(b)	The acquisition of 98.05% ownership interest in Allure at Southpark for a purchase price of $92.0 million, which the Company consolidated on its balance sheet. The Company recorded a $55.2 million senior loan associated with the acquisition of Allure at Southpark. The carrying value of the senior loan includes approximately ($1.2) million of deferred financing costs related to the acquisition.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Allure at Southpark (b)		Pro Forma Total
Revenues
Rental and other property revenues	$34,670	$5,547		$40,217
Interest income from loan investments	1,735	—		1,735
Total revenues	36,405	5,547		41,952

Expenses
Property operating	17,391	1,953		19,344
Property management and asset management fees	3,472	222	(c)	3,694
General and administrative	7,756	—		7,756
Management fees to related party	6,621	—		6,621
Acquisition and other transaction costs	21	—		21
Weather-related losses, net	178	—		178
Depreciation and amortization	13,712	1,707	(d)	15,419
Total expenses	49,151	3,882		53,033

Other income (expense)
Other income, net	106	—		106
Income from preferred equity investments	8,308	—		8,308
Provision for credit losses, net	(214)	—		(214)
Gain on sale and impairment of real estate investments, net	8,770	—		8,770
Loss on extinguishment of debt costs	(118)	—		(118)
Interest expense, net	(12,818)	(2,506	)(e)	(15,324)
Interest income	3,918	—		3,918
Total other income (expense)	7,952	(2,506)		5,446
Net loss	(4,794)	(841)		(5,635)
Preferred stock dividends	(2,227)	—		(2,227)
Preferred stock accretion	(181)	—		(181)
Net loss attributable to noncontrolling interests
Operating partnership units	(3,695)	(563)		(4,258)
Partially owned properties	(1,776)	(16)		(1,792)
Net loss attributable to noncontrolling interests	(5,471)	(579)		(6,050)
Net loss attributable to common stockholders	$(1,731)	$(262)		$(1,993)

Loss per common share (f)
Net loss per common share – Basic	$(0.45)			$(0.52)
Net loss per common share – Diluted	$(0.45)			$(0.52)

Weighted average basic common shares outstanding	3,853,321			3,853,321
Weighted average diluted common shares outstanding	3,853,321			3,853,321

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(a)	Historical consolidated financial information derived from the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.

(b)	Represents adjustments to the Company’s historical operations to give effect to the purchase of Allure at Southpark on December 6, 2024 as if these assets had been acquired on January 1, 2023. Pro forma adjustments to the Company’s historical results for the nine months ended September 30, 2024 include adjustments to the following: property management and asset management fees, depreciation and amortization, interest expense, and the operating partnership units’ interest.

Amounts shown for rental and other property revenues and property operating expenses reflect the property’s actual results of operations (historical operations) and have not been adjusted.

(c)	Represents property management and asset management fees estimated to have been incurred for Allure at Southpark. Property management fees and asset management fees are calculated at 3.0% and 1.0% of total monthly property revenues, respectively.

(d)	Represents depreciation and amortization expense adjustment to historical results for the nine months ended September 30, 2024 based on the allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the asset’s estimated useful life as follows: 30-40 years for the building, 5-15 years for building and land improvements, and 3-8 years for furniture, fixtures and equipment. Amortization expense relates to the Company’s identifiable intangible assets and consists of the value of in-place leases. In-place leases are amortized using the straight-line method over the remaining non-cancelable term of the respective leases, which is on average six months.

(e)	Represents interest expense for the Allure at Southpark acquisition and is estimated to have been incurred on the $55.2 million senior loan, which bears interest at a fixed rate of 5.58% and matures on January 1, 2030. Interest expense is calculated as if the senior loan was entered into on January 1, 2023. Interest expense also includes deferred financing costs which are recognized at acquisition and amortized using the straight-line method over the remaining life of the senior loan. The mortgage balance assumed in the pro forma balance sheet is presented at fair value less unamortized deferred financing costs.

(f)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024.

BLUEROCK HOMES TRUST, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except share and per share amounts)

		Pro Forma Adjustments
	Bluerock Homes Trust, Inc. Historical (a)	Allure at Southpark (b)		Pro Forma Total
Revenues
Rental and other property revenues	$40,999	$6,439		$47,438
Interest income from loan investments	94	—		94
Total revenues	41,093	6,439		47,532

Expenses
Property operating	19,164	2,532		21,696
Property management and asset management fees	4,416	258	(c)	4,674
General and administrative	8,004	—		8,004
Management fees to related party	7,922	—		7,922
Acquisition and other transaction costs	1,820	—		1,820
Weather-related losses, net	(17)	—		(17)
Depreciation and amortization	16,178	3,818	(d)	19,996
Total expenses	57,487	6,608		64,095

Other income (expense)
Other income, net	679	—		679
Income from preferred equity investments	11,632	—		11,632
Provision for credit losses, net	(174)	—		(174)
Impairment and gain on sale of real estate investments, net	(1,017)	—		(1,017)
Interest expense, net	(13,102)	(3,349	)(e)	(16,451)
Interest income	2,609	—		2,609
Total other income (expense)	627	(3,349)		(2,722)
Net loss	(15,767)	(3,518)		(19,285)
Preferred stock dividends	(130)	—		(130)
Net loss attributable to noncontrolling interests
Operating partnership units	(8,996)	(2,298)		(11,294)
Partially owned properties	(2,398)	(69)		(2,467)
Net loss attributable to noncontrolling interests	(11,394)	(2,367)		(13,761)
Net loss attributable to common stockholders	$(4,503)	$(1,151)		$(5,654)

Loss per common share (f)
Net loss per common share – Basic	$(1.30)			$(1.60)
Net loss per common share – Diluted	$(1.30)			$(1.60)

Weighted average basic common shares outstanding	3,845,349			3,845,349
Weighted average diluted common shares outstanding	3,845,349			3,845,349

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

BLUEROCK HOMES TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(a)	Historical consolidated financial information derived from the Company’s Annual Report on Form 10-K as of December 31, 2023.

(b)	Represents adjustments to the Company’s historical operations to give effect to the purchase of Allure at Southpark on December 6, 2024 as if these assets had been acquired on January 1, 2023. Pro forma adjustments to the Company’s historical results for the year ended December 31, 2023 include adjustments to the following: property management and asset management fees, depreciation and amortization, interest expense, and the operating partnership units’ interest.

Amounts shown for rental and other property revenues and property operating expenses reflect the property’s actual results of operations (historical operations) and have not been adjusted.

(c)	Represents property management and asset management fees estimated to have been incurred for Allure at Southpark. Property management fees and asset management fees are calculated at 3.0% and 1.0% of total monthly property revenues, respectively.

(d)	Represents depreciation and amortization expense adjustment to historical results for the year ended December 31, 2023 based on the allocation of the purchase price. Depreciation expense is calculated using the straight-line method over the asset’s estimated useful life as follows: 30-40 years for the building, 5-15 years for building and land improvements, and 3-8 years for furniture, fixtures and equipment. Amortization expense relates to the Company’s identifiable intangible assets and consists of the value of in-place leases. In-place leases are amortized using the straight-line method over the remaining non-cancelable term of the respective leases, which is on average six months.

(e)	Represents interest expense for the Allure at Southpark acquisition and is estimated to have been incurred on the $55.2 million senior loan, which bears interest at a fixed rate of 5.58% and matures on January 1, 2030. Interest expense is calculated as if the senior loan was entered into on January 1, 2023. Interest expense also includes deferred financing costs which are recognized at acquisition and amortized using the straight-line method over the remaining life of the senior loan. The senior loan balance assumed in the pro forma balance sheet is presented at fair value less unamortized deferred financing costs.

(f)	Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share.” The historical earnings per share amounts are the amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and are included in the computation of earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

DATE:	February 18, 2025	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit

23.1	Consent of Plante Moran, PC

104	Cover Page Interactive Data File (formatted as inline XBRL).

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-267764) and Form S-11 (File No. 333-269415) of Bluerock Homes Trust, Inc. (each, a “Registration Statement”), and the accompanying prospectuses to each Registration Statement, of our report dated February 18, 2025, relating to the statements of revenues and certain operating expenses of Allure at Southpark for the year ended December 31, 2023, which appears in this Form 8-K/A.

/s/ PLANTE MORAN, PC

East Lansing, Michigan

February 18, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 10-K

(Mark One)

☒         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2024

OR

☐        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to ______

Commission file number 001-41322

BLUEROCK HOMES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	87-4211187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor, New York, NY	10022
(Address or principal executive offices)	(Zip Code)

(212) 843-1601

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒   No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐	Non-Accelerated Filer	☒
Smaller reporting company	☐	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to § 240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the registrant’s Class A common stock held by non-affiliates of the registrant as of June 30, 2024, the last business day of registrant’s most recently completed second fiscal quarter, was $69,048,385 based on the closing price of the Class A common stock on the NYSE American on such date.

Number of shares outstanding of the registrant’s

classes of common stock, as of March 6, 2025:

Class A Common Stock: 3,953,219 shares

Class C Common Stock: 8,489 shares

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant’s definitive proxy statement to be delivered to stockholders in connection with the registrant’s 2025 Annual Meeting of Stockholders (the “Proxy Statement”) are incorporated by reference into Part III of this Annual Report on Form 10-K. The registrant intends to file the Proxy Statement within 120 days after its fiscal year end. Only those portions of the Proxy Statement which are specifically incorporated by reference herein shall constitute a part of this Annual Report on Form 10-K.

BLUEROCK HOMES TRUST, INC.

FORM 10-K

December 31, 2024

Forward-Looking Statements

All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon our present expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainty that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors.

Additional factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	use of proceeds of our securities offerings;
●	changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties;
●	fluctuations and relative increases in interest rates, which could adversely affect our ability to obtain financing on favorable terms or at all;
●	the inability of tenants to pay rent;
●	the existence and quality of the competition, such as the attractiveness of our properties as compared to our competitors’ properties based on considerations such as convenience of location, rental rates and safety record;
●	increased operating costs, including increased real property taxes, HOA fees, maintenance, insurance and utilities costs;
●	weather conditions that may increase or decrease energy costs and other weather-related expenses;
●	oversupply of rental housing or a reduction in demand for real estate in the markets in which our properties are located;
●	costs and time period required to convert acquisitions to rental properties;
●	a favorable interest rate environment that may result in a significant number of potential residents of our properties deciding to purchase homes instead of renting;
●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of residential properties by entities owned or controlled by institutional investors;
●	our ability to lease newly acquired or newly constructed residential properties;
●	changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes;
●	rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs;
●	the board of directors’ determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates we have paid historically (if any);
●	our ability to maintain our qualification as a REIT;

●	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and
●	The impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (including the novel coronavirus (“COVID-19”) and its variants) and the actions taken by government authorities and other factors related thereto, including the ability of our company, our properties and our tenants to operate.

Forward-looking statements are found throughout this Annual Report on Form 10-K, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Annual Report on Form 10-K. We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Annual Report on Form 10-K. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Cautionary Note

The representations, warranties, and covenants made by us in any agreement filed as an exhibit to this Annual Report on Form 10-K are made solely for the benefit of the parties to the agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties, or covenants to or with any other parties. Moreover, these representations, warranties, or covenants should not be relied upon as accurately describing or reflecting the current state of our affairs.

Risk Factor Summary

An investment in our securities involves various risks. Some of the material risks include those set forth below. You should consider carefully these risks, and those discussed under “Risk Factors,” before purchasing our securities.

●	Our current portfolio consists primarily of residential properties concentrated in certain markets, and we expect that our portfolio going forward will consist primarily of the same. Any adverse developments in local economic conditions or the demand for residential properties in these markets may negatively impact our operating results.
●	If we are unable to identify suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
●	Adverse economic conditions may negatively affect our returns and profitability, and, as a result, our ability to make distributions to our stockholders.
●	We have limited sources of capital other than proceeds from future mortgage debt financings for acquisition and/or development projects, cash from property operations, our $200 million revolving credit facilities, proceeds of offerings of our securities, and the proceeds from our program to sponsor and raise capital through private placement offerings of Delaware statutory trusts (each, a “DST”) holding residential properties (collectively, the “DST Program”) to meet our primary liquidity requirements. As a result, we may not be able to pay our short-term debt upon maturity or other liabilities and obligations when they come due other than with the net proceeds of an offering, which may limit our ability to fully consummate our business plan and diversify our portfolio.
●	We may be limited in our ability to diversify our investments.
●	We have used and will continue to use mortgage and other indebtedness to partially finance our company, which increases the risk to our business. Our leverage policy has been adopted by our board of directors (the “Board”) and is therefore subject to change without stockholder consent.
●	During certain periods of our operations, we may have to fund distributions from offering proceeds, proceeds from our DST Program, borrowings, and the sale of assets to the extent distributions exceed our earnings or cash flows from operations and may do so in the future if we are unable to make distributions with our cash flows from our operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distribution may not be indicative of our operating results.

●	The impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as COVID-19, and its variants) and the actions taken by government authorities and other factors related thereto, could materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance.
●	We depend on the senior officers and key personnel of our external manager, Bluerock Homes Manager, LLC (the “Manager”), a Delaware limited liability company organized in 2022, and its affiliates. In particular, our success depends to a significant degree upon the contributions of Messrs. Kamfar, Babb, MacDonald, Ruddy, Vohs, and DiFranco, as well as Mr. Emala, all of whom are senior officers of our Manager. We do not have employment agreements with any of these key personnel and do not have key man life insurance on any of them. The departure or the loss of the services of any such key personnel could have a material adverse effect on our business, financial condition, results of operations and ability to effectively operate our business.
●	While we expect to maintain control over our properties, we will rely on members of our network for the day-to-day management and development of our real estate investments.
●	Stockholders will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as a stockholder. In addition, our Board may approve changes to our policies without your approval.
●	The market price and trading volume of our Class A common stock may fluctuate widely as a result of a number of factors, many of which are outside of our control. In addition, the stock market is subject to fluctuations in share prices and trading volumes that affect the market prices of the shares of many companies. These fluctuations in the stock market may materially and adversely affect the market price of our Class A common stock.
●	There is no public market for our 6.0% Series A Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and we currently have no plan to list the Series A Preferred Stock on a securities exchange. If holders are able to sell the Series A Preferred Stock, they may have to be sold at a substantial discount.
●	Holders of Series A Preferred Stock should not expect us to redeem all or any such shares on the date they first become redeemable or on any particular date after they become redeemable. Any decision to propose a redemption will depend upon, among other things, our evaluation of our capital position and general market conditions at the time. We would likely choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect the ability of holders of shares of the applicable series of preferred stock to reinvest proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on such series of preferred stock had their shares not been redeemed.
●	There are numerous conflicts of interest between the interests of stockholders and our interests or the interests of our Manager, Bluerock and their respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, (b) allocation of investment opportunities between us and investment vehicles affiliated with Bluerock, (c) purchase or sale of residential properties, including from or to Bluerock or its affiliates, and (d) fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests.
●	We have invested and anticipate that we will continue to invest in the redevelopment of existing properties and the development of new properties. These investments involve risks beyond those presented by stabilized, income-producing properties. These risks may diminish the return to our stockholders.
●	We have a limited operating history as a REIT and an independent publicly traded company, which makes our future performance difficult to predict.
●	We may fail to maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation, and we would not be required to pay any distributions to our stockholders.

If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives would be substantially impaired. In turn, the value of our securities and our ability to make distributions would be materially reduced.

PART I

Item 1.   Business

Organization

Bluerock Homes Trust, Inc. (“Bluerock Homes,” “the Company,” “we,” “us,” or “our”) was incorporated on December 16, 2021 under the laws of the state of Maryland.

We have elected to be taxed and have qualified as a real estate investment trust (“REIT”) for federal income tax purposes beginning with our taxable year ended December 31, 2022. As a REIT, we generally are not subject to corporate-level income taxes. In order to maintain our REIT status, we are required, among other requirements, to distribute annually at least 90% of our “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to our stockholders. If we fail to maintain our qualification as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates and we would not be permitted to qualify as a REIT for four years following the year in which we lost our qualification. We intend to continue to organize and operate in such a manner as to remain qualified as a REIT.

Unless otherwise indicated or the context requires otherwise, all references to “the Company,” “we,” “us” and “our” mean Bluerock Homes Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including, without limitation, Bluerock Residential Holdings, L.P., a Delaware limited partnership (our “Operating Partnership”), of which we are the sole general partner. References to our shares of Class A common stock on a “fully diluted basis” includes all outstanding shares of our Class A common stock, shares of our Class C common stock, units of limited partnership interest in our Operating Partnership (“OP Units”), and long-term incentive plan units in our Operating Partnership, (“LTIP Units”), whether vested or unvested.

We have no employees and are supported by a related-party service agreement with Bluerock Homes Manager, LLC (the “Manager”), a Delaware limited liability company organized in 2022. We are externally managed by the Manager, which manages our day-to-day operations under a Management Agreement (the “Management Agreement”). The current term of our Management Agreement expires October 6, 2025 and will be automatically renewed for a one-year term each year on October 6, unless previously terminated in accordance with the terms of the Management Agreement. The Manager is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf. Substantially all our business is conducted through our Operating Partnership, of which we are the sole general partner.

The principal executive offices of our Company and the Manager are located at 919 Third Avenue, 40th Floor, New York, New York 10022. Our telephone number is (212) 843-1601.

Investments in Real Estate

As of December 31, 2024, we held twenty-three real estate investments, consisting of fourteen consolidated investments and nine preferred equity and loan investments. The twenty-three investments represent an aggregate of 5,087 residential units, comprised of 3,453 consolidated units, of which 170 units are under development, and 1,634 units through preferred equity and loan investments, which includes planned units and those under development. As of December 31, 2024, our consolidated operating investments were approximately 91.6% occupied; excluding units classified as held for sale and down/renovation units, our consolidated operating investments were approximately 94.0% occupied. For more information regarding our investments, see “Item 2. Investments”.

Business and Growth Strategies

Our principal business objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of institutional residential properties including single-family homes, build-to-rent communities, and other residential communities, located across a diverse group of growth markets. By implementing our investment strategies and our institutional-quality management, we expect to be able to achieve sustainable long-term growth in both our funds from operations (“FFO”) and net asset value (“NAV”).

Value Creation Execution. We acquire residential rental properties with potential for long-term value creation for our stockholders. We utilize the following internal and external growth strategies to drive growth in FFO and NAV for our investors:

●	Value-Add Renovation. We see significant potential for capital appreciation through renovation of existing assets. Our value-add strategy focuses on working with our local experts to reposition residential rental communities and drive rent growth and expand margins, increasing net operating income (“NOI”) and maximizing our return on investment.
●	Income and Appreciation. We invest in well-located institutional residential properties with strong and stable cash flows in demographically attractive knowledge economy growth markets where we believe there exists significant potential for medium-term capital appreciation through renovation or redevelopment, to reposition the asset and drive future rental growth.
●	Invest-to Own. We selectively invest in the development of build-to rent and other residential properties in target markets where we believe we can capture significant development premiums upon completion. We generally make common equity investments or use a preferred equity structure which provides income during the development stage and/or the ability to capture development premiums at completion by exercising our conversion rights to take ownership.
●	Institutional Property Management / NOI Margin Expansion. We expect to improve margins at our operating properties by deploying institutional management approaches across the portfolio - including professional management, investment in technology platforms, and leveraging economies of scale - to best position the portfolio for optimal rental growth. Through the aggregation of multiple scattered homes, we seek to address operational inefficiencies, revenue management and deferred capital maintenance at scale and to grow underlying cash flow through substantial NOI margin expansion at stabilized properties. We will also provide an aggressive asset management presence, working alongside our network partners to ensure optimal execution of the asset management plan, enabling us to drive rent growth and values.
●	Technology-Aided Platform. We have implemented a data warehouse, which provides us with real-time visibility into leasing, inventory, maintenance and renovation metrics, allowing us to quickly react to changes in current operational performance and monitor trends across our portfolio. Further, we believe we will be able to utilize our data warehouse technology as a building block in the design and implementation of a portfolio-wide revenue management system to further drive NOI and margin expansion. In addition, we utilize various PropTech solutions to both acquire and maximize operational efficiency. Operational PropTech solutions include focus on streamlining value-add initiatives, integrating smart-home technology, automating the lease process and providing robust and coordinated maintenance services.

Invest in Institutional Residential Properties. We intend to continue to acquire institutional residential properties targeting the high disposable income renter by choice, where we believe we can create long-term value growth for our stockholders.

Focus on Growth Markets. We intend to continue to focus on demographically attractive growth markets, which we define as markets with strong employment drivers in industries creating high disposable income jobs over the long term. Employment growth is highly correlated with institutional property demand; therefore, we believe that selecting markets with job growth significantly above the national average will provide high potential for increased rental demand leading to revenue growth and attractive risk-adjusted returns.

Implement our Value Creation Strategies. We intend to continue to focus on creating value at our properties utilizing our Value-Add, Opportunistic and Invest-to-Own investment strategies in order to maximize our return on investment. We work with each member of our network to evaluate property needs along with value-creation opportunities and create an asset-specific business plan to best position or reposition each property to drive rental growth and asset values. We then provide an aggressive asset management presence to manage our network partner and ensure execution of the plan, with the goal of driving rental growth and values.

Implement our Live/Work/Play Initiatives. We intend to continue to implement our amenities and attributes to transform the residential community from a purely functional product (i.e., as solely a place to live), to a lifestyle product (i.e., as a place to live, interact, and socialize). Our Live/Work/Play initiatives are property specific, and generally consist of attributes that go beyond traditional features, including highly amenitized common areas, cosmetic and architectural improvements, technology, music and other community-oriented activities to appeal to our residents’ desire for a “sense of community” by creating places to gather, socialize and interact in an amenity-rich environment. We believe this creates an enhanced perception of value among residents, allowing for premium rental rates and improved resident retention.

Diversify Across Markets, Strategies and Investment Size. We will seek to grow our institutional portfolio of residential properties diversified by geography and by investment strategy and by size to manage concentration risk, while driving both current income and capital appreciation throughout the portfolio. Our network enables us to diversify across multiple markets and multiple strategies efficiently, without the logistical burden and time delay of building operating infrastructure in multiple markets and across multiple investment strategies.

Harvest and Redeploy Capital Selectively. On an opportunistic basis and subject to compliance with REIT restrictions, we intend to sell properties when we have executed our value creation plans and when we believe the investment has limited additional upside relative to other opportunities. This allows us to harvest profits and reinvest proceeds to maximize stockholder value.

Summary of Investments and Dispositions

The following table presents a summary of our real estate investments during the years ended December 31, 2024 and 2023:

Investment Name	Location / Market	Date of Investment	Ownership Interest	Number of Units
2023
Savannah-84	Savannah, GA	February 23, 2023	100%	18
Willow Park (1)	Willow Park, TX	October 26, 2023	—	58
Chandler (2)	Chandler, AZ	November 15, 2023	—	208
Abode Wendell Falls (3)	Wendell, NC	December 20, 2023	100%	170
The Woods at Forest Hill (4)	Forest Hill, TX	December 28, 2023	—	76

2024
Wayford at Pringle (5)	Charlotte, NC	January 10, 2024	—	102
Villas at Huffmeister	Houston, TX	March 25, 2024	95%	294
Indigo Cove (2)	Bluffton, SC	June 27, 2024	—	82
Avenue at Timberlin Park	Jacksonville, FL	July 31, 2024	100%	200
Amira at Westly (6)	Tampa, FL	October 31, 2024	93%	408
Allure at Southpark	Charlotte, NC	December 6, 2024	98%	350
River Ford (2)	Brunswick, GA	December 6, 2024	—	170
Canvas at Wildwood (2)	Wildwood, FL	December 11, 2024	—	224

(1)	Our investment in Willow Park is through a loan provided to an unaffiliated third party. Refer to Note 6 of our consolidated financial statements for further information.

(2)	Our investment in the property is through a preferred equity investment with an unaffiliated third party. Refer to Note 7 of our consolidated financial statements for further information.
(3)	Abode Wendell Falls is a build-to-rent development project that commenced construction in 2024. Abode Wendell Falls is classified as a consolidated investment.
(4)	Our investment in The Woods at Forest Hill, which was through a loan provided to an unaffiliated third party, was fully paid off in 2024. Refer to the table below.
(5)	Our investments in Wayford at Pringle are through a debt security investment and a loan investment, both made with an unaffiliated third party. Refer to Note 6 and Note 7 of our consolidated financial statements for further information.
(6)	Our investment in Amira at Westly is through a Delaware statutory trust. At December 31, 2024, we hold a 93% ownership interest in the property. Refer to Note 3 of our consolidated financial statements for further information.

The following table presents a summary of our loan payoff, real estate sales, and redemptions of preferred equity investments during the years ended December 31, 2024 and 2023:

			Ownership
		Date of Payoff, Sale	Interest in	Number
Investment Name	Location / Market	or Redemption (1)	Property	of Units
2023
Golden Pacific	IN / MO	Various	97%	2
Peak Housing (2)	IN / MO / TX	Various	—	196
Peak JV 2	Various / TX	Various	80%	12
Peak JV 3	Dallas-Fort Worth, TX	Various	56%	39
Willow Park (3)	Willow Park, TX	October 26, 2023	—	46
The Cottages at Warner Robins (3)	Warner Robins, GA	December 15, 2023	—	251

2024
ILE	TX / SE US	Various	95%	4
Indy-Springfield	IN / MO	Various	100%	11
Peak Housing (2)	IN / MO / TX	Various	—	452
Peak JV 2	Various / TX	Various	80%	23
Peak JV 3	Dallas-Fort Worth, TX	Various	56%	60
The Woods at Forest Hill (4)	Forest Hill, TX	Various	—	76
Navigator Villas (5)	Pasco, WA	August 7, 2024	100%	176

(1)	For those dates where “Various” is listed, units were sold from the respective portfolios on various dates throughout that specified year.
(2)	Our investment in the portfolio, which was through a preferred equity investment with an unaffiliated third party, was fully redeemed in 2024 as units collateralizing our investment (such units collectively known as “Peak Housing”) were sold. Refer to Note 7 of our consolidated financial statements for further information.
(3)	Our investment in the property, which was through a preferred equity investment with an unaffiliated third party, was redeemed.
(4)	We held both a loan investment and a preferred equity investment with unaffiliated third parties in The Woods at Forest Hill. We received the final loan payoff amount in August 2024, and we received our final preferred equity redemption payment in November 2024. Refer to Note 6 and Note 7 of our consolidated financial statements for further information.
(5)	Prior to the sale of Navigator Villas, we purchased our unaffiliated joint venture partner’s interest in the property, increasing our interest from 90% to 100%.

Distribution Policy

We intend to maintain our qualification as a REIT for federal income tax purposes. The Code generally requires that a REIT annually distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain, and imposes tax on any taxable income retained by a REIT, including capital gains.

To satisfy the requirements for qualification as a REIT and generally not be subject to federal income and excise tax, we intend to make regular distributions of all or substantially all our REIT taxable income, determined without regard to dividends paid, to our stockholders out of assets legally available for such purposes. All future distributions will be determined at the sole discretion of our Board on a quarterly basis. When determining the amount of future distributions, we expect that our Board will consider, among other factors, (i) the amount of cash generated from our operating activities, (ii) our expectations of future operating cash flows, (iii) our determination of near-term cash needs for acquisitions of new properties, development investments, general property capital improvements and debt repayments, (iv) our ability to continue to access additional sources of capital, (v) the requirements of Maryland law, (vi) the amount required to be distributed to maintain our qualification as a REIT and to reduce any income and excise taxes that we otherwise would be required to pay and (vii) any limitations on our distributions contained in our credit or other agreements.

Holders of shares of the Series A Preferred Stock will be entitled to receive, when and as authorized by our Board and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Preferred Stock at an annual rate of six percent (6.0%) of the $25.00 liquidation preference per share (equivalent to the fixed annual amount of $1.50 per share) (the “Series A Preferred Regular Dividends”). In addition, for each month for which the Board declares the Series A Preferred Regular Dividends, holders of shares of the Series A Preferred Stock will be entitled to receive an enhanced special dividend, which will be aggregated with the Series A Preferred Regular Dividends so as to effect a dividend rate of the average one month Term Secured Overnight Financing Rate (“SOFR”) plus 2.0%, subject to a 6.5% minimum and 8.5% maximum annual rate, calculated and paid monthly. Cash dividends on each share of Series A Preferred Stock will begin accruing on, and will be cumulative from, the date of original issuance or the end of the most recent dividend period for which cash dividends on the Series A Preferred Stock have been paid on each such share, payable monthly in arrears on the 5th day of each month to holders of record on the 25th day of the prior month; provided, however, that any such cash dividend may vary among holders of Series A Preferred Stock and may be prorated with respect to any shares of Series A Preferred Stock that were outstanding less than the total number of days in the dividend period immediately preceding the applicable dividend payment date, with the amount of any such prorated dividend being computed on the basis of the actual number of days in such dividend period during which such shares of Series A Preferred Stock were outstanding.

Holders of shares of Class A common stock, $0.01 par value per share (the “Class A common stock”), and Class C common stock $0.01 par value per share (the “Class C common stock”), will be entitled to receive cash dividends when, as and if authorized by our Board and declared by us. On March 11, 2025, we declared quarterly cash dividends of $0.125 per share, or $0.50 per share annually, for our Class A common stock and Class C common stock for each quarter of fiscal year 2025. The common share dividends will be paid on a quarterly basis.

We cannot assure you that we will generate sufficient cash flows to make distributions to our stockholders, or that we will be able to sustain those distributions. If our operations do not generate sufficient cash flow to allow us to satisfy the REIT distribution requirements, we may be required to fund distributions from working capital, offering proceeds, proceeds from our DST Program, borrowing funds, selling assets, making a taxable distribution of our equity or debt securities, or reducing such distributions. Our distribution policy enables us to review the alternative funding sources available to us from time to time. Our actual results of operations will be affected by a number of factors, including the revenues we receive from our properties and other investments, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Item 1A – Risk Factors.”

Regulations

Our investments are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.

Environmental

As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. Compliance with existing laws has not had a material adverse effect on our financial condition or results of operations, and management does not believe it will have such an impact in the future. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

Human Capital

We have no employees and we rely on the employees of our Manager and its affiliates to conduct our operations. In order to attract and retain high performing individuals, our Manager and its affiliates are committed to partnering with its employees to provide opportunities for their professional development and promote their well-being. To that end, our Manager or its affiliates have undertaken various initiatives, including the following:

●	implementing an Environmental, Social, and Corporate Governance Initiative to codify and disclose its commitment to good corporate citizenship, including the appointment of an internal corporate responsibility committee in support of its ongoing commitment to sustainability, health and safety, corporate social responsibility, corporate governance, and other public policy matters;
●	providing department-specific training, access to online training seminars and opportunities to participate in industry conferences;
●	providing annual reviews and regular feedback to assist in employee development and providing opportunities for employees to provide suggestions to management and safely register complaints;
●	providing family leave, for example, for the birth or adoption of a child, as well as sick leave;
●	focusing on creating a workplace that values employee health and safety;
●	committing to the full inclusion of all qualified employees and applicants and providing equal employment opportunities to all persons, in accordance with the principles and requirements of the Equal Employment Opportunities Commission and the principles and requirements of the Americans with Disabilities Act; and
●	recognizing the importance and contributions of a diverse workforce, with an appreciation for the unique perspectives and insights offered by diverse backgrounds.

Industry Segments

We own and operate residential real estate assets that generate rental and other property-related income through the leasing of residential units to a diverse base of tenants. We view our residential real estate assets as two reportable segments, consisting of (i) scattered single-family homes, and (ii) residential communities. Our Chief Operating Decision Makers, which are our Chief Executive Officer, Chief Investment Officer and Chief Financial Officer, do not distinguish or group operations on a geographic, tenant or other basis when assessing the financial performance of our portfolio of properties/investments.

Scattered single-family homes segment includes the acquisition, ownership, management, and renovation of scattered single-family homes, which are, generally, detached homes with no onsite property management.

Residential communities segment includes the acquisition, ownership, management, renovation, construction, and development of residential communities, which include both detached single-family home communities and attached unit communities such as apartments, townhouses, and duplexes. Each residential community is, generally, located on a single, contiguous land parcel and has amenities including clubhouses, gyms, pools and common areas. In addition, these residential communities typically have onsite property management.

Available Information

We electronically file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports with the SEC. We also have filed with the SEC registration statements on Form S-11 (File No. 333-269415) and Form S-8 (File No. 333-267764). Copies of our filings with the SEC may be obtained from the SEC’s website at www.sec.gov, or downloaded from our website at www.bluerockhomes.com, as soon as reasonably practicable after such material has been filed with, or furnished to, the SEC. Access to these filings is free of charge.

Item 1A.    Risk Factors

Risks Related to Our Business, Properties and Industry

We face numerous risks associated with the real estate industry that could adversely affect our results of operations through decreased revenues or increased costs.

As a real estate company, we are subject to various changes in real estate conditions, and any negative trends in such real estate conditions may adversely affect our results of operations through decreased revenues or increased costs. These conditions include:

●	changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties;
●	fluctuations and relative increases in interest rates, which could adversely affect our ability to obtain financing on favorable terms or at all;
●	the inability of tenants to pay rent;
●	the existence and quality of the competition, such as the attractiveness of our properties as compared to our competitors’ properties based on considerations such as convenience of location, rental rates and safety record;
●	increased operating costs, including increased real property taxes, HOA fees, maintenance, insurance and utilities costs;
●	weather conditions that may increase or decrease energy costs and other weather-related expenses;
●	oversupply of residential housing or a reduction in demand for real estate in the markets in which our properties are located;
●	costs and time period required to convert acquisitions to rental properties;
●	a favorable interest rate environment that may result in a significant number of potential residents of our properties deciding to purchase homes instead of renting;
●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of residential properties by entities owned or controlled by institutional investors;
●	construction of new supply;
●	changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing usage, zoning, the environment and taxes; and
●	rent control or stabilization laws, or other laws regulating rental housing, which could prevent us from raising rents to offset increases in operating costs.

Moreover, other factors may adversely affect our results of operations, including potential liability under environmental and other laws and other unforeseen events, many of which are discussed elsewhere in the following risk factors. Any or all of these factors could materially adversely affect our results of operations through decreased revenues or increased costs.

Many of our costs, such as operating expenses and general and administrative expenses, interest expense and real estate acquisition and construction costs, could be adversely impacted by periods of heightened inflation.

Inflation in the United States remained elevated throughout 2023 and 2024 and may continue to remain high in the future. While inflation has shown signs of moderating, it remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Rising inflation could have an adverse impact on our operating expenses as well as our general and administrative expenses. For example, it is possible that the impact of the rate of inflation may not be adequately offset by annual rent escalations or the resetting of rents from our renewal and re-leasing activities, which may adversely affect our business, financial condition, results of operations, and cash flows. Compensation costs and professional service fees are also subject to the impact of inflation and are expected to increase proportionately with increasing market prices for such services. Consequently, inflation may increase our general and administrative expenses over time and may adversely impact our results of operations and cash flows.

While the Federal Reserve has held rates steady between July 2023 and September 2024 and reduced interest rates by 50-basis points in September 2024, 25-basis points in November 2024 and 25-basis points in December 2024, there can be no assurances that interest rates will not rise again. Our exposure to increases in interest rates in the short term is limited to our variable-rate borrowings. As of December 31, 2024, we had interest rate caps and swaps which effectively limit our exposure to interest rate risk by providing a ceiling on the underlying floating interest rate for $155.6 million of our floating rate debt. However, the effect of inflation on interest rates could increase our financing costs over time, either through borrowings on floating-rate lines of credit or refinancing of our existing borrowings that may incur higher interest expenses related to the issuance of new debt.

Additionally, inflationary pricing may have a negative effect on the construction costs necessary to complete our development projects, including, but not limited to, costs of construction materials, labor and services from third-party contractors and suppliers. Certain increases in the costs of construction materials can often be managed in our development projects through either general budget contingencies built into our overall construction costs estimates for each project or guaranteed maximum price construction contracts, which stipulate a maximum price for certain construction costs and shift inflation risk to construction general contractors. However, no assurance can be given that our budget contingencies would accurately account for potential construction cost increases given the current severity of inflation and variety of contributing factors or that general contractors would be able to absorb such increases in costs and complete our construction projects timely, within budget, or at all. Higher construction costs could adversely impact our investments in real estate assets and expected yields on our development projects, which may make otherwise lucrative investment opportunities less profitable to us. As a result, our business, financial condition, results of operations, cash flows, liquidity and ability to satisfy our debt service obligations and to pay dividends and distributions to security holders could be adversely affected over time.

Our current portfolio primarily consists of interests in residential properties, located primarily in markets in the Sunbelt and Western United States. Any adverse developments in local economic conditions or the demand for residential properties in these markets may negatively impact our results of operations.

Our current portfolio of properties consists primarily of residential properties geographically concentrated in the Sunbelt and Western United States, and our portfolio going forward may consist primarily of the same. As such, we are currently susceptible to local economic conditions and the supply of and demand for residential properties in these markets. If there is a downturn in the economy or an oversupply of or decrease in demand for residential properties in these markets, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more diversified in terms of both geography and industry focus.

We are employing a business model with a limited track record, which may make our business difficult to evaluate.

Our business strategy involves purchasing, renovating, maintaining, and managing a large number of residential properties, including single-family properties, and leasing them to qualified residents. Until recently, the single-family rental business consisted primarily of private and individual investors in local markets and was managed individually or by small, non-institutional owners and property managers. Entry into this market by large, well-capitalized investors is a relatively recent trend, so few peer companies exist and none have yet established long-term track records that might assist us in predicting whether this aspect of our business model and investment strategy can be implemented and sustained over an extended period of time. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. We may encounter unanticipated problems as we continue to refine our business model, which may adversely affect our results of operations and ability to make distributions to our stockholders and cause our stock price to decline significantly.

We have a limited operating history as a REIT and an independent publicly traded company and may not be able to operate our business successfully or generate sufficient cash flows to make or sustain distributions to our stockholders.

We have a limited operating history as a REIT and an independent publicly traded company. As a result, an investment in our common stock may entail more risk than an investment in the common stock of a real estate company with a substantial operating history. If we are unable to operate our business successfully, we would not be able to generate sufficient cash flow to make or sustain distributions to our stockholders, and you could lose all or a portion of the value of your ownership in our common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to effectively manage renovation, maintenance, marketing, and other operating costs for our properties;
●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;
●	our ability to maintain high occupancy rates and target rent levels;
●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;
●	our ability to compete with other investors entering the residential rental industry;
●	costs that are beyond our control, including title litigation, litigation with residents or tenant organizations, legal compliance, property taxes, HOA fees, and insurance;
●	judicial and regulatory developments affecting landlord-tenant relations that may affect or delay our ability to dispossess or evict occupants or increase rental rates;
●	reversal of population, employment, or homeownership trends in our markets; and
●	interest rate levels and volatility, which may affect the accessibility of short-term and long-term financing on desirable terms.

In addition, we face significant competition in acquiring attractive properties on advantageous terms, and the value of the properties that we acquire may decline substantially after we purchase them.

A significant portion of our costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue.

Many of the expenses associated with our business, such as property taxes, HOA fees, insurance, utilities, acquisition, renovation and maintenance costs, and other general corporate expenses are relatively inflexible and will not necessarily decrease with a reduction in revenue from our business. Some components of our fixed assets depreciate more rapidly and require ongoing capital expenditures. Our expenses and ongoing capital expenditures are also affected by inflationary increases, and certain of our cost increases may exceed the rate of inflation in any given period or market. Our rental income is affected by many factors beyond our control, such as the availability of alternative rental housing and economic conditions in our markets. In addition, state and local regulations may require us to maintain properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property, or pass regulations that limit our ability to increase rental rates. As a result, we may not be able to fully offset rising costs and capital spending by increasing rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

Legislative or other actions affecting the single-family residential housing industry could have a negative effect on our business and financial results.

Various legislative and regulatory bodies have been focused on the shortage and increases in the cost of residential housing in the U.S. There has been vigorous and continuing political debate and discussion, in which we participate, with respect to residential housing laws and regulations, with particular focus on the single-family residential housing industry. Since late 2023, legislation has been introduced that could, if enacted, discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. If enacted, such changes could have an adverse impact on our business and financial results. In addition, there can be no assurance that any other future legislative or regulatory changes will not be proposed or enacted that could adversely affect our business and financial results.

A significant number of our residential properties are part of HOAs and we and our residents are subject to the rules and regulations of such HOAs, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly.

A significant number of our properties are located within HOAs, which are private entities that regulate the activities of owners and occupants of, and levy assessments on, properties in a residential subdivision. The HOAs in which we own our properties may have enacted or may from time to time enact onerous or arbitrary rules that restrict our ability to restore, market, lease, or operate our properties in accordance with our investment strategy, or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Some HOAs impose limits on the number of property owners who may lease their properties, which, if met or exceeded, would cause us to incur additional costs to sell the property and opportunity costs from lost rental revenue. Furthermore, we may have residents who violate HOA rules and incur fines for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the resident. Additionally, the governing bodies of the HOAs in which we own property may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments, or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing a property, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from leasing such property, or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties. Several states have enacted laws that provide that a lien for unpaid monies owed to an HOA may be senior to our ownership interests and/or the priority of mortgage liens on properties, which, if not cured, may give rise to events of default under certain of our indebtedness or which otherwise could have a material adverse impact on us.

Increasing property taxes, HOA fees, and insurance costs may negatively affect our financial results.

As a result of our substantial real estate holdings, the cost of property taxes and insuring our properties is a significant component of our expenses. Our properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of our properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our expenses will increase. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a significant portion of our properties are located within HOAs and we are subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with property taxes, HOA fees and assessments, or insurance rise significantly and we are unable to increase rental rates due to rent control laws or other regulations to offset such increases, our results of operations would be negatively affected.

Our investments are and will continue to be concentrated in our markets and in the residential properties sector of the real estate industry, which exposes us to seasonal fluctuations in rental demand and downturns in our markets or in the residential properties sector.

Our investments in real estate assets are and will continue to be concentrated in our markets and in the residential properties sector of the real estate industry. A downturn or slowdown in the rental demand for housing caused by adverse economic, regulatory, or environmental conditions, or other events, in our markets may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments. We believe that there are seasonal fluctuations in rental demand with demand higher in the spring and summer than in the late fall and winter. Such seasonal fluctuations may impact our operating results. Any future outbreaks of infectious disease, which may include COVID-19 or a future pandemic, could also result in demand for residential rental properties decreasing substantially and/or occupancy decreasing materially. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, which may include COVID-19.”

In addition to general, regional, national, and international economic conditions, our operating performance will be impacted by the economic conditions in our markets. We base a substantial part of our business plan on our belief that property values and operating fundamentals for residential properties in our markets will continue to improve over the near to intermediate term. However, these markets have experienced substantial economic downturns in recent years and could experience similar or worse economic downturns in the future. Additionally, a significant outbreak of infectious disease in the human population or pandemic may result in a widespread health crisis adversely affecting the economies and financial markets of many countries, resulting in an economic downturn that could negatively affect our business, results of operations, and financial condition. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, which may include COVID-19.” We can provide no assurance as to the extent property values and operating fundamentals in these markets will improve, if at all. If the recent economic downturn in these markets returns or if we fail to accurately predict the timing of economic improvement in these markets, the value of our properties could decline and our ability to execute our business plan may be adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified, which could adversely affect our financial condition, operating results, and ability to make distributions to our stockholders and cause the value of our common stock to decline.

We may not be able to effectively control the timing and costs relating to the renovation and maintenance of our properties, which may adversely affect our operating results and ability to make distributions to our stockholders.

Our properties may require some level of renovation either immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. To the extent properties are leased to existing residents, renovations may be postponed until the resident vacates the premises, and we will pay the costs of renovating. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that resident deposits and insurance may not cover. Because our portfolio consists of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties have infrastructure and appliances of varying ages and conditions. Consequently, we routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, certificates of occupancy, and poor workmanship. Additionally, containment measures arising from any future outbreaks of infectious disease, which may include COVID-19 or a future pandemic, may also interfere with the ability of our associates, suppliers, and other business partners to carry out their assigned tasks or supply materials, services, or funding at ordinary levels of performance relative to the conduct of our business. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, which may include COVID-19.” If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our stockholders may be adversely affected.

We have in the past acquired and may from time to time in the future acquire some of our residential properties through the auction process, which could subject us to significant risks that could adversely affect us.

We have in the past acquired and may from time to time in the future acquire some of our residential properties through the auction process, including auctions of properties that have been foreclosed upon by third-party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these properties without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new residential property, we may have to evict residents who are in unlawful possession before we can secure possession and control of the property. The holdover occupants may be the former owners or residents of a property or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation.

Allegations of deficiencies in auction practices could result in claims challenging the validity of some auctions, potentially placing our claim of ownership to the properties at risk. Since we may not have obtained title insurance policies for properties we acquired through the auction process, such instances or such proceedings may result in a complete loss without compensation.

Title defects could lead to material losses on our investments in our properties.

Our title to a property may be challenged for a variety of reasons, and in such instances title insurance may not prove adequate. For example, while we do not lend to homeowners and accordingly do not foreclose on a home, our title to properties we acquire at foreclosure auctions may be subject to challenge based on allegations of defects in the foreclosure process undertaken by other parties. In addition, we have in the past acquired, and may from time to time in the future, acquire a number of our properties on an “as is” basis, at auctions or otherwise. When acquiring properties on an “as is” basis, title commitments are often not available prior to purchase and title reports or title information may not reflect all senior liens, which may increase the possibility of acquiring houses outside predetermined acquisition and price parameters, purchasing residences with title defects and deed restrictions, HOA restrictions on leasing, or purchasing the wrong residence without the benefit of title insurance prior to closing. Although we use various policies, procedures, and practices to assess the state of title prior to purchase and obtain title insurance if an acquired property is placed into a securitization facility in connection with a mortgage loan financing, there can be no assurance that these policies and procedures will be effective, which could lead to a material if not complete loss on our investment in such properties.

For properties we acquire at auction, we similarly may not obtain title insurance prior to purchase, and we are not able to perform the type of title review that is customary in acquisitions of real property. As a result, our knowledge of potential title issues will be limited, and title insurance protection may not be in place. This lack of title knowledge and insurance protection may result in third parties having claims against our title to such properties that may materially and adversely affect the values of the properties or call into question the validity of our title to such properties. Without title insurance, we are fully exposed to, and would have to defend ourselves against, such claims. Further, if any such claims are superior to our title to the property we acquired, we risk loss of the property purchased.

Increased scrutiny of title matters could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded, and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects because they are typically excluded from such policies. In addition, any title insurance on a property, even if acquired, may not cover all defects or the significant legal costs associated with obtaining clear title.

Any of these risks could adversely affect our operating results, cash flows, and ability to make distributions to our stockholders.

We are subject to certain risks associated with bulk portfolio acquisitions and dispositions.

We have acquired and disposed of, and may continue to acquire and dispose of, properties we acquire or sell in bulk from or to other owners of residential properties, banks, and loan servicers. When we purchase properties in this manner, we often do not have the opportunity to conduct interior inspections or conduct more than cursory exterior inspections on a portion of the properties. Such inspection processes may fail to reveal major defects associated with such properties, which may cause the amount of time and cost required to renovate and/or maintain such properties to substantially exceed our estimates. Bulk portfolio acquisitions are also more complex than single-family home acquisitions, and we may not be able to implement this strategy successfully. The costs involved in locating and performing due diligence (when feasible) on portfolios of residential properties as well as negotiating and entering into transactions with potential portfolio sellers could be significant, and there is a risk that either the seller may withdraw from the entire transaction for failure to come to an agreement or the seller may not be willing to sell us the bulk portfolio on terms that we view as favorable. In addition, a seller may require that a group of residential properties be purchased as a package even though we may not want to purchase certain individual assets in the bulk portfolio.

Moreover, to the extent the management and leasing of such properties has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents, and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate, and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If we conclude that certain individual properties purchased in bulk portfolio sales do not fit our target investment criteria, we may decide to sell, rather than renovate and lease, such properties, which could take an extended period of time and may not result in a sale at an attractive price.

From time to time we engage in bulk portfolio dispositions of properties consistent with our business and investment strategy. With respect to any such disposition, the purchaser may default on payment or otherwise breach the terms of the relevant purchase agreement, and it may be difficult for us to pursue remedies against such purchaser or retain or resume possession of the relevant properties. To the extent we pursue such remedies, we may not be able to successfully prevail against the purchaser.

We depend on our residents and their willingness to meet their lease obligations and renew their leases for substantially all of our revenues. Poor resident selection, defaults, and nonrenewals by our residents may adversely affect our reputation, financial performance, and ability to make distributions to our stockholders.

We depend on rental income from residents for substantially all of our revenues. As a result, our success depends in large part upon our ability to attract and retain qualified residents for our properties. Our reputation, financial performance, and ability to make distributions to our stockholders would be adversely affected if a significant number of our residents fail to meet their lease obligations or fail to renew their leases. For example, residents may default on rent payments, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, use our properties for illegal purposes, damage or make unauthorized structural changes to our properties that are not covered by security deposits, refuse to leave the property upon termination of the lease, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors, or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our lease, or permit unauthorized persons to live with them. Additionally, any future outbreaks of infectious disease, which may include COVID-19 or a future pandemic, as well as measures taken by governmental authorities and private actors to limit the spread or mitigate the impact thereof, may interfere with the ability of some of our residents to meet their lease obligations and make their rent payments on time or at all. In such event, jurisdictions and other local and national authorities may impose restrictions on our ability to enforce residents’ contractual rental obligations and/or to increase rents. Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, which may include COVID-19.

Damage to our properties may delay re-leasing after eviction, necessitate expensive repairs, or impair the rental income or value of the property resulting in a lower than expected rate of return. Increases in unemployment levels and other adverse changes in economic conditions in our markets could result in substantial resident defaults. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and will incur costs in protecting our investment and re-leasing the property.

Our leases are relatively short-term, exposing us to the risk that we may have to re-lease our properties frequently, which we may be unable to do on attractive terms, on a timely basis, or at all.

Substantially all of our new leases have a duration of one to two years. As such leases permit the residents to leave at the end of the lease term, we anticipate our rental revenues may be affected by declines in market rental rates more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs, and lower occupancy levels. Our resident turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. If the rental rates for our properties decrease or our residents do not renew their leases, our operating results and ability to make distributions to our stockholders could be adversely affected. Alternatively, to the extent that a lease term exceeds one year, we may lose the opportunity to raise rents in an appreciating market and be locked into a lower rent until such lease expires.

Climate change may adversely affect our business.

To the extent that significant changes in the climate occur in areas where our communities are located, we may experience extreme weather and/or changes in precipitation and temperature, all of which may result in physical damage to, or a decrease in demand for, properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including significant property damage to or destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal, state, and local legislation and regulation based on concerns about climate change could result in increased capital expenditures on our existing properties (for example, to improve their energy efficiency and/or resistance to inclement weather) without a corresponding increase in revenue, resulting in adverse impacts to our results of operations.

Eminent domain could lead to material losses on our investments in our properties.

Governmental authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

Tenant relief laws, including laws regulating evictions, rent control laws, and other regulations that limit our ability to increase rental rates may negatively impact our rental income and profitability.

As the landlord of numerous properties, we are involved from time to time in evicting residents who are not paying their rent or who are otherwise in material violation of the terms of their lease. Eviction activities impose legal and managerial expenses that raise our costs and expose us to potential negative publicity. The eviction process is typically subject to legal barriers, mandatory “cure” policies, our internal policies and procedures, and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the property. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing, or restrict the landlord’s ability to remove the resident on a timely basis or to recover certain costs or charge residents for damage residents cause to the landlord’s premises. Because such laws vary by state and locality, we must be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or actions by state or local law enforcement and our reputation and financial results may suffer. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Furthermore, state and local governmental agencies may introduce rent control laws or other regulations that limit our ability to increase rental rates, which may affect our rental income. Especially in times of recession and economic slowdown, rent control initiatives can acquire significant political support. If rent controls unexpectedly became applicable to certain of our properties, our revenue from and the value of such properties could be adversely affected.

Additionally, any future outbreaks of infectious disease, which may include COVID-19 or a future pandemic, as well as measures taken by governmental authorities and private actors to limit the spread or mitigate the impact thereof, may interfere with the ability of some of our residents to meet their lease obligations and make their rent payments on time or at all. In such event, jurisdictions and other local and national authorities may impose restrictions on our ability to enforce residents’ contractual rental obligations and/or to increase rents. While such measures would likely enable residents to stay in their homes despite an inability to pay because of financial or other hardship stemming from such events, they are likely to result in loss of rental income and other property income. See “—Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, which many include COVID-19.”

We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm.

Numerous tenant rights and consumer rights organizations exist throughout the country and operate in our markets, and we may attract attention from some of these organizations and become a target of legal demands, litigation, and negative publicity. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the increased market for residential properties arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising, and grassroots organizing activities to focus on landlord-resident issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief and to seek to publicize our activities in a negative light. We cannot anticipate what form such legal actions might take or what remedies they may seek.

Additionally, such organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, may lobby state and local legislatures to pass new laws and regulations to constrain or limit our business operations, adversely impact our business, or may generate negative publicity for our business and harm our reputation. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

We may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy requires us to identify suitable investment opportunities compatible with our investment criteria. We may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including other publicly traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our properties.

Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our properties. These market and economic challenges include, but are not limited to, the following:

●	any future downturn in the U.S. economy and high unemployment could result in tenant defaults under leases, vacancies in our properties and concessions or reduced rental rates under new leases due to reduced demand. In addition, such downturns could result in reduced demand for residential rental properties, which may reduce home prices and make home purchases more affordable as an alternative to renting, which also may materially adversely reduce the demand for residential rental properties;
●	the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for our residential rental properties; and
●	the failure of the real estate market to attract the same level of capital investment in the future that it attracted at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing, possibly significantly, below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted. Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

Our revenues are significantly influenced by demand for residential rental properties generally, and a decrease in such demand will likely have a greater adverse effect on our revenues than if we owned a more diversified real estate portfolio.

Our current portfolio is focused predominately on residential rental properties, and we expect that our portfolio going forward will focus predominately on the same. As a result, we are subject to risks inherent in investments in a single industry, and a decrease in the demand for residential rentals would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

The properties in our investment pipeline are subject to contingencies that could delay or prevent acquisition or investment in those properties.

At any given time, we are generally in discussions regarding a number of properties for acquisition or investment, which we refer to as our investment pipeline. However, we may not have completed our diligence process on these properties or development projects or have definitive investment or purchase and sale agreements, as applicable, and several other conditions may be required to be met in order for us to complete these acquisitions or developments, including approval by our Manager or Board. If we are planning to use proceeds of an offering of our securities to fund these acquisitions or investments and are unable to complete the acquisition of the interests or investment in any of these properties or experience significant delays in executing any such acquisition or investment, we will have issued securities in an offering without realizing a corresponding current or future increase in earnings and cash flow from acquiring those interests or developing those properties, and may incur expenses in connection with our attempts in consummating such acquisition or investment, which could have a material adverse impact on our financial condition and results of operations. In addition, to the extent the uses of proceeds from an offering are designated for the acquisition of or investment in these properties, we will have no specific designated use for the net proceeds from the offering allocated to the purchase or development and investors will be unable to evaluate in advance the manner in which we will invest, or the economic merits of the properties we may ultimately acquire or develop with such proceeds.

Our expenses may remain constant or increase, even if our revenues decrease, causing our results of operations to be adversely affected.

Costs associated with our business, such as mortgage payments, real estate taxes, insurance premiums and maintenance costs, are relatively inflexible and generally do not decrease, and may increase, when residential properties are not occupied, rental rates decrease, tenants fail to pay rent or other circumstances cause a reduction in property revenues. As a result, if revenues drop, we may not be able to commensurately reduce our expenses, which would adversely affect our financial condition and results of operations.

Competition in identifying and acquiring our properties could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us.

In acquiring our properties, we compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, financial institutions, governmental bodies, and other entities. We also compete with individual private home buyers and small scale investors.

Certain of our competitors may be larger in certain of our markets and may have greater financial or other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. In addition, any potential competitor may have higher risk tolerances or different risk assessments and may not be subject to the operating constraints associated with maintaining qualification for taxation as a REIT, which could allow them to consider a wider variety of investments. Competition may result in fewer investments, higher prices, a broadly dispersed portfolio of properties that does not lend itself to efficiencies of concentration, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objectives or to achieve positive investment results, and our failure to accomplish any of the foregoing could have a material adverse effect on us and cause the value of our common stock to decline.

Our investments will be dependent on tenants for revenue, and tenant failure to pay in a timely manner could reduce our revenues from rents, resulting in the decline in the value of your investment.

The underlying value of our properties and the ability to make distributions to you depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely or fully pay their rents may be impacted by their employment prospects and/or other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make their required lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell an unoccupied property without incurring a loss. These events and others could cause us to reduce any amount of distributions we plan to make to stockholders and may also cause the value of your investment to decline.

Our operating results and distributable cash flow depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our operating results depend, in large part, on revenues derived from leasing our residential properties. We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make their required rental payments we may suffer a decrease in our revenue. In addition, if a tenant does not fully pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs. We are also subject to the risk that, upon the expiration of leases, leases may not be renewed, the properties may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to tenants) may be less favorable to us than current lease terms. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of such affected properties could be diminished. Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in revenue. These events would cause a significant decrease in net revenues and could cause us to reduce the amount we distribute to our stockholders.

As the owner of real property, we could become subject to liability for asbestos-containing building materials in the buildings on our properties.

Some of our properties may contain asbestos-containing materials. Environmental laws typically require that owners or operators of buildings with asbestos-containing building materials properly manage and maintain these materials, adequately inform or train those who may come in contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements. In addition, third parties may be entitled to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our difficulty in obtaining specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we purchase insurance for asbestos, the cost could have a negative impact on our results of operations.

Costs associated with addressing indoor air quality issues, moisture infiltration and resulting mold remediation may be costly.

As a general matter, concern about indoor exposure to mold or other air contaminants has been increasing as such exposure has been alleged to have a variety of adverse effects on health. Some of our properties may contain microbial matter such as mold and mildew. The terms of our property and general liability policies generally exclude certain mold-related claims. Should an uninsured loss arise against us, we would be required to use our funds to resolve the issue, including litigation costs. We can offer no assurance that liabilities resulting from indoor air quality, moisture infiltration and the presence of or exposure to mold will not have a future impact on our business, results of operations or financial condition.

A change in the United States government policy with regard to Fannie Mae and Freddie Mac could impact our financial condition.

Fannie Mae and Freddie Mac are a major source of financing for the residential real estate sector. We and other companies in the residential real estate sector depend frequently on Fannie Mae and Freddie Mac to finance growth by purchasing or guarantying residential real estate loans. Prior initiatives in the recent past, including proposed legislation, have sought to wind down Fannie Mae and Freddie Mac. Any decision by the government to eliminate or downscale Fannie Mae or Freddie Mac, to reduce their acquisitions or guarantees of residential real estate mortgage loans, or to reduce government support for residential housing more generally, may adversely affect interest rates, capital availability, development of residential communities and our ability to refinance our existing mortgage obligations as they come due and to obtain additional long-term financing for the acquisition of additional residential communities on favorable terms or at all.

If we are not able to cost-effectively maximize the life of our properties, we may incur greater than anticipated capital expenditure costs, which may adversely affect our ability to make distributions to our stockholders.

While many of the existing properties we acquire have undergone substantial renovations since they were constructed, older properties may carry certain risks including unanticipated repair costs associated with older properties, increased maintenance costs as older properties continue to age, and cost overruns due to the need for special materials and/or fixtures specific to older properties. Although we take a proactive approach to property preservation, utilizing a preventative maintenance plan, and selective improvements that mitigate the cost impact of maintaining exterior building features and aging building components, if we are not able to cost-effectively maximize the life of our properties, we may incur greater than anticipated capital expenditure costs which may adversely affect our financial condition, results of operations and/or ability to make distributions to our stockholders.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

We will attempt to ensure adequate insurance is obtained to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate insurance coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish for a particular property, we could have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced cash flow that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

●	purchase additional properties;
●	fund capital commitments to our joint ventures;
●	repay debt, if any;
●	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;
●	create working capital reserves; and/or
●	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as held for sale to customers in the ordinary course of business. In order to ensure that we avoid such characterization, we may be required to hold our properties for the production of rental income for a minimum period of time, generally two years, and comply with certain other requirements in the Internal Revenue Code of 1986, as amended (the “Code”). As such, we could be restricted from selling a property at an opportune time to maximize proceeds.

Representations and warranties made by us in connection with sales of our properties may subject us to liability that could result in losses and could harm our operating results and, therefore, distributions we make to our stockholders.

When we sell a property, we may be required to make representations and warranties regarding the property and other customary items. In the event of a breach of such representations or warranties, the purchaser of the property may have claims for damages against us, rights to indemnification from us or otherwise have remedies against us. In any such case, we may incur liabilities that could result in losses and could harm our operating results and, therefore distributions we make to our stockholders.

Our investments could be adversely affected if a member of our Bluerock operating partner network performs poorly at one or more of our projects, which could adversely affect returns to our stockholders.

In general, we expect to rely on members of our operating partner network for the day-to-day management and development of our real estate investments. Members of our network are not fiduciaries to us, and generally will have limited capital invested in a project, if any. One or more members of our network may perform poorly in managing our project investments for a variety of reasons, including failure to properly adhere to budgets or properly implement the property business plan. A member of our network may also underperform for strategic reasons related to projects or assets that the partner is involved in with a Bluerock affiliate but not our company. If a member of our network does not perform well, we may not be able to ameliorate the adverse effects of poor performance by terminating the partner and finding a replacement partner to manage our projects in a timely manner. In such an instance, the returns to our stockholders could be adversely affected.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders, which could result in lower investment returns to our stockholders.

We have entered into, and in the future intend to enter into, joint ventures, including with members of our operating partner network, to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

●	joint venturers may share certain approval rights over major decisions and reduce our flexibility to maximize project values or limit property costs;
●	that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the timing of the sale of properties held in the joint ventures and/or the timing of termination or liquidation of the joint ventures;
●	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt and thus be unable to fulfill its financial obligations to us in that investment;
●	the possibility that we may incur liabilities as a result of an action or omission taken by our co-venturer, co-owner or partner;
●	that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT;
●	disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or
●	under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to costs or liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it might not otherwise be in our best interest to do so. If our ownership interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if or when we desire to exit the venture.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, nor our Operating Partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through the Operating Partnership, which in turn is a holding company conducting its business through its subsidiaries. We expect that our Operating Partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our Operating Partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate, and qualifying real estate investments must be made within a year after cash is received by us. If we are unable to invest a significant portion of cash proceeds in properties within one year of receipt, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns.

We expect that most of our assets will continue to be held through wholly owned or majority owned subsidiaries of our Operating Partnership. We expect that most of these subsidiaries will be outside the definition of an investment company under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We believe that neither we nor the Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor the Operating Partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority owned subsidiaries, we and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We believe that we, our Operating Partnership and most of the subsidiaries of our Operating Partnership will not fall within this definition of investment company as we invest primarily in real property, through our wholly or majority owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property or in entities that they manage or co-manage that own real property. Both we and our Operating Partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In the event that the value of investment securities held by the subsidiaries of our Operating Partnership were to exceed 40%, we expect our subsidiaries to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 70% to 90% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

What we buy and sell is therefore limited to these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our Operating Partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, qualifying real estate assets owned by wholly owned or majority owned subsidiaries of our Operating Partnership.

In addition, we believe that the nature of our assets and the sources of our income exclude us from the definition of an investment company pursuant to Rule 3a-1 under the Investment Company Act. Rule 3a-1 provides an exclusion from registration as an investment company if an issuer meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realizing profits through subsequent sales of these interests. Generally, an issuer satisfies the asset test of Rule 3a - 1 if it has no more than 45% of the value of its total assets (exclusive of U.S. government securities and cash items) in the form of securities other than interests in majority owned subsidiaries and companies which it primarily controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income after taxes for its last four fiscal quarters combined from securities other than interests in majority owned subsidiaries and primarily controlled companies through which it engages primarily in a business other than investing in securities. We believe that as long as we control more than 25% of the voting power, which control is greater than any other person’s, of our Operating Partnership we may rely on Rule 3a-1.

To ensure that neither we, nor our Operating Partnership nor subsidiaries are required to register as an investment company, each entity may be unable to sell assets they would otherwise want to sell and may need to sell assets they would otherwise wish to retain. In addition, we, our Operating Partnership or our subsidiaries may be required to acquire additional income or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our Operating Partnership and our subsidiaries intend to monitor our respective portfolios periodically and prior to each acquisition or disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our Operating Partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

If we or the Operating Partnership are required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we become an investment company or are otherwise required to register as an investment company, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would likely require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Further, if we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our internal control over financial reporting may not be effective, which could adversely affect our reputation, results of operations and stock price.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. Internal control over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements because of its inherent limitations. These limitations include the possibility of human error, inadequacy or circumvention of internal controls and fraud. If we do not attain and maintain effective internal control over financial reporting or implement controls sufficient to provide reasonable assurance with respect to the preparation and fair presentation of our financial statements, we could be unable to file accurate financial reports on a timely basis, and our reputation, results of operations and stock price could be materially adversely affected.

We have limited sources of capital other than proceeds from future mortgage debt financings for acquisition and/or development projects, cash generated from operating activities, our $200 million revolving credit facilities, the net proceeds of offerings of our securities, and the proceeds from our DST Program.

We have limited sources of capital other than proceeds from future mortgage debt financings for acquisition and/or development projects, cash generated from operating activities, our $200 million revolving credit facilities, the net proceeds of offerings of our securities, and the proceeds from our DST Program to meet our primary liquidity requirements. As a result, we may not be able to pay our liabilities and obligations when they come due other than with the net proceeds of an offering. Depending on business conditions at the time we might not be able to effectuate an offering, which in either case may limit our ability to implement our business plan.

You will have limited control over changes in our policies and day-to-day operations, which limited control increases the uncertainty and risks you face as a stockholder. In addition, our Board may change our major operational policies without your approval.

Our Board determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our Board may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law (the “MGCL”) and our charter, our stockholders have a right to vote only on limited matters.

Our Manager will be responsible for the day-to-day operations of our company and the selection and management of investments and has broad discretion over the use of proceeds from offerings of our securities. Accordingly, you should not purchase our securities unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our Manager, who will manage our company in accordance with the Management Agreement. In addition, our Manager may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other stockholders and may not perform as expected or desired.

In addition, while any applicable prospectus or prospectus supplement outlines our investment policies and generally describes our target portfolio, our Board may make adjustments to these policies based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. While we have no current intention of changing our investment policies, we may not forego an attractive investment merely because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of an offering to purchase or invest in any type of real estate which we determine is in the best interest of our stockholders. As such, our actual portfolio composition may vary substantially from the target portfolio described in the applicable prospectus or prospectus supplement.

We are highly dependent on information systems and therefore systems failures, cybersecurity incidents or other technology disruptions could negatively impact our business.

Our operations are highly dependent upon our information systems that support our business processes, including marketing, leasing, resident and vendor communication, property management and work order processing, finance and intracompany communications throughout our operations. Certain critical components of our information systems are dependent upon third-party providers and a significant portion of our business operations are conducted over the internet. These systems and websites require access to telecommunications or the internet, each of which is subject to system security risks, cybersecurity breaches, outages, and other risks. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the internet or operations at our third-party providers, including viruses or experienced computer programmers that could penetrate network security defenses and cause system failures and disruptions of operations. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, maintain the security and integrity of our information technology networks and related systems, and manage the risk of a security breach or disruption, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident. In addition, while we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the internet or at our third-party providers could nonetheless negatively impact our operations.

Our third-party service providers are primarily responsible for the security of their own information technology environments and in certain instances, we rely significantly on third-party service providers to supply and store our sensitive data in a secure manner. All such third-party vendors face risks relating to cybersecurity similar to ours which could disrupt their businesses and therefore adversely impact us. While we provide guidance and specific requirements in some cases, we do not directly control any of such parties’ information technology security operations, or the amount of investment they place in guarding against cybersecurity threats. Accordingly, we are subject to any flaws in or breaches to their information technology systems or those which they operate for us.

Although no material incidents have occurred to date, we cannot be certain that our security efforts and measures will be effective or that our financial results will not be negatively impacted by such an incident should one occur.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, our employees and third-party service providers in our offices and on our networks and website and on third-party vendor networks. We may share some of this information with vendors who assist us with certain aspects of our business. The secure processing and maintenance of this information is critical to our operations and business and growth strategies. Despite our security measures and those of our third-party vendors, our information technology and such infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, and thus could have a material adverse impact on our business, financial condition or results of operations. In addition, a security breach could require that we expend significant additional resources to enhance our information security systems and could result in a disruption to our operations.

Conflicts of interest may exist or could arise in the future with our Operating Partnership and its limited partners, which may impede business decisions that could benefit our stockholders.

Conflicts of interest may exist or could arise as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any member thereof, on the other. Our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our company. At the same time, we, as general partner of our Operating Partnership, have fiduciary duties to our Operating Partnership and to its limited partners under Delaware law in connection with the management of our Operating Partnership. Our duties to our Operating Partnership and its limited partners as the general partner may come into conflict with the duties of our directors and officers under Maryland law. These conflicts may be resolved in a manner that is not in the best interest of our stockholders.

Conflicts of interest exist between our interests and the interests of our Manager and its affiliates.

Examples of these potential conflicts of interest include:

●	The possibility that certain of our officers and their respective affiliates will face conflicts of interest; and
●	The possibility that the competing demands for the time of certain of our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

The ownership by our executive officers of interests representing a significant portion of our common stock on a fully diluted basis could allow our executive officers to exert significant influence over our company in a manner that may not be in the best interests of our other stockholders.

As of March 6, 2025, our executive officers beneficially owned interests representing approximately 24.6% of the total economic interest in our Class A common stock and Class C common stock on a fully diluted basis, where “on a fully diluted basis” assumes that all outstanding OP Units, C-OP Units (as defined in the Partnership Agreement), LTIP Units and C-LTIP Units (as defined in the Partnership Agreement), whether vested or unvested, in each case are ultimately settled for shares of our common stock. In addition, as of March 6, 2025, the aggregate voting power of our executive officers represented approximately 9.3% of the total voting power of our outstanding Class A common stock and Class C common stock. As a result of our executive officers’ significant ownership in our company, our executive officers will have significant influence over our affairs and could exercise such influence in a manner that is not in the best interests of our other stockholders, including with respect to matters submitted to our stockholders for approval such as the election of directors and any merger, consolidation or sale of all or substantially all of our assets. Our executive officers may have interests that differ from our other stockholders, and may accordingly vote in ways that may not be consistent with the interests of those other stockholders.

Our executive officers will have competing demands on their time and attention.

Our executive officers have competing demands on their respective time and attention, principally with respect to the provision of services to affiliates of our Manager. Our executive officers are permitted to devote time to certain outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their respective duties.

We may use mortgage and other debt financing to acquire properties or interests in properties.

We may use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, to our stockholders annually, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.

There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default which may result in our lenders foreclosing on the properties securing the mortgage.

If we cannot repay or refinance loans incurred to purchase our properties, or interests therein, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of any future loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt. For purposes of calculating our leverage, we include our consolidated real estate investments, include our preferred equity and loan investments at cost, include assets we have classified as held for sale, and include any joint venture level indebtedness in our total indebtedness.

Higher debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders. Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments and could result in a loss. In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the loans we have entered into.

As of December 31, 2024, we had approximately $177 million of mortgages payable and revolving credit facilities outstanding that are indexed to SOFR, and our future variable rate debt may bear interest at a rate derived from SOFR. SOFR is a relatively new reference rate. The publication of SOFR began in April 2018, and, therefore, it has a very limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Since the initial publication of SOFR, changes in SOFR have, on occasion, been more volatile than changes in other benchmark or market rates, such as United States dollar LIBOR. Additionally, any successor rate to SOFR may not have the same characteristics as SOFR or LIBOR. As a result, the amount of interest we may pay on future variable rate debt indexed to SOFR is difficult to predict.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To maintain our qualification as a REIT, we will be required to distribute at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or impose other limitations. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

If mortgage debt is unavailable at reasonable rates, it may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. As such, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. If any of these events occur, our interest cost would increase as a result, which would reduce our cash flow. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money. If we are unable to refinance maturing indebtedness with respect to a particular property and are unable to pay the same, then the lender may foreclose on such property.

Volatility in the commercial mortgage-backed securities market could impact the pricing of secured debt.

Volatility in the commercial mortgage-backed securities market could result in the following adverse effects on our incurrence of secured debt, which could have a materially negative impact on our financial condition, results of operations, cash flow and cash available for distribution:

●	higher loan spreads;
●	tighter loan covenants;
●	reduced loan-to-value ratios and resulting borrower proceeds; and
●	higher amortization and reserve requirements.

Some of our mortgage loans may have “due-on-sale” provisions, which may impact the manner in which we acquire, sell and/or finance our properties.

We may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses when financing our properties. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

Lenders may be able to recover against our other properties under our mortgage loans.

In financing our property acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the property securing the loan are insufficient to fully repay it. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or restricted (commonly referred to as “bad boy” guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim were made against us under a “bad boy” carve-out guaranty following a foreclosure, and such claim were successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective, may reduce the overall returns on your investment and may expose us to the credit risk of counterparties.

To the extent consistent with maintaining our qualification as a REIT, we may use derivative financial instruments to hedge exposures to interest rate fluctuations on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to financing, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% Gross Income Test”). Second, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% Gross Income Test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these (the “95% Gross Income Test”).

These and other REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of either the 75% Gross Income Test or the 95% Gross Income Test if specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedge risks associated with indebtedness issued by us that is incurred to acquire or carry real estate assets, (2) manage the risks of currency fluctuations with respect to income or gain that qualifies under the 75% Gross Income Test or 95% Gross Income Test (or assets that generate such income), or (3) offset a transaction described in (1) or (2) if a portion of the hedge indebtedness is extinguished or the related property disposed of. To the extent that we do not properly identify such transactions as hedges, hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the 75% Gross Income Test and the 95% Gross Income Test. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then-outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase-money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase-money obligations. To the extent that we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In certain cases, we may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such cases, you may experience a delay in the distribution of the proceeds of a sale until such time.

We are subject to increasing scrutiny from investors with respect to the social and environmental impact of our business, which may adversely impact our business and ability to raise capital from such investors.

In recent years, certain investors have placed increasing importance on the implications of our business with respect to Environmental, Social, and Governance (“ESG”) matters. Investors’ increased focus and activism related to ESG and similar matters may constrain our business operations. In addition, investors may decide to refrain from investing in us as a result of their assessment of our approach to and consideration of the ESG factors.

Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics or outbreaks of infectious diseases), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Such events, including trade tensions between the United States and China, other uncertainties regarding actual and potential shifts in U.S. and foreign, trade, economic and other policies with other countries, the Russia-Ukraine war and more recently the Israel-Hamas war, and health epidemics and pandemics, could adversely affect our business, financial condition or results of operations. These market and economic disruptions could negatively impact the operating results of our portfolio companies.

Our business, results of operations, financial condition, and cash flows may be adversely affected by pandemics and outbreaks of infectious disease, which may include COVID-19.

The market and economic challenges created by any future local, regional, national or international outbreaks of infectious disease, which may include COVID-19 and its variants, MERS, SARS, H1N1 influenza virus, avian flu or any other similar illness, and measures taken by governmental authorities and private actors to limit the spread or mitigate the impact thereof, may adversely impact our business, results of operations, financial condition, and cash flows. We depend on rental revenues and other property income from residents for substantially all our revenues. Future outbreaks of highly infectious or contagious diseases may interfere with the ability of our residents to meet their lease obligations and make their rent payments on time or at all, and may also result in decreased overall demand for residential rental properties and/or occupancy thereof. The occurrence of such events may also result in a general decline in business activity and demand for real estate transactions could adversely affect (1) our ability to acquire or dispose of residential rental properties on terms that are attractive or at all, and (2) the value of our residential properties and our business such that we may recognize impairment on the carrying value of our investments in residential rental properties and other assets subject to impairment review, including, but not limited to, goodwill. While we have taken steps to mitigate the potential impact of any future outbreaks of highly infectious diseases on our results of operations, there can be no assurance that these efforts will be successful.

We may acquire co-ownership interests in property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We may acquire co-ownership interests, especially in connection with the Operating Partnership’s potential private placements, such as tenancy-in-common interests in property, interests in Delaware statutory trusts that own property and/or similar interests, which are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

The terms of the Master Leases entered into by subsidiaries of our Operating Partnership in connection with the DST Program may subject us to risk.

Pursuant to our DST Program, we, through subsidiaries of our Operating Partnership, will hold long-term leasehold interests in properties held by Delaware statutory trusts, the beneficial interests of which are sold to investors, pursuant to a Master Lease (each such property, a “DST Property”). In connection with each Master Lease, our Operating Partnership has entered into a demand note with the subsidiary of our Operating Partnership that acts as the Master Tenant for such DST Property. Under each Master Lease, we will be responsible for subleasing the relevant DST Property to occupying tenants, which means that the Master Tenant under the Master Lease bears the risk that the underlying cash flow from a DST Property may be less than the Master Lease payments. As a result, if a DST Property experiences negative performance, the applicable Master Tenant could demand funding pursuant to the demand note if the net operating cash flow is insufficient to pay the rent required under the Master Lease (subject to limited deferral rights) or to satisfy its other obligations under the Master Lease, which could affect cash available for distributions to our stockholders and could have an adverse effect on our results of operations. For additional information, see the Liquidity and Capital Resources section under Item 7. – Management’s Discussion and Analysis of Financial Conditions and Results of Operations of this report.

The Operating Partnership’s private placements of beneficial interests in specific Delaware statutory trusts under our DST Program could subject us to liabilities from litigation or otherwise.

We, through the Operating Partnership, have commenced a program to raise capital in private placements exempt from registration under Section 506(c) of the Securities Act through the sale of beneficial interests in specific Delaware statutory trusts, or DSTs, holding real properties, which may include properties currently indirectly owned by the Operating Partnership.

These interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Properties in which underlying interests are sold to investors pursuant to such private placements will be leased-back by the Operating Partnership or a wholly owned subsidiary thereof, as applicable, and fully guaranteed by the Operating Partnership, although there can be no assurance that the Operating Partnership can or will fulfill these guarantee obligations. Additionally, the Operating Partnership will be given the FMV Option with respect to each DST in the DST Program, giving it the right, but not the obligation, to acquire the interests in the DST from the investors at a later time in exchange for OP Units. Investors who acquired interests pursuant to such private placements may have been seeking certain tax benefits that depend on the interpretation of, and compliance with, federal and state income tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

The Operating Partnership’s private placements of beneficial interests in specific Delaware statutory trusts under our DST Program will not shield us from risks related to the performance of the real properties held through such structures.

Pursuant to the DST Program, the Operating Partnership intends to place certain of its existing real properties and/or acquire new properties to place into specific DSTs and then sell interests, via its TRS, in such trusts to third party investors. We will hold long-term leasehold interests in the property pursuant to master leases that are fully guaranteed by our Operating Partnership, while the third-party investors indirectly hold some or all of the interests in the real estate. There can be no assurance that the Operating Partnership can or will fulfill these guarantee obligations. Although we will hold the FMV Option to reacquire the real estate through a purchase of interests in the DST, the purchase price will be based on the then current fair market value of the third-party investor’s interest in the real estate, which will be greatly impacted by the rental terms fixed by the long-term master lease. Under the lease we are responsible for subleasing the property to occupying customers until the earlier of the expiration of the master lease or our exercise of the FMV Option, which means that we bear the risk that the underlying cash flow from the property and all capital expenditures may be less than the master lease payments at such time. Therefore, even though we will no longer own the underlying real estate, because of the fixed terms of the long-term master lease guaranteed by our Operating Partnership, negative performance by the underlying properties could affect cash available for distributions to our stockholders and will likely have an adverse effect on our results of operations and NAV.

We may own beneficial interests in DSTs owning real property that will be subject to the agreements under our DST Program, which may have an adverse effect on our results of operations, relative to if the DST Program agreements did not exist.

In connection with our DST Program, we may own beneficial interests in DSTs owning real property that are subject to the terms of the agreements governing our DST Program. The DST Program agreements limit our ability to encumber, lease or dispose of our beneficial interests. Such agreements could affect our ability to turn our beneficial interests into cash and could affect cash available for distributions to our stockholders. The DST Program agreements could also impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse effect on our results of operations and NAV, relative to if the DST Program agreements did not exist.

Properties that are placed into the DST Program and later reacquired may be less liquid than other assets, which could impair our ability to utilize cash proceeds from sales of such properties for other purposes such as paying down debt, distributions, or additional investments.

DST Properties may later be reacquired through exercise of the FMV Option granted to our Operating Partnership. In such cases, the investors who become limited partners in the Operating Partnership (the “DST Investors”) will generally remain tied to the applicable DST Property in terms of basis and built in gain. As a result, if the applicable DST Property is subsequently sold, unless we effectuate a like kind exchange under Section 1031 of the Code, then tax will be triggered on the DST Investors’ built in gain. Although we are not contractually obligated to do so, we may seek to execute a 1031 exchange in such situations rather than trigger gain. Any replacement property acquired in connection with a 1031 exchange will similarly be tied to the DST Investors with similar considerations if such replacement property ever is sold. As a result of these factors, placing properties into the DST Program may limit our ability to access liquidity from such properties or replacement properties through sale without triggering taxes due to the built in gain tied to DST Investors. Such reduced liquidity could impair our ability to utilize cash proceeds from sales for other purposes such as paying down debt, paying distributions, funding redemptions or making additional investments.

Risks Related to Our Management and Relationships with Our Manager

We are dependent on our Manager and its key personnel for our success.

We will be externally advised by our Manager and, pursuant to the Management Agreement, our Manager will not be obligated to dedicate any specific personnel exclusively to us, nor will its personnel be obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business. Moreover, each of our officers will also be an employee of our Manager or one of its affiliates, and will have significant responsibilities for other investment vehicles currently managed by Bluerock affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The current term of our Management Agreement with our Manager expires October 6, 2025, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the Management Agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Manager may not be successful in identifying and consummating suitable investment opportunities.

Our investment strategy will require us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria. Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments, including those identified as part of our investment pipeline, on satisfactory terms or at all. Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including other publicly-traded REITs and institutional investment funds, which may significantly increase investment costs; and/or the inability to finance an investment on favorable terms or at all. The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our Manager will be obligated to supply us with substantially all of our senior management team, including our chief executive officer, president, chief accounting officer and chief operating officer. Subject to investment, leverage and other guidelines or policies adopted by our Board, our Manager will have significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Manager and its affiliates. In particular, our success depends to a significant degree upon the contributions of Messrs. Kamfar, Ruddy, MacDonald, Babb, Vohs, DiFranco and Emala, all of whom are senior officers of our Manager. We will not have employment agreements with any of these key personnel and do not have key man life insurance on any of them. If any of Messrs. Kamfar, Ruddy, MacDonald, Babb, Vohs, DiFranco and Emala were to cease their affiliation with us or our Manager, our Manager may be unable to find suitable replacements, and our operating results could suffer. We believe that our future success will depend, in large part, upon our Manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our Manager’s limited operating history makes it difficult for you to evaluate this investment.

Our Manager has limited operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

Non-renewal of the Management Agreement, even for poor performance, could be difficult and costly, including as a result of termination fees, and may cause us to be unable to execute our business plan.

Non-renewal of the Management Agreement without cause, even for poor performance, could be difficult and costly. We may decline to renew the Management Agreement without cause upon the affirmative vote of at least two-thirds of our independent directors that (1) there has been unsatisfactory performance by our Manager that is materially detrimental to us or (2) the Base Management Fee and Incentive Fee (each as defined in the Management Agreement) payable to our Manager are not, taken as a whole, in accordance with then-current market rates charged by asset management companies rendering services similar to those rendered by our Manager, subject to our Manager’s right to prevent such non-renewal by accepting a reduction of the fees agreed to by at least two-thirds of our independent directors. In such a case of non-renewal, our Manager will be paid a termination fee equal to 3.00 times the sum of the Base Management Fee and Incentive Fee earned, in each case, by our Manager during the 12-month period immediately preceding such non-renewal, calculated as of the end of the most recently completed fiscal quarter before the date of non-renewal. These provisions may substantially restrict our ability to not to renew the Management Agreement and would cause us to incur substantial costs in connection with such a non-renewal. Furthermore, in the event that our Management Agreement is not renewed, and we are unable to identify a suitable replacement to manage us, our ability to execute our business plan could be adversely affected.

Because we will be dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We will be dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our Board, and subject to our investment guidelines, our Manager will make all decisions with respect to the management of our company. Our Manager will depend upon the fees and other compensation that it receives from us in connection with managing our company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our Board will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

Our Manager will be authorized to follow very broad investment guidelines established by our Board. Our Board will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment guidelines. In addition, in conducting periodic reviews, our Board may rely primarily on information provided to it by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

The Management Agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers, including one of our five directors, are executives of our Manager or its affiliates. Although the Bluerock Residential Growth REIT, Inc. (“Bluerock Residential”) board of directors received an opinion from Robert A. Stanger & Company, Inc. that the terms of the Management Agreement are fair, from a financial point of view, to us, and after consideration of this opinion and other documents and presentations, the non-management directors authorized us to enter into the Management Agreement, the Management Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with Bluerock and its affiliates.

We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There will be numerous conflicts of interest between our interests and the interests of our Manager, Bluerock and their respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with Bluerock, purchase or sale of apartment properties, including from or to Bluerock or its affiliates and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

●	Competition for the time and services of personnel that work for us and our affiliates;
●	Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;
●	The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;
●	The possibility that if we acquire properties from Bluerock or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;
●	The possibility that our Manager will face conflicts of interest caused by its indirect ownership by Bluerock, some of whose officers are also our officers and one of whom is a director of ours, resulting in actions that may not be in the long-term best interests of our stockholders;
●	Our Manager will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions, and the Incentive Fee payable by us to our Manager will be determined based on AFFO (as defined in the Management Agreement), which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests;
●	The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions; and
●	The possibility that the competing demands for the time of our Manager, its affiliates and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

The Incentive Fee we pay our Manager may induce it to make riskier investments, which could adversely affect our financial condition, results of operations and the trading price of our stock.

The Incentive Fee payable by us to our Manager will be determined based on AFFO, which may create an incentive for our Manager to make investments that are risky or more speculative than would otherwise be in our best interests. In evaluating investments and other management strategies, the incentive fee structure may lead our Manager to place undue emphasis on the maximization of AFFO at the expense of other criteria, such as preservation of capital, in order to increase the Incentive Fee. Investments with higher yields generally have higher risk of loss than investments with lower yields, and could result in higher investment losses, particularly during cyclical economic downturns, which could adversely affect the trading price of our stock.

We may be obligated to pay our Manager quarterly Incentive Fees even if we incur a net loss during a particular quarter and our Manager will receive a Base Management Fee regardless of the performance of our portfolio.

Our Manager will be entitled to a quarterly Incentive Fee based on our pre-Incentive Fee AFFO, which will reward our Manager if our quarterly AFFO exceeds an 8% hurdle on our adjusted stockholders’ equity. Our AFFO for a particular quarter will exclude the effect of any unrealized gains, losses or other items during that quarter that do not affect realized net income, even if these adjustments result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay our Manager an Incentive Fee for a fiscal quarter even if we incur a net loss for that quarter as determined in accordance with GAAP. In addition, our Manager will be entitled to receive a Base Management Fee based on a percentage of stockholders’ equity, regardless of our performance or its performance in managing our business. Our Manager will also receive reimbursement of expenses and fees incurred directly on our behalf regardless of its or our performance. As a result, even if our Manager does not identify profitable investment opportunities for us, it will still receive material compensation from us. This compensation structure may reduce our Manager’s incentive to devote time and effort to seeking profitable opportunities for our portfolio.

If we acquire properties from affiliates of our Manager, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations.

We may acquire properties or investments from Bluerock, our Manager, directors or officers, or their respective affiliates. The prices we pay for such properties will not be the subject of arm’s-length negotiations, which means that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we expect to use an independent third-party appraiser to determine fair market value when acquiring properties from our Manager and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

If we internalize our management functions, we could incur other significant costs associated with being self-managed.

At any time, our Board may, but is not obligated to, pursue the internalization of the functions performed for us by our Manager through the acquisition of our Manager or similar transaction through which we would bring onboard our Manager’s management team. The method by which we could internalize these functions could take many forms, and may require agreement with the Manager. While we believe that there may be substantial benefits to internalization of management functions at the appropriate time, there is no assurance that internalization will be beneficial to us and our stockholders, and internalizing our management functions could reduce earnings per share and funds from operation per share. For example, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our Manager or its affiliates. Internalization transactions involving the internalization of managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions. All these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

Risks Related to the Separation and Distribution

Bluerock Residential may fail to perform under various transaction agreements executed as part of the Separation.

In connection with the Separation and prior to the Distribution, we, Bluerock Residential, and certain other parties entered into the Separation and Distribution Agreement and various other agreements, including the Tax Matters Agreement. The Separation and Distribution Agreement and the Tax Matters Agreement, together with the documents and agreements by which the internal reorganization was effected, determined the allocation of assets and liabilities between the companies following the Separation for those respective areas and included indemnifications related to liabilities and obligations. We will rely on Bluerock Residential to satisfy its performance and payment obligations under these agreements. If Bluerock Residential is unable or unwilling to satisfy its obligations under these agreements, including its indemnification obligations, we could incur operational difficulties and/or losses.

Potential indemnification obligations owed to Bluerock Residential pursuant to the Separation and Distribution Agreement may have a material adverse effect on our business, financial condition and results of operations.

The Separation and Distribution Agreement provides for, among other things, the principal corporate transactions required to effect the Separation and the Distribution, certain conditions to the Separation and the Distribution and provisions governing our relationship with Bluerock Residential with respect to and following the Distribution. Among other things, the Separation and Distribution Agreement provides for indemnification obligations designed to make us financially responsible for substantially all liabilities that may exist related to our business activities. If we are required to indemnify Bluerock Residential under the circumstances set forth in the Separation and Distribution Agreement, we may be subject to substantial liabilities, which may have a material adverse effect on our business, financial condition and results of operations.

Pursuant to the Separation and Distribution Agreement and the Tax Matters Agreement, Bluerock Residential and Badger Holdco LLC, a Delaware limited liability company (“New LLC”), have indemnified us for certain pre-Distribution liabilities and liabilities related to the legacy Bluerock Residential assets. However, there can be no assurance that these indemnities will be sufficient to insure us against the full amount of such liabilities, or that Bluerock Residential’s or New LLC’s ability to satisfy their indemnification obligations will not be impaired in the future.

Pursuant to the Separation and Distribution Agreement and the Tax Matters Agreement, Bluerock Residential and New LLC have indemnified us for certain liabilities. However, third parties could seek to hold us responsible for any of the liabilities that Bluerock Residential retains, and there can be no assurance that Bluerock Residential and/or New LLC will be able to fully satisfy their indemnification obligations to us. Moreover, even if we ultimately succeed in recovering from Bluerock Residential or New LLC any amounts for which we were held liable by such third parties, any indemnification received may be insufficient to fully offset the financial impact of such liabilities, or we may be temporarily required to bear these losses while seeking recovery from Bluerock Residential and/or New LLC, which may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Offerings of our Series A Preferred Stock

To the extent that our distributions represent a return of capital for tax purposes, stockholders may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions) of their shares of Series A Preferred Stock.

The dividends payable by us on the Series A Preferred Stock may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in the stockholder’s Series A Preferred Stock and then, to the extent of any excess over the stockholder’s adjusted tax basis in the stockholder’s Series A Preferred Stock, as capital gain. Any distribution that is treated as a return of capital will reduce the stockholder’s adjusted tax basis in the stockholder’s Series A Preferred Stock, and subsequent sales (including cash redemptions) of such stockholder’s Series A Preferred Stock will result in recognition of an increased taxable gain or reduced taxable loss due to the reduction in such adjusted tax basis.

Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on our Series A Preferred Stock will depend almost entirely on the distributions we receive from our Operating Partnership. We may not be able to pay dividends regularly on our Series A Preferred Stock.

We may not be able to pay dividends on a regular quarterly basis in the future on our Series A Preferred Stock. We intend to contribute the entire net proceeds from any offerings of our Series A Preferred Stock to our Operating Partnership in exchange for Series A Preferred Units that have substantially the same economic terms as the Series A Preferred Stock. Because we conduct substantially all of our operations through our Operating Partnership, our ability to pay dividends on the Series A Preferred Stock will depend almost entirely on payments and distributions we receive on our interests in our Operating Partnership. If our Operating Partnership fails to operate profitably and to generate sufficient cash from operations (and the operations of its subsidiaries), we may not be able to pay dividends on the Series A Preferred Stock. Furthermore, any new shares of preferred stock on parity with any such series of preferred stock will substantially increase the cash required to continue to pay cash dividends at stated levels. Any common stock or preferred stock that may be issued in the future to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

Your interests could be subordinated and/or diluted by the incurrence of additional debt, the issuance of additional shares of preferred stock, including additional shares of Series A Preferred Stock, and by other transactions.

As of December 31, 2024, our total indebtedness was approximately $381.6 million, which includes $121.0 million outstanding under our revolving credit facilities. We may incur significant additional debt in the future. The Series A Preferred Stock is subordinate to all of our existing and future debt and liabilities and those of our subsidiaries. Our future debt may include restrictions on our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances. In addition, our charter currently authorizes the issuance of up to 250,000,000 shares of preferred stock in one or more classes or series, of which 30,000,000 have been classified as shares of Series A Preferred Stock. As of December 31, 2024, we had issued and outstanding 4,628,681 shares of Series A Preferred Stock. The issuance of additional preferred stock on parity with or senior to the Series A Preferred Stock or any other class or series of preferred stock would dilute the interests of the holders of shares of preferred stock of the applicable class or series, and any issuance of preferred stock senior to the Series A Preferred Stock or any other class or series of preferred stock, or any issuance of additional indebtedness, could affect our ability to pay dividends on, redeem or pay the liquidation preference on any or all of the foregoing class or series of preferred stock. We may issue preferred stock on parity with the Series A Preferred Stock without the consent of the holders of shares of Series A Preferred Stock. Other than the right of holders to cause us to redeem the Series A Preferred Stock upon a Change of Control (as defined below), none of the provisions relating to the Series A Preferred Stock or any other class or series of preferred stock relate to or limit our indebtedness or afford the holders of shares thereof protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of such shares.

In the event a holder of our Series A Preferred Stock exercises their redemption option we may redeem such shares of Series A Preferred Stock either for cash, or for shares of our Class A common stock, or any combination thereof, in our sole discretion.

If we choose to redeem shares of our Series A Preferred Stock for Class A common stock, the holder will receive shares of our common stock and therefore be subject to the risks of ownership thereof. Ownership of shares of our Series A Preferred Stock will not give you the rights of holders of our Class A common stock. Until and unless you receive shares of our Class A common stock upon redemption, you will have only those rights applicable to holders of our Series A Preferred Stock.

The Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such ratings or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series A Preferred Stock, which could adversely impact the market price of the applicable series. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. While ratings do not reflect market prices or the suitability of a security for a particular investor, such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock. It is also possible that the Series A Preferred Stock will never be rated.

Dividend payments on the Series A Preferred Stock are not guaranteed.

Although dividends on the Series A Preferred Stock are cumulative, our Board must approve the actual payment of such distributions. Our Board can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Our Board could do so for any reason, and may be prohibited from doing so in the following instances:

●poor historical or projected cash flows;
●the need to make payments on our indebtedness;
●concluding that payment of distributions on any or all such series of preferred stock would cause us to breach the terms of any indebtedness or other instrument or agreement; or
●determining that the payment of distributions would violate applicable law regarding unlawful distributions to stockholders.

We intend to use the net proceeds from any offerings of the Series A Preferred Stock to fund future investments and for other general corporate and working capital purposes, but any such offerings will not be conditioned upon the closing of pending property investments and we will have broad discretion to determine alternative uses of proceeds.

We intend to use a portion of the net proceeds from any offerings of our Series A Preferred Stock to fund future investments and for other general corporate and working capital purposes. However, any such offerings will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from such offerings, and holders of our Series A Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from such offerings, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

If we are required to make payments under any “bad boy” carve-out guaranties, recourse guaranties, and completion guaranties that we may provide in connection with certain mortgages and related loans in connection with an event that constitutes a Change of Control, our business and financial results could be materially adversely affected.

In causing our subsidiaries to obtain certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are generally only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” guaranties). We also may enter into recourse guaranties with respect to future mortgages, or provide credit support to development projects through completion guaranties, which also could increase risk of repayment. In some circumstances, pursuant to guarantees to which we are a party or that we may enter into in the future, our obligations pursuant to such “bad boy” carve-out guaranties and other guaranties may be triggered by a Change of Control, because, among other things, such an event may result indirectly in a change of control of the applicable borrower. Because a Change of Control while any Series A Preferred Stock is outstanding also triggers a right of redemption for cash by the holders thereof, the effect of a Change of Control could negatively impact our liquidity and overall financial condition, and could negatively impact the ability of holders of shares of our Series A Preferred Stock to receive dividends or other amounts on their shares of Series A Preferred Stock.

There is a risk of delay in our redemption of Series A Preferred Stock and we may fail to redeem such securities as required by their terms.

Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, illiquid. The illiquidity of our investments may make it difficult for us to obtain cash quickly if a need arises. If we are unable to obtain sufficient liquidity prior to a redemption date, we may be forced to, among other things, engage in a partial redemption or to delay a required redemption. If this were to occur, the market price of shares of the Series A Preferred Stock might be adversely affected, and stockholders entitled to a redemption payment may not receive payment.

The Series A Preferred Stock will bear a risk of early redemption by us.

We may voluntarily redeem some or all of the Series A Preferred Stock, for cash or equal value of shares of our Class A common stock, two years after the issuance date. Any such redemptions may occur at a time that is unfavorable to holders of such preferred stock. We may have an incentive to voluntarily redeem shares of Series A Preferred Stock, if market conditions allow us to issue other preferred stock or debt securities at an interest or distribution rate that is lower than the distribution rate on the applicable series of preferred stock. Given the potential for early redemption of the Series A Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series A Preferred Stock may be lower than the return previously obtained from the investment in such shares.

Our ability to redeem the Series A Preferred Stock may subject investors to certain risks, including reinvestment risk and volatility risk.

Beginning two years following the date of original issuance of the shares of Series A Preferred Stock to be redeemed, we may voluntarily redeem some or all of such Series A Preferred Stock for cash or shares of our Class A common stock, in our sole discretion. Any redemption of Series A Preferred Stock may occur at a time that is unfavorable to holders of the Series A Preferred Stock. We may have an incentive to redeem the Series A Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at an interest or distribution rate that is lower than the distribution rate on the Series A Preferred Stock. Given the potential for early redemption of the Series A Preferred Stock, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the Series A Preferred Stock may be lower than the return previously obtained from the investment in such shares. The trading price of the Class A common stock, for which the Series A Preferred Stock may be redeemed, may be volatile and may expose investors to additional volatility risk.

Holders of Series A Preferred Stock should not expect us to redeem all or any such shares on the date they first become redeemable or on any particular date after they become redeemable.

Except in limited circumstances related to our ability to maintain our qualification as a REIT or a special optional redemption in connection with a Change of Control, Series A Preferred Stock may be redeemed by us at our option, either in whole or in part, only on or after two years from the issuance date. Any decision we make at any time to propose a redemption of any such series of preferred stock will depend upon, among other things, our evaluation of our capital position and general market conditions at the time. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect the ability of holders of shares of the applicable series of preferred stock to reinvest proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on such series of preferred stock had their shares not been redeemed. In addition, there is no penalty or premium payable on redemption, and the market price of the shares of such series of preferred stock may not exceed the liquidation preference at the time the shares become redeemable for any reason.

Holders of the Series A Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series A Preferred Stock and dividends payable on such shares decline.

Holders of the Series A Preferred Stock have extremely limited voting rights.

The voting rights of holders of shares of Series A Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Holders of Series A Preferred Stock will have certain limited voting rights with respect to amendments to our charter that alter only the contract rights set forth therein of either (a) the Series A Preferred Stock, or (b) of any preferred stock (i) ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up, and (ii) upon which like voting rights have been conferred. Other than in these limited circumstances, holders of Series A Preferred Stock will generally not have voting rights.

The amount of the liquidation preference is fixed and holders of Series A Preferred Stock will have no right to receive any greater payment.

The payment due upon liquidation is fixed at the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon, to and including the date of payment, whether or not authorized or declared. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, holders of Series A Preferred Stock will have no right to receive or to participate in these amounts.

Our charter, including the articles supplementary establishing the Series A Preferred Stock, contains restrictions upon ownership and transfer of such preferred stock which may impair the ability of holders to acquire such preferred stock and the shares of our Class A common stock into which shares thereof may be converted, at the Company’s option, pursuant to the redemption at the option of the holder under certain circumstances.

Our charter, including the articles supplementary establishing the Series A Preferred Stock, contains restrictions on ownership and transfer of the Series A Preferred Stock, which restrictions are intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, the articles supplementary establishing the Series A Preferred Stock prohibits anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series A Preferred Stock. You should consider these ownership limitations prior to a purchase of shares of our Series A Preferred Stock.

Our ability to pay dividends or redeem shares is limited by the requirements of Maryland law.

Our ability to pay dividends on or redeem shares of the Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Preferred Stock. Any dividends or redemption payments may be delayed or prohibited.

If our Class A common stock is no longer listed on the NYSE American or another national securities exchange, we will be required to terminate any continuous offering(s) of Series A Preferred Stock.

The Series A Preferred Stock are “covered securities” and therefore are not subject to registration under the state securities, or “Blue Sky,” regulations in the various states in which it may be sold due to its seniority to our Class A common stock, which is listed on the NYSE American. If our Class A common stock is no longer listed on the NYSE American or another appropriate exchange, we will be required to register any offering of Series A Preferred Stock in any state in which such offering was subsequently made. This would require the termination of any continuous offering(s) of Series A Preferred Stock and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering amounts are sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

There is currently no public trading market for our Series A Preferred Stock, and one may never exist; therefore, your ability to dispose of your shares will likely be limited.

There is no public market for our Series A Preferred Stock, and we currently have no plan to list the Series A Preferred Stock on a securities exchange or to include such shares for quotation on any national securities market. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including our Series A Preferred Stock, and these restrictions may inhibit the ability to sell shares of our Series A Preferred Stock, promptly or at all. Beginning immediately upon original issuance of any share of Series A Preferred Stock, the holder thereof may require us to redeem, and beginning two years from the date of original issuance, we may redeem, any such share, in each case with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. If we opt to pay the redemption price in shares of our common stock, holders of shares of Series A Preferred Stock may receive publicly traded shares, as we currently expect to continue listing our Class A common stock on the NYSE American.

You will not have the opportunity to evaluate our future investments prior to purchasing shares of our Series A Preferred Stock.

Other than the investments disclosed in any applicable prospectus or prospectus supplement prior to your investment, you will not have the opportunity to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments that we have not yet identified prior to purchasing shares of our Series A Preferred Stock. You must rely on the Manager and our Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. We may invest in any asset class, including those that present greater risk than residential assets. Because you cannot evaluate our future investments in advance of purchasing shares of our Series A Preferred Stock, an offering of our Series A Preferred Stock may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

The payment of fees and expenses to the Manager and its affiliates and Bluerock Capital Markets, LLC (the “Dealer Manager”) reduces the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in shares of our stock.

The Manager and the Dealer Manager perform services for us, including, among other things, the selection and acquisition of our investments, the management of our assets, the disposition of our assets, the financing of our assets and certain administrative services. We pay the Manager and its affiliates, including the Dealer Manager, fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders.

We will be required to pay substantial compensation to the Manager and its affiliates or related parties, regardless of whether we operate at a profit or a loss.

The Manager and its affiliates will receive compensation, and expense reimbursements in connection with the services they provide to us as described in the Management Agreement, regardless of whether we operate at a profit or a loss. These payments to the Manager and its affiliates or related parties will decrease the amount of cash we have available for operations and new investments and could negatively impact our ability to pay distributions and your overall return.

We may have difficulty completely funding our distributions with funds provided by cash flows from operating activities; therefore, we may use cash flows from financing activities, which may include borrowings and net proceeds of our offerings of our securities, cash resulting from a waiver or deferral of fees by the Manager or from expense support provided by the Manager, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

We may not generate sufficient cash flows from operating activities, as determined on a GAAP basis, to fully fund distributions to you. To date, we have funded, and expect to continue to fund, distributions to our stockholders, with cash flows from financing activities, which may include borrowings and net proceeds of offerings of our securities, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Manager or its affiliates, cash resulting from the Manager or its affiliates paying certain of our expenses, proceeds from the sales of assets, or from our cash balances. Our charter does not prohibit our use of such sources to fund distributions. We may be required to fund distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected or as a result of numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment.

The use of the sources described above for distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our FFO, could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and reduce your overall return and adversely impact and dilute the value of your investment in shares of our Series A Preferred Stock. To the extent distributions in excess of current and accumulated earnings and profits (i) do not exceed a stockholder’s adjusted basis in our stock, such distributions will not be taxable to a stockholder, but rather a stockholder’s adjusted basis in our stock will be reduced; and (ii) exceed a stockholder’s adjusted tax basis in our stock, such distributions will be included in income as long-term capital gain if the stockholder has held its shares for more than one year and otherwise as short-term capital gain.

There may not be a broad market for our Class A common stock, which may cause our Class A common stock to trade at a discount and make it difficult for you to sell the Class A common stock for which your Series A Preferred Stock may be redeemable at our option.

Our Class A common stock for which the shares of our Series A Preferred Stock may be redeemable at our option trades on the NYSE American under the symbol “BHM.” Listing on the NYSE American or another national securities exchange does not ensure an actual or active market for our Class A common stock. The market price of our Class A common stock may fluctuate widely as a result of a number of factors, many of which are outside of our control. In addition, the stock market is subject to fluctuations in share prices and trading volumes that affect the market prices of the shares of many companies. These fluctuations in the stock market may materially and adversely affect the market price of our Class A common stock. Among the factors that could affect the market price of our common stock are:

●	actual or anticipated quarterly fluctuations in our business, financial condition and operating results;
●	changes in revenues or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;
●	the ability of our tenants to pay rent to us and meet their other obligations to us under current lease terms;
●	our ability to re-lease spaces as leases expire;
●	our ability to refinance our indebtedness as it matures;
●	any changes in our dividend policy;
●	any future issuances of equity securities;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	general market conditions and, in particular, developments related to market conditions for the real estate industry; and
●	domestic and international economic factors unrelated to our performance.

Accordingly, an actual or active market for our Class A common stock may not be maintained, the prices at which shares of our Class A common stock trade may fluctuate significantly, the market for our Class A common stock may not be liquid, the holders of our Class A common stock may be unable to sell their shares of our Class A common stock, and the prices that may be obtained following the sale of our Class A common stock upon the redemption of your Series A Preferred Stock may not reflect the underlying value of our assets and business.

Shares of Series A Preferred Stock may be redeemed for shares of our Class A common stock, which rank junior to the Series A Preferred Stock with respect to dividends and upon liquidation.

The holders of shares of Series A Preferred Stock may require us to redeem such shares, with the redemption price payable, in our sole discretion, in cash or in equal value of shares of our Class A common stock, based on the closing price per share of our Class A common stock for the single trading day prior to the date of redemption. We may opt to pay the redemption price in shares of our Class A common stock. The rights of the holders of shares of Series A Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation. Unless full cumulative dividends on shares of our Series A Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our company, the holders of shares of our Series A Preferred Stock are entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accrued and unpaid dividends, in each case prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities.

We will be able to call shares of Series A Preferred Stock for redemption under certain circumstances without the consent of the holder.

We will have the ability to call the outstanding shares of Series A Preferred Stock after two years from the date of original issuance of such shares of Series A Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Series A Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus an amount equal to any accrued and unpaid dividends.

Our requirement to redeem the Series A Preferred Stock in the event of a Change of Control may, in either case, deter a change of control transaction otherwise in the best interests of our stockholders.

Upon the occurrence of a Change of Control (as defined below) with respect to the Series A Preferred Stock, we will be required to redeem all outstanding shares of the Series A Preferred Stock, in whole, within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $25.00 per share of Series A Preferred Stock; plus an amount equal to all accrued and unpaid dividends, if any, to and including the redemption date. The mandatory redemption feature of each share of the Series A Preferred Stock in connection with a Change of Control may each have the effect of inhibiting a third party from making an acquisition proposal for us, or of delaying, deferring or preventing a change of control of us, under circumstances that otherwise could provide the holders of our common stock and/or Series A Preferred Stock with the opportunity for liquidity or the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

A “Change of Control” is when after the initial issuance of the Series A Preferred Stock any of the following has occurred and is continuing:

●	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than our Company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the total voting power of all outstanding shares of our common equity that are entitled to vote generally in the election of directors, with the exception of (A) the formation of a holding company, or (B) immediately prior to such transaction, such person or group, together with its or their related entities, including, without limitation, any trust established for the benefit of such person or any member of such group or any family member thereof (collectively, an “Ownership Group”), owned sufficient interests in the Operating Partnership such that the exercise by all or any members of such Ownership Group of the Common Unit Redemption Right (as defined in Section 8.04(a) of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended) with respect to such interests would result in all or any members of such Ownership Group (individually or collectively) becoming the direct or indirect beneficial owner of our common equity representing more than 50% of the total voting power of all outstanding shares of Voting Stock;
●	consummation of any share exchange, consolidation or merger of our Company or any other transaction or series of transactions pursuant to which our common stock will be converted into cash, securities or other property, (1) other than any such transaction where the shares of our common stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our Company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transactions; or
●	at least a majority of our Board ceases to be constituted of directors who were either (A) a member of our Board on October 6, 2022, for purposes of the Series A Preferred Stock, or (B) who became a member of our Board subsequent to such applicable date and whose appointment, election or nomination for election by our stockholders was duly approved by a majority of the Continuing Directors on our Board at the time of such approval, either by a specific vote or by approval of the proxy statement issued by our Company on behalf of our Board in which such individual is named as nominee for director (“Continuing Directors”).

In addition, if we experience a Change of Control, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to redeem the Series A Preferred Stock, and any guarantees or indebtedness that may be required to be repaid or repurchased as a result of such event. Our failure to redeem the Series A Preferred Stock could have material adverse consequences for us and the holders of the Series A Preferred Stock.

We established the offering price for the Series A Preferred Stock pursuant to negotiations among us and our affiliated dealer manager; as a result, the actual value of an investment in the Series A Preferred Stock may be substantially less than the amount paid.

The selling price of the Series A Preferred Stock was determined pursuant to negotiations among us and the dealer manager, which is an affiliate of Bluerock, based upon the following primary factors at the time of the offering: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the state of our development; the prevailing condition of the equity securities market; the state of the market for non-traded REIT securities; and market valuations of public companies considered comparable to our Company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that an investor in the Series A Preferred Stock would receive upon liquidation.

Your percentage of ownership may become diluted if we issue new shares of stock or other securities, and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock (which you may become upon receipt of redemption payments in shares of our Class A common stock for any of your shares of Series A Preferred Stock).

Under the terms of our Series A Preferred Stock, we may make redemption payments in shares of our Class A common stock. Although the dollar amounts of such payments are unknown, the number of shares to be issued in connection with such payments may fluctuate based on the price of our Class A common stock. Any sales or perceived sales in the public market of shares of our Class A common stock issuable upon such redemption payments could adversely affect prevailing market prices of shares of our Class A common stock. The issuance of shares of our Class A common stock upon such redemption payments also may have the effect of reducing our net income per share (or decreasing our net loss per share). In addition, the existence of Series A Preferred Stock may encourage short selling by market participants because the existence of redemption payments could depress the market price of shares of our Class A common stock.

Our Board is authorized, without stockholder approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of additional preferred stock (including equity or debt securities convertible into preferred stock), options, warrants and other rights, on such terms and for such consideration as our Board in its sole discretion may determine. Any such issuance could result in dilution of the equity of our stockholders. Our Board may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to persons from whom we purchase residential properties, as part or all of the purchase price of the community. Our Board, in its sole discretion, may determine the value of any common stock or other equity or debt securities issued in consideration of residential properties or services provided, or to be provided, to us.

Our charter also authorizes our Board, without stockholder approval, to designate and issue one or more classes or series of preferred stock in addition to the Series A Preferred Stock (including equity or debt securities convertible into preferred stock) and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class or series of shares so issued. If any additional preferred stock is publicly offered, the terms and conditions of such preferred stock (including any equity or debt securities convertible into preferred stock) will be set forth in a registration statement registering the issuance of such preferred stock or equity or debt securities convertible into preferred stock. Because our Board has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or the Series A Preferred Stock. If we ever create and issue additional preferred stock or equity or debt securities convertible into preferred stock with a distribution preference over common stock or the Series A Preferred Stock, payment of any distribution preferences of such new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock and our Series A Preferred Stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Stockholders have no rights to buy additional shares of stock or other securities if we issue new shares of stock or other securities. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing Series A Preferred Stock in an offering of our Series A Preferred Stock who do not participate in any future stock issuances will experience dilution in the percentage of the issued and outstanding stock they own. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and the amount of distributions paid on, your shares of Series A Preferred Stock and Class A common stock, if any.

Holders of the Series A Preferred Stock have no control over changes in our policies and operations.

Our Board determines our major policies, including with regard to investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our Board may amend or revise these and other policies without a vote of the stockholders.

Holders of shares of Series A Preferred Stock will generally have no voting rights under our charter, except with respect to any amendment of our charter that would alter only the contract rights, as expressly set forth therein, of either (a) the Series A Preferred Stock alone, or (b) of any preferred stock (i) ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up, and (ii) upon which like voting rights have been conferred. Other than in these limited circumstances, holders of Series A Preferred Stock will have no voting rights.

Risks Related to Our Status as a REIT

Failure to maintain our qualification as a REIT would materially and adversely affect us and the value of our common stock.

In October 2023, we filed our U.S. federal income tax return for the taxable year ending December 31, 2022 and elected to be treated, and currently qualify, as a real estate investment trust (“REIT”) for federal income tax purposes. We believe that, commencing with such taxable year, we have been organized and have operated in a manner as to qualify for taxation as a REIT for U.S. federal income tax purposes, and intend to continue to so operate. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT, and the statements in this Annual Report on Form 10-K are not binding on the IRS or any court. Therefore, we cannot guarantee that we will remain qualified as a REIT in the future.

Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership and the percentage of our earnings that we distribute. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. In addition, it is possible that a partnership or limited liability company in which we own an interest could take an action which could cause us to fail a REIT qualification test, and that we would not become aware of such action in time to dispose or our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification.

If we fail to maintain our REIT qualification in any taxable year, we will face significant tax consequences that would substantially reduce our cash available for distribution to our stockholders for each of the years involved because:

●	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to regular U.S. federal corporate income tax;
●	we could be subject to increased state and local taxes; and
●	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

Any such corporate tax liability could be substantial and would reduce our cash available for, among other things, our operations and distributions to stockholders. In addition, if we fail to maintain our qualification as a REIT, we will no longer be required to make distributions to our stockholders. As a result of all these factors, our failure to maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and could materially and adversely affect the trading price of our common shares.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to maintain our qualification as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our common shares, requirements regarding the composition of our assets and requirements that certain percentages of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially and adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

In certain circumstances, we may be subject to certain U.S. federal, state and local taxes despite our qualification as a REIT, which would reduce our cash available for distribution to you.

Even if we maintain our qualification as a REIT, we may be subject to certain U.S. federal, state and local income, property and excise taxes on our income and assets and, in certain cases, a 100% penalty tax on net income from any “prohibited transaction.” In addition, any taxable REIT subsidiaries (each a “TRS”) of ours will be subject to U.S. federal income tax, and applicable state and local taxes, as regular corporations in the jurisdictions in which they operate. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our properties and pay income tax directly on such income. In that event, our stockholders would be treated as if they had earned that income and paid the tax on it directly, would be eligible to receive a credit or refund of the taxes deemed paid on the income deemed earned, and would increase the adjusted basis of their shares by the excess of such deemed income over the amount of taxes deemed paid. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the subsidiaries through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you.

If Bluerock Residential failed to qualify as a REIT during certain periods prior to the Distribution, we would be prevented from electing to qualify as a REIT.

We believe that from the time of our formation until the date of the Distribution, we were treated as a “qualified REIT subsidiary” of Bluerock Residential. Under applicable Treasury Regulations, if Bluerock Residential failed to qualify as a REIT during certain periods prior to the Distribution, unless Bluerock Residential’s failure were subject to relief under U.S. federal income tax laws, we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Bluerock Residential failed to so qualify.

If certain of our subsidiaries, including our Operating Partnership, fail to qualify as partnerships or disregarded entities for U.S. federal income tax purposes, we would cease to qualify as a REIT and suffer other material adverse consequences.

We intend that our Operating Partnership will be treated as a partnership for U.S. federal income tax purposes, and that our other subsidiaries (other than any TRSs) will each be treated as a partnership or disregarded entity for U.S. federal income tax purposes and, therefore, will not be subject to U.S. federal income tax on its income. Instead, each of its partners or its member, as applicable, which may include us, will be allocated, and may be required to pay tax with respect to, such partner’s or member’s share of its income. We cannot assure you that the IRS will not challenge the status of any subsidiary partnership or limited liability company in which we own an interest as a disregarded entity or partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating any subsidiary partnership or limited liability company as an entity taxable as a corporation for U.S. federal income tax purposes, we could fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of any subsidiary partnerships or limited liability company to qualify as a disregarded entity or partnership for applicable income tax purposes could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners or members, including us.

Distribution requirements imposed by law limit our flexibility.

To maintain our qualification as a REIT for U.S. federal income tax purposes, we generally will be required to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains, each year. We also will be subject to tax at regular corporate income tax rates to the extent that we distribute less than 100% of our taxable income (including net capital gains) each year.

In addition, we will be subject to a 4% nondeductible excise tax to the extent that we fail to distribute during any calendar year at least the sum of 85% of our ordinary income for that calendar year, 95% of our capital gain net income for the calendar year, and any amount of that income that was not distributed in prior years.

We intend to make distributions to our stockholders to comply with the distribution requirements of the Code as well as to reduce our exposure to U.S. federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses to arrive at taxable income, along with the effect of required debt amortization payments, could require us to borrow funds to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. If we borrow money to meet such distribution requirements or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which may decrease future distributions to stockholders.

We may pay dividends on our common stock in common stock and/or cash. Our stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

In order to satisfy our REIT distribution requirements, we are permitted, subject to certain conditions and limitations, to make distributions that are in part payable in shares of our common stock. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. On November 30, 2021, the IRS issued Revenue Procedure 2021-53, which temporarily reduced (through June 30, 2022) the minimum amount of the distribution that must be available in cash to 10%.

If we make any taxable dividend payable in cash and common stock, taxable stockholders receiving such dividend will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a stockholder sells shares of our stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to certain non-U.S. holders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in our stock. If, in any taxable dividend payable in cash and stock, a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may be viewed as economically equivalent to a dividend reduction and put downward pressure on the market price of our common stock.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

The maximum U.S. federal income tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is currently 20%, plus a 3.8% “Medicare tax” surcharge. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. However, for taxable years beginning before January 1, 2026, ordinary REIT dividends constitute “qualified business income,” and thus a 20% deduction is available to individual taxpayers with respect to such dividends, resulting in a 29.6% maximum U.S. federal income tax rate (plus the 3.8% surtax on net investment income, if applicable) for individual U.S. stockholders. However, to qualify for this deduction, the stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (considering certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The more-favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of our common stock.

We may enter into certain hedging transactions that may have a potential impact on our REIT qualification.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, or to hedge existing hedging positions after any portion of the related debt or property is extinguished or disposed of, and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the gross income tests that apply to REITs. Moreover, any income from a transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income that would be qualifying REIT income under the REIT gross income tests, and any gain from the unwinding of any such transaction, does not constitute gross income for purposes of the REIT gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions may not be treated as qualifying income for purposes of the REIT gross income tests, and might also give rise to an asset that does not qualify for purposes of the REIT asset tests.

Our ability to provide certain services to our tenants may be limited by the REIT rules or may have to be provided through a TRS.

As a REIT, we generally will not be able provide services to our tenants other than those that are customarily provided by landlords, nor will we be able to derive income from a third party that provides such services. If we forego providing such services to our tenants, we may be at a disadvantage to competitors that are not subject to the same restrictions. However, we can provide such non-customary services to tenants and share in the revenue from such services if we do so through a TRS, though income earned by such TRS will be subject to U.S. federal corporate income tax.

Any ownership of a TRS will be subject to limitations, and our transactions with a TRS will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will be subject to applicable U.S. federal, state and local corporate income tax on its taxable income, and its after-tax net income will be available for distribution to us but is not required to be distributed to us. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation and, in certain circumstances, other limitations on deductibility may apply. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in any TRS for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRS on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation or to avoid application of the 100% excise tax.

The prohibited transactions tax may limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to U.S. federal corporate income tax.

The ability of our Board to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our Board may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Legislative or other actions affecting REITs could have a negative effect on us or our investors.

There can be no assurance that any future changes to the U.S. federal income tax laws or regulatory changes will not be proposed or enacted that could impact our business and financial results. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in revisions to regulations and interpretations in addition to statutory changes. If enacted, certain of such changes could have an adverse impact on our business and financial results. Stockholders are urged to consult their tax advisors regarding the effect of potential future changes to the U.S. federal income tax laws on an investment in our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and, in certain circumstances, tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

●	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);
●	part of the income and gain recognized by a tax-exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the stock; and
●	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Risks Related to Ownership of Our Common Stock

You may be restricted from acquiring or transferring certain amounts of our common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to maintain our qualification as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our capital stock.

Our charter, with certain exceptions, authorizes our Board to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively, by our Board, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our Board may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our Board determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

A limit on the percentage of our capital stock and common stock a person may own may discourage a takeover or business combination, which could prevent our common stockholders from realizing a premium price for their common stock.

Our charter restricts direct or indirect ownership by one person or entity to no more than 9.8%, in value, of the outstanding shares of all classes and series of our capital stock or 9.8% in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our Board. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our Board to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Our Board has authorized a total of 250,000,000 shares of preferred stock for issuance, of which, 30,000,000 have been classified as shares of Series A Preferred Stock. As of December 31, 2024, there are issued and outstanding 4,628,681 shares of Series A Preferred Stock, which are senior to our common stock with respect to priority of dividend payments and rights upon liquidation, dissolution or winding up. Our Board could also classify for issuance up to 220,000,000 of the remaining authorized shares of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Maryland law may limit the ability of a third party to acquire control of us.

The MGCL provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholder rights plan, (c) make a determination under the Maryland Business Combination Act, or (d) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under the MGCL, the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. The MGCL also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under the MGCL.

The MGCL also provides that, unless exempted, certain Maryland corporations may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of the Maryland corporation, unless the stock had been obtained in a transaction approved by its board of directors. These and other provisions of the MGCL could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control, which may have a material adverse effect on our business, financial condition and results of operations.

Your rights as stockholders and our rights to recover claims against our officers and directors are limited.

Under Maryland law, our charter, and the terms of certain indemnification agreements with our executive officers and directors, we must generally indemnify our officers and directors to the maximum extent permitted by Maryland law. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and their affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents in some cases.

An increase in market interest rates may have an adverse effect on the market price of our Class A common stock.

One of the factors that investors may consider in deciding whether to buy or sell our Class A common stock is our distribution yield, which is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution yield on our Class A common stock or may seek securities paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions are likely to affect the market price of our Class A common stock, and such effects could be significant. For example, if interest rates rise without an increase in our distribution rate, the market price of our Class A common stock could decrease because potential investors may require a higher distribution yield on our Class A common stock as market rates on interest-bearing securities, such as bonds, rise.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the dividend, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend. Accordingly, we generally may not make a distribution if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless our charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend. Any dividends or redemption payments may be delayed or prohibited. As a result, the price of our common stock may decrease, which may have a material adverse effect on our business, financial condition and results of operations.

We may change our dividend policy, and the cash distributions you receive may be less frequent or lower in amount than you expect.

Future dividends will be declared and paid at the discretion of our Board, and the amount and timing of dividends will depend upon cash generated by operating activities, our business, financial condition, results of operations, capital requirements, annual distribution requirements under the REIT provisions of the Code, and such other factors as our Board deems relevant. Our Board may change our dividend policy at any time, and there can be no assurance as to the manner in which future dividends will be paid or that the current dividend level will be maintained in future periods. We cannot assure you that we will consistently be able to generate sufficient available cash flow to fund distributions on our common stock, nor can we assure you that sufficient cash will be available to make distributions to you. We cannot predict the amount of distributions you may receive and we may be unable to pay, maintain or increase distributions over time. Our inability to acquire additional properties or make real estate-related investments or operate profitably may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions on our common stock. Any reduction in our dividends may cause investors to seek alternative investments, which would result in selling pressure on, and a decrease in the market price of, our common stock. As a result, the price of our common stock may decrease, which may have a material adverse effect on our business, financial condition and results of operations. In addition, to the extent we make distributions to stockholders with sources other than cash flow from operations, the amount of cash that is available for investment in real estate assets will be reduced, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

We will incur increased costs as a result of operating as a public company. If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could result in sanctions or other penalties that would harm our business.

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the New York Stock Exchange American (the “NYSE American”). Our financial results historically were included within the consolidated results of Bluerock Residential, and until the Distribution occurred, we were not directly subject to reporting and other requirements of the Exchange Act and Section 404 of the Sarbanes-Oxley Act. We currently qualify as an “emerging growth company.” For so long as we remain an emerging growth company, we will be exempt from Section 404(b) of the Sarbanes-Oxley Act, which requires auditor attestation to the effectiveness of internal control over financial reporting. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total gross annual revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the Distribution; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We cannot predict if investors will find our common stock less attractive because we may rely on the exemptions available to us as an emerging growth company. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

We will, however, be immediately subject to Section 404(a) of the Sarbanes-Oxley Act, which will require, among other things, annual management assessments of the effectiveness of our internal control over financial reporting beginning in our second annual report filed after the Distribution. In addition, as of the expiration of our emerging growth company status, we will be broadly subject to enhanced reporting and other requirements under the Exchange Act and Sarbanes-Oxley Act, which will require, among other things, a report by our independent registered public accounting firm addressing such annual management assessments. These and other obligations will place significant demands on our management, administrative and operational resources, including accounting and information technology resources. To comply with these requirements, we anticipate that we will need to further upgrade our systems, including duplicating computer hardware infrastructure, implement additional financial and management controls, reporting systems and procedures, and hire additional accounting, finance and information technology staff. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costlier. If we are unable to do this in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired and our business, prospects, financial condition and results of operations could be harmed.

For additional discussion of significant factors that make an investment in our shares risky, see the Liquidity and Capital Resources Section under Item 7. – Management’s Discussion and Analysis of Financial Conditions and Results of Operations of this report.

Item 1B.   Unresolved Staff Comments

None.

Item 1C.   Cybersecurity

Risk Management and Strategy

We recognize the importance of assessing, identifying, and managing material risks associated with cybersecurity threats, as such term is defined in Item 106(a) of Regulation S-K. These risks include, among other things: operational risks, intellectual property theft, fraud, extortion, harm to employees or customers and violation of data privacy or security laws.

Identifying and assessing cybersecurity risk is integrated into our overall risk management systems and processes. We have an enterprise-wide information security program designed to identify, protect, detect, and respond to and manage reasonably foreseeable cybersecurity risks and threats. To protect our information systems from cybersecurity threats, we use various security tools that help prevent, identify, escalate, investigate, resolve, and recover from identified vulnerabilities and security incidents in a timely manner. These include, but are not limited to, incoming (external) physical infrastructure with enhanced firmware, continuous employee training, internal reporting, and monitoring and detection tools. We also engage top third-party security providers for applications and infrastructure to identify, prioritize, assess, mitigate, and remediate risks.

Our information technology (“IT”) department regularly assess risks from cybersecurity and technology threats and monitors our information systems for potential vulnerabilities. We use a widely adopted risk quantification model to identify, measure and prioritize cybersecurity and technology risks and develop related security controls and safeguards. We conduct regular reviews and tests of our information security program, including but not limited to tabletop exercises, penetration and vulnerability testing, red team exercises, simulations, and other exercises to evaluate the effectiveness of our information security program and improve our security measures and planning.

We have implemented incident response and breach management processes which have four overarching and interconnected stages: (i) preparation for a cybersecurity incident, (ii) detection and analysis of a security incident, (iii) containment, eradication, and recovery, and (iv) post-incident analysis. Such incident responses are overseen by our Leadership Committee comprised of our Chief Operating Officer, Chief Financial Officer, General Counsel and Senior Vice President of FP&A.

Security events and data incidents are evaluated, ranked by severity, and prioritized for response and remediation. Incidents are evaluated to determine materiality as well as operational and business impact and reviewed for privacy impact.

As part of the above processes, we regularly engage external resources and consultants to assess our internal cybersecurity programs and compliance with applicable practices and standards.

Our risk management program also assesses third party risks, and we perform third-party risk management to identify and mitigate risks from key third parties such as vendors, suppliers, and other business partners. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers when handling and/or processing our employee, business, or customer data. In addition, we perform risk management during third-party cybersecurity compromise incidents to identify and mitigate risks to us from third-party incidents.

Management has not identified any risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, that have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations or financial condition. See Item 1A. Risk Factors, “We are highly dependent on information systems and therefore systems failures, cybersecurity incidents or other technology disruptions could negatively impact our business” and “Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.” above for more information. While we continually work to safeguard the information systems we use, and the proprietary, confidential and personal information residing therein, and mitigate potential risks, there can be no assurance that such actions will be sufficient to prevent cybersecurity incidents or mitigate all potential risks to such systems, networks and data or those of our third-party providers.

Governance

Our Board holds oversight responsibility over our strategy and risk management, including material risks related to cybersecurity threats. This oversight is executed directly by the Board and through its committees. The Audit Committee meets annually to review enterprise security, technology risks and cybersecurity threats, risk assessments and areas of emerging risks, incidents and mitigation strategies, and industry trends.

Our IT department maintains internal and external resources and is led by our IT Manager and assisted by our Risk Assessment/IT Compliance & Enterprise Manager. These two individuals have a combined 40+ years of industry experience, including serving in similar roles leading and overseeing cybersecurity programs at other public companies. The IT department is responsible for the information security of the organization and for the oversight of all cybersecurity infrastructure and programs. The department provides regular reports to senior management and other relevant teams on various cybersecurity threats, assessments, and findings.

Our Leadership Committee is responsible for the oversight of risks from cybersecurity threats. The Leadership Committee receive updates on a quarterly basis from leaders of our IT department and compliance and legal teams regarding matters of cybersecurity. This includes existing and new cybersecurity risks, status on how management is addressing and/or mitigating those risks, cybersecurity, and data privacy incidents (if any) and status on key information security initiatives. Our Leadership Committee and IT department discuss cybersecurity-related current events and any updates to our cybersecurity risk management and strategy programs.

Management, in coordination with our IT department, is responsible for hiring appropriate personnel, helping to integrate cybersecurity risk considerations into our overall risk management strategy, and communicating key priorities to relevant personnel. Management is responsible for approving budgets, approving cybersecurity processes, and reviewing cybersecurity assessments and other cybersecurity-related matters.

Item 2.   Investments

As of December 31, 2024, we held twenty-three real estate investments, consisting of fourteen consolidated investments and nine held through preferred equity and loan investments. The following tables provide summary information regarding our consolidated investments and preferred equity and loan investments.

Consolidated Investments

							Occupancy –
		Number of	Average Year	Ownership	Average	Occupancy –	Excluding Held for
Operating Investment Name	Market / Location	Units (1)	Built	Interest	Rent (2)	All Units (3)	Sale/Reno Units (4)
Scattered Single-Family Homes
Ballast	AZ / CO / WA	84	1998	95%	$2,077	97.6%	97.6%
Golden Pacific	IN / KS / MO	169	1977	97%	1,788	97.6%	97.6%
ILE	TX / SE US	478	1991	95%	1,871	89.7%	91.5%
Indy-Springfield	IN / MO	323	1999	100%	1,337	93.8%	96.2%
Peak JV 2	Various / TX	573	1981	80%	1,322	88.0%	92.9%
Peak JV 3	Dallas-Fort Worth, TX	90	1959	56%	1,286	60.0%	—
Savannah-84	Savannah, GA	84	2022	100%	1,823	92.9%	92.9%
Total Scattered Single-Family Homes / Average		1,801			$1,579	89.7%	93.8%

Residential Communities
Allure at Southpark	Charlotte, NC	350	2014	98%	$1,724	92.3%	92.3%
Amira at Westly	Tampa, FL	408	1999/2023	93%	1,945	92.6%	92.9%
Avenue at Timberlin Park	Jacksonville, FL	200	2001	100%	1,613	95.0%	95.5%
Villas at Huffmeister	Houston, TX	294	2007	95%	1,560	94.6%	94.9%
Wayford at Concord	Concord, NC	150	2019	83%	2,166	95.3%	96.0%
Yauger Park Villas	Olympia, WA	80	2010	95%	2,433	98.8%	98.8%
Total Residential Communities Units / Average		1,482			$1,840	93.9%	94.1%
Total Operating Units / Average		3,283			$1,689	91.6%	94.0%

Development Investment Name
Residential Communities
Abode Wendell Fall (5)	Wendell, NC	170	—	100%	—	—	—
Total Development Units		170
Total Units		3,453

(1)	Total operating units includes an aggregate of 167 units classified as held for sale, with such units included in the following portfolios: 8 units of ILE, 37 units of Indy-Springfield, 32 units of Peak JV 2, and all 90 units of Peak JV 3.
(2)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the three months ended December 31, 2024.
(3)	Percent occupied is calculated as (i) the number of units occupied as of December 31, 2024 divided by (ii) total number of units, expressed as a percentage.
(4)	Percent occupied is calculated as (i) the number of units occupied as of December 31, 2024 divided by (ii) total number of units, expressed as a percentage, and excludes 167 units classified as held for sale and an aggregate of 7 down/renovation units.
(5)	Abode Wendell Falls is a build-to-rent development project that commenced construction in 2024.

Preferred Equity and Loan Investments

			Total Actual/
		Actual/	Estimated		Actual/	Actual/	Actual/
		Planned	Construction		Estimated	Estimated	Estimated		Estimated
		Number	Cost	Cost to Date	Construction	Initial	Construction		Average
Lease-up Investment Name	Location / Market	of Units	(in millions)	(in millions)	Cost Per Unit	Occupancy	Completion	% Occupied	Rent (1)
Willow Park	Willow Park, TX	58	$17.1	$17.1	$294,828	2Q 2022	3Q 2023	87.9%	$2,362
The Cottages at Myrtle Beach	Myrtle Beach, SC	294	63.2	63.2	214,966	2Q 2023	4Q 2023	72.1%	1,743
The Cottage of Port St. Lucie	Port St. Lucie, FL	286	69.6	69.5	243,357	2Q 2023	2Q 2024	85.7%	2,133
Chandler (2)	Chandler, AZ	208	48.2	48.2	231,731	2Q 2024	3Q 2024	46.6%	1,920
Wayford at Innovation Park (3)	Charlotte, NC	210	62.0	58.7	295,238	3Q 2023	4Q 2024	64.3%	1,994
Wayford at Pringle	Charlotte, NC	102	37.2	37.2	364,706	1Q 2024	4Q 2024	85.3%	2,453
Total Lease-up Units		1,158

Development Investment Name (4)
Indigo Cove	Bluffton, SC	82	30.2	8.3	368,293	4Q 2025	1Q 2026	—	3,095
River Ford	Brunswick, GA	170	51.6	10.6	303,529	4Q 2025	1Q 2027	—	2,004
Canvas at Wildwood	Wildwood, FL	224	60.3	9.3	269,196	4Q 2026	4Q 2027	—	1,937
Total Development Units		476
Total Units/Average		1,634							$2,072

(1)	Represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.
(2)	Chandler commenced lease-up in June 2024.
(3)	Wayford at Innovation Park commenced lease-up in August 2023.
(4)	None of the development investments had commenced lease-up as of December 31, 2024.

Item 3.   Legal Proceedings

We are not party to, and none of our properties are subject to, any material pending legal proceeding.

Item 4.   Mining Safety Disclosures

Not applicable.

PART II

Item 5.   Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our shares of Class A common stock have been traded on the NYSE American under the symbol “BHM” since October 6, 2022, which is the date the Company was spun-off from Bluerock Residential.

On March 6, 2025, the closing price of our Class A common stock, as reported on the NYSE American, was $11.90.

	Period Ending
Index	10/06/22	12/31/22	12/31/23	12/31/24
Bluerock Homes Trust, Inc.	100.00	92.57	65.11	61.76
Russell 3000 Index	100.00	102.36	128.92	159.62
Russell 2000 Index	100.00	100.89	117.97	131.58
Dow Jones Equity All REIT Index	100.00	105.65	117.58	123.29
MSCI U.S. REIT Index	100.00	106.01	120.58	131.13

Stockholder Information

As of March 6, 2025, we had approximately 3,953,219 shares of Class A common stock outstanding held by a total of 496 stockholders, one of which is the holder for all beneficial owners who hold in street name.

Distributions

Future distributions paid by us on our Class A common stock and Class C common stock will be at the discretion of our Board, and will depend upon our actual cash flow, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as our Board deems relevant. Except for the special dividend addressed below, no distributions were paid on our Class A common stock and Class C common stock for the years ended December 31, 2024 and 2023.

On December 19, 2023 our Board authorized, and we declared a special dividend of $1.00 per share on our Class A common stock, Class C common stock, OP Units and LTIP Units, which was payable to the stockholders of record as of December 29, 2023, and which was paid in cash on January 5, 2024.

On January 15, 2025, our Board authorized, and we declared, (i) regular monthly dividends for the first quarter 2025 equal to a monthly rate of $0.125 per share on our Series A Preferred Stock (the “Series A Preferred Dividends”), payable monthly to the stockholders of record as of January 24, February 25 and March 25 of 2025, and (ii) enhanced special dividends on shares of our Series A Preferred Stock for the first quarter 2025, which will be seamlessly aggregated with the regular monthly Series A Preferred Dividends so as to effect a dividend rate of the average one-month Term SOFR rate plus two percent, subject to a 6.5% minimum and an 8.5% maximum annual rate, calculated and paid monthly. The Series A Preferred Dividends and enhanced special dividends for the months of January and February were paid in cash on February 5, 2025 and March 5, 2025, respectively, with the March dividends to be paid in cash on April 4, 2025.

On March 11, 2025, we declared, and our Board previously authorized, quarterly cash dividends of $0.125 per share, or $0.50 per share annually, for our Class A common stock and Class C common stock for each quarter of fiscal year 2025. The common stock dividends will be payable quarterly to the stockholders of record as of (i) March 25, 2025, (ii) June 25, 2025, (iii) September 25, 2025, and (iv) December 24, 2025, which will be paid in cash on (i) April 4, 2025, (ii) July 3, 2025, (iii) October 3, 2025, and (iv) January 5, 2026, respectively.

Return of Capital

For the year ended December 31, 2024, 100% of the distributions received by the common stockholders were classified as a return of capital. The distributions received by the preferred stockholders were classified for income tax purposes as 8.0406% ordinary, 30.4154% as a return of capital, and 61.5440% as capital gains, with 30.2646% of the capital gains qualifying as long-term capital gains and 69.7354% qualifying as Section 1250 gains. For the year ended December 31, 2023, 100% of the distributions received by both the common and preferred stockholders were classified as capital gains for income tax purposes and none were a return of capital, with 0.4022% and 0.5665% of the capital gains qualifying as Section 1250 gains for the common and preferred stockholders, respectively.

Unregistered Sales of Equity Securities

We previously disclosed our issuances during the years ended December 31, 2024 and 2023 of equity securities that were not registered under the Securities Act of 1933, as amended, in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023, and on Form 8-K filed with the SEC on January 5, 2023, February 23, 2023, May 19, 2023, May 26, 2023, August 16, 2023, November 15, 2023, January 10, 2024, February 23, 2024, April 5, 2024, May 2, 2024, May 15, 2024, August 12, 2024 and November 13, 2024.

Item 6.   [Reserved]

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of Bluerock Homes Trust, Inc., and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Bluerock Homes Trust, Inc., a Maryland corporation, and, as required by context, Bluerock Residential Holdings, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership,” and to their subsidiaries. We refer to Bluerock Real Estate, L.L.C., a Delaware limited liability company, and its affiliate, Bluerock Real Estate Holdings, LLC, a Delaware limited liability company, together as “BRE,” and we refer to our external manager, Bluerock Homes Manager, LLC, a Delaware limited liability company organized in 2022, as our “Manager.” Both BRE and our Manager are affiliated with us. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. See also “Forward-Looking Statements” preceding Part I.

Overview

We were incorporated as a Maryland corporation on December 16, 2021. We own and operate a portfolio of institutional residential properties including single-family homes, build-to-rent communities, and other residential communities located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. Our principal objective is to generate attractive risk-adjusted returns on investments where we believe we can drive growth in funds from operations and net asset value by acquiring residential units, developing residential communities, and through Value-Add renovations. Our Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize our return on investment.

We have no employees and are supported by a related-party service agreement with the Manager (the “Management Agreement”). We are externally managed by the Manager, which manages our day-to-day operations under the Management Agreement. The current term of the Management Agreement expires October 6, 2025 and will be automatically renewed for a one-year term each year on October 6, unless previously terminated in accordance with the terms of the Management Agreement. The Manager is responsible for managing our affairs on a day-to-day basis and for identifying and making real estate investments on our behalf. Substantially all our business is conducted through our Operating Partnership, of which we are the sole general partner.

As of December 31, 2024, we held twenty-three real estate investments, consisting of fourteen consolidated investments and nine preferred equity and loan investments. The twenty-three investments represent an aggregate of 5,087 residential units, comprised of 3,453 consolidated units, of which 170 units are under development, and 1,634 units through preferred equity and loan investments, which includes planned units and those under development. As of December 31, 2024, our consolidated operating investments were approximately 91.6% occupied; excluding units classified as held for sale and down/renovation units, our consolidated operating investments were approximately 94.0% occupied.

We have elected to be treated, and currently qualify, as a real estate investment trust (“REIT”) for federal income tax purposes. As a REIT, we generally are not subject to corporate-level income taxes. To maintain our REIT status, we are required, among other requirements, to distribute annually at least 90% of our “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates and we would not be permitted to qualify as a REIT for four years following the year in which we lost our qualification. Such an event could materially and adversely affect our net income and results of operations. We intend to continue to organize and operate in such a manner as to remain qualified as a REIT.

Significant Developments

Investment Activity Summary

Provided below is a summary of our investment activity during the year ended December 31, 2024.

Acquisition of Amira at Westly

On October 31, 2024, we, through BR Amira DST, a Delaware statutory trust and a wholly owned subsidiary of our Operating Partnership (the “Amira DST”), acquired a 408-unit residential community located in Tampa, Florida known as Amira at Westly. The purchase price of $103.0 million was funded with (i) a $56.7 million senior loan secured by Amira at Westly, (ii) borrowings of $36.0 million on a revolving credit facility, and (iii) cash of $14.5 million that we funded, inclusive of certain adjustments typical in such real estate transactions. Amira at Westly is the first property that we acquired through a Delaware statutory trust to be part of a private placement offering through which interests in the Amira DST will be issued to third party accredited investors therein (as further described below).

Following the acquisition of Amira at Westly, the organizational structure with respect to the ownership of Amira at Westly is such that Amira at Westly is owned by the Amira DST, and the Amira DST is wholly owned by BHM Amira Investment Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (“BHM Amira Investment Co”). BHM Amira Investment Co initially owns all Class 2 DST Interests in the Amira DST, which will be redeemed over time to permit the issuance of Class 1 DST Interests in the Amira DST to third party accredited investors therein as part of a private placement offering. Amira at Westly is subject to a Master Lease Agreement with BHM Amira Leaseco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (“BHM Amira Leaseco”), pursuant to which we, through BHM Amira Leaseco, receive and are obligated to pay rent received from Amira at Westly to the Amira DST.

Acquisition of Residential Communities

In addition to the acquisition of Amira at Westly presented above, we acquired three operating residential communities as follows: Villas at Huffmeister with 294 units located in Houston, Texas and acquired through a 95% owned joint venture entity, Avenue at Timberlin Park with 200 units located in Jacksonville, Florida and acquired with full ownership interests, and Allure at Southpark with 350 units located in Charlotte, North Carolina and acquired through a 98.05% owned joint venture entity. The aggregate purchase price of these three communities was approximately $167.0 million.

Preferred Equity and Loan Investment Summary

We entered into three new joint venture agreements with unaffiliated third parties to develop build-to-rent, single-family residential units. We made commitments to invest capital for preferred equity interests in the three joint ventures as follows: (i) $5.3 million for 82 units located in Bluffton, South Carolina known as Indigo Cove, (ii) $7.0 million for 170 units located in Brunswick, Georgia known as River Ford, and (iii) $14.6 million for 224 units located in Wildwood, Florida known as Canvas at Wildwood. Of our aggregate commitment to invest approximately $26.9 million in the three joint ventures, $9.3 million had been funded as of December 31, 2024.

In addition, we entered into an agreement with an unaffiliated third party to provide capital in the maximum aggregate amount of $30.1 million, all of which was funded during 2024, for 102 build-to-rent, single-family residential units in Charlotte, North Carolina known as Wayford at Pringle. Our investment in Wayford at Pringle is comprised of the following: (i) a debt security investment in the aggregate amount of $7.8 million, and (ii) a loan investment in the aggregate amount of $22.3 million.

We held both a loan investment (the “Woods Loan”) and a preferred equity investment with unaffiliated third parties in The Woods at Forest Hill. The Woods Loan was fully paid off in the principal amount of $8.3 million, and our preferred equity investment in the principal amount of $5.6 million was fully redeemed. In addition, our remaining $1.7 million of preferred equity investment in Willow Park, which was redeemed in 2023 and collateralized by The Woods at Forest Hill and other investments held by the operating partnership of Peak Housing REIT (the “Peak REIT OP”), was received in full in 2024. Also, our remaining preferred equity investment in the Peak REIT OP, which was collateralized by single-family residential units collectively known as Peak Housing, in the principal amount of $10.6 million was fully redeemed.

Sale of Navigator Villas

Prior to the sale of the property, and to effectuate a tax-deferred exchange under Section 1031 of the Code, we purchased our joint venture partner’s interest in Navigator Villas for $2.9 million, inclusive of estimated post-close adjustments. On August 7, 2024, we closed on the sale of Navigator Villas located in Pasco, Washington for a sale price of $36.4 million, subject to certain prorations and adjustments typical in such real estate transactions. After deductions for the payoff of existing mortgage indebtedness encumbering the property in the amount of $19.5 million, the purchase price of the joint venture partner’s interest, the payment of early extinguishment of debt costs, and closing costs and fees, the sale of Navigator Villas generated net proceeds of approximately $12.7 million and a gain on sale of approximately $10.0 million. We recorded a loss on extinguishment of debt of $0.1 million related to the sale.

Sale of Consolidated Operating Units

We closed on the following sales: four units in the ILE portfolio, eleven units in the Indy-Springfield portfolio, twenty-three units in the Peak JV 2 portfolio, and sixty units in the Peak JV 3 portfolio, pursuant to the terms and conditions of multiple separate purchase and sales agreements. The ninety-eight units were sold for an aggregate of approximately $15.3 million, subject to certain closing costs, prorations and adjustments typical in such real estate transactions, and generated net proceeds of approximately $14.4 million and a gain on sales of approximately $1.8 million.

Held for Sale

At December 31, 2024, we classified an aggregate of 167 units as held for sale in our consolidated balance sheets, and for the year ended December 31, 2024, we recorded an impairment of $3.3 million related to held for sale units which is included in gain on sale and (impairment) of real estate investments, net in our consolidated statements of operations and comprehensive income. The 167 units classified as held for sale are all reported in our scattered single-family homes segment and are included in the following portfolios: 8 units of ILE, 37 units of Indy-Springfield, 32 units of Peak JV 2, and all 90 units of Peak JV 3. These units were identified based on submarket analysis and individual unit-level operational review. Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on our consolidated balance sheets.

Series A Redeemable Preferred Stock

During the year ended December 31, 2024, we issued 4,198,566 shares of 6.0% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) at $25.00 per share (the “Stated Value”) under a continuous registered offering with net proceeds of approximately $92.9 million after (i) commissions, dealer manager fees and sales discounts of approximately $10.6 million, and (ii) costs related to establishing the offering of Series A Preferred Stock of approximately $1.5 million. As of December 31, 2024, we had issued a total of 4,635,241 shares of Series A Preferred Stock with total net proceeds of approximately $101.1 million after commissions, dealer manager fees, sales discounts and offering costs. During the year ended December 31, 2024, we, at the request of holders, redeemed 6,560 shares of Series A Preferred Stock through the issuance of 9,103 shares of Class A common stock.

In November 2023, we announced the payment of additional contingent special daily dividends with respect to our Series A Preferred Stock. This dividend was aggregated with the regular monthly dividend so as to effect a dividend rate of two percent over the average 10-Year Daily Treasury Par Yield Curve Rate with a floor of 6% annually, calculated and paid monthly. Commencing in November 2023, the Series A Preferred Stock additional contingent special dividend was declared for each month for which the Board declared the regular monthly dividend of $0.125 per outstanding share of Series A Preferred Stock. In May 2024, we announced the payment of an enhanced special dividend replacing the additional contingent special daily dividend. The enhanced special dividend is aggregated with the regular monthly dividend so as to effect a dividend rate of the average one-month Term SOFR rate plus two percent, subject to a 6.5% minimum and an 8.5% maximum annual rate, calculated and paid monthly. Commencing in May 2024, the Series A Preferred enhanced special dividend was declared for each month for which the Board declared the regular monthly dividend of $0.125 per outstanding share of Series A Preferred Stock.

Stockholders’ Equity

Our total stockholders’ equity decreased $8.0 million from $147.4 million as of December 31, 2023 to $139.4 million as of December 31, 2024. The decrease in our total stockholders’ equity is primarily attributable to $2.2 million related to the acquisition of noncontrolling interests, preferred dividends declared of $4.0 million, and an adjustment of $2.3 million for noncontrolling interest ownership in the Operating Partnership, partially offset by net income of $0.4 million.

Industry Outlook

The residential rental industry has historically been more resilient to economic cycles than other commercial real estate sectors and is currently benefiting from significant industry tailwinds that began during the pandemic. We believe industry dynamics present a compelling investment opportunity for us, including:

●	Renting currently represents a significant cost saving to homeownership, and the recent increases in both housing prices and mortgage rates has exacerbated the difference. This is expected to continue into the future and will force the millennial generation to rent for longer as they enter their household formation years.
●	Demand fundamentals are strong and strengthening further, particularly from rental-biased and debt-burdened millennials now reaching peak homeownership age. We believe that a continued upswing in propensity to rent, coupled with the limited and descending supply of housing options, signals significant opportunity in the residential rental industry.

●	Residential rental production has been below historical levels since the end of the Great Financial Crisis. This, couple with lack of new housing supply and a significant decrease in apartment construction following 2024 should create a goldilocks environment for the residential rental industry providing landlords with significant pricing power due to a strong imbalance of supply and demand.

Results of Operations

Note 3 “Acquisition of Real Estate”; Note 4 “Sale of Real Estate Assets and Held for Sale Real Estate Assets”; Note 5 “Investments in Real Estate”; Note 6 “Notes and Interest Receivable”; and Note 7 “Preferred Equity Investments,” to our Consolidated Financial Statements provide discussion of our various purchases and sales of consolidated investments, and our loan and preferred equity investments. These transactions have resulted in material changes to the presentation of our financial statements.

The following is a summary of our consolidated real estate investments as of December 31, 2024:

							Occupancy –
		Number of	Average Year	Ownership	Average	Occupancy –	Excluding Held for
Operating Investment Name	Market / Location	Units (1)	Built	Interest	Rent (2)	All Units (3)	Sale/Reno Units (4)
Scattered Single-Family Homes
Ballast	AZ / CO / WA	84	1998	95%	$2,077	97.6%	97.6%
Golden Pacific	IN / KS / MO	169	1977	97%	1,788	97.6%	97.6%
ILE	TX / SE US	478	1991	95%	1,871	89.7%	91.5%
Indy-Springfield	IN / MO	323	1999	100%	1,337	93.8%	96.2%
Peak JV 2	Various / TX	573	1981	80%	1,322	88.0%	92.9%
Peak JV 3	Dallas-Fort Worth, TX	90	1959	56%	1,286	60.0%	—
Savannah-84	Savannah, GA	84	2022	100%	1,823	92.9%	92.9%
Total Scattered Single-Family Homes / Average		1,801			$1,579	89.7%	93.8%

Residential Communities
Allure at Southpark	Charlotte, NC	350	2014	98%	$1,724	92.3%	92.3%
Amira at Westly	Tampa, FL	408	1999/2023	93%	1,945	92.6%	92.9%
Avenue at Timberlin Park	Jacksonville, FL	200	2001	100%	1,613	95.0%	95.5%
Villas at Huffmeister	Houston, TX	294	2007	95%	1,560	94.6%	94.9%
Wayford at Concord	Concord, NC	150	2019	83%	2,166	95.3%	96.0%
Yauger Park Villas	Olympia, WA	80	2010	95%	2,433	98.8%	98.8%
Total Residential Communities Units / Average		1,482			$1,840	93.9%	94.1%
Total Operating Units / Average		3,283			$1,689	91.6%	94.0%

Development Investment Name
Residential Communities
Abode Wendell Fall (5)	Wendell, NC	170	—	100%	—	—	—
Total Development Units		170
Total Units		3,453

(1)	Total operating units includes an aggregate of 167 units classified as held for sale, with such units included in the following portfolios: 8 units of ILE, 37 units of Indy-Springfield, 32 units of Peak JV 2, and all 90 units of Peak JV 3.
(2)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the three months ended December 31, 2024.
(3)	Percent occupied is calculated as (i) the number of units occupied as of December 31, 2024 divided by (ii) total number of units, expressed as a percentage.
(4)	Percent occupied is calculated as (i) the number of units occupied as of December 31, 2024 divided by (ii) total number of units, expressed as a percentage, and excludes 167 units classified as held for sale and an aggregate of 7 down/renovation units.

(5)	Abode Wendell Falls is a build-to-rent development project that commenced construction in 2024.

The following is a summary of our consolidated operational results by reportable segment for the years ended December 31, 2024 and 2023 ($ in thousands, except average rental rates):

	2024	2023	Variance
Scattered single-family homes	$32,135	$31,411	2.3%
Residential communities	16,449	9,588	71.6%
Rental and other property revenues	$48,584	$40,999	18.5%

Scattered single-family homes	$17,194	$16,058	7.1%
Residential communities	6,950	3,106	123.8%
Property operating expenses	$24,144	$19,164	26.0%

Scattered single-family homes	$14,941	$15,353	-2.7%
Residential communities	9,499	6,482	46.5%
Net operating income	$24,440	$21,835	11.9%

Scattered single-family homes	90.2%	91.0%	(80)	bps
Residential communities	95.1%	95.5%	(40)	bps
Average occupancy percentage (1)(2)	91.7%	91.8%	(10)	bps

Scattered single-family homes	$1,556	$1,487	4.6%
Residential communities	1,815	1,939	-6.4%
Average rental rate (2)(3)	$1,638	$1,569	4.4%

(1)	Represents the average of the ending occupancy as of the last day of each month in the year presented for all units in our consolidated portfolio.
(2)	The amount presented for 2024 includes Navigator Villas through July 2024. Navigator Villas was sold in August 2024.
(3)	Represents the average of the ending average effective rent per occupied unit as of the last day of each month in the year presented.

The following is a summary of our preferred equity and loan investments as of December 31, 2024:

			Total Actual/
		Actual/	Estimated		Actual/	Actual/	Actual/
		Planned	Construction		Estimated	Estimated	Estimated		Estimated
		Number	Cost	Cost to Date	Construction	Initial	Construction		Average
Lease-up Investment Name	Location / Market	of Units	(in millions)	(in millions)	Cost Per Unit	Occupancy	Completion	% Occupied	Rent (1)
Willow Park	Willow Park, TX	58	$17.1	$17.1	$294,828	2Q 2022	3Q 2023	87.9%	$2,362
The Cottages at Myrtle Beach	Myrtle Beach, SC	294	63.2	63.2	214,966	2Q 2023	4Q 2023	72.1%	1,743
The Cottage of Port St. Lucie	Port St. Lucie, FL	286	69.6	69.5	243,357	2Q 2023	2Q 2024	85.7%	2,133
Chandler (2)	Chandler, AZ	208	48.2	48.2	231,731	2Q 2024	3Q 2024	46.6%	1,920
Wayford at Innovation Park (3)	Charlotte, NC	210	62.0	58.7	295,238	3Q 2023	4Q 2024	64.3%	1,994
Wayford at Pringle	Charlotte, NC	102	37.2	37.2	364,706	1Q 2024	4Q 2024	85.3%	2,453
Total Lease-up Units		1,158

Development Investment Name (4)
Indigo Cove	Bluffton, SC	82	30.2	8.3	368,293	4Q 2025	1Q 2026	—	3,095
River Ford	Brunswick, GA	170	51.6	10.6	303,529	4Q 2025	1Q 2027	—	2,004
Canvas at Wildwood	Wildwood, FL	224	60.3	9.3	269,196	4Q 2026	4Q 2027	—	1,937
Total Development Units		476
Total Units/Average		1,634							$2,072

(1)	Represents the average pro forma effective monthly rent per occupied unit for all expected occupied units upon stabilization.
(2)	Chandler commenced lease-up in June 2024.
(3)	Wayford at Innovation Park commenced lease-up in August 2023.
(4)	None of the development investments had commenced lease-up as of December 31, 2024.

Year ended December 31, 2024 as compared to the year ended December 31, 2023

Revenue

Rental and other property revenues increased $ 7.6 million, or 18%, to $48.6 million for the year ended December 31, 2024 as compared to $41.0 million for the same prior year period. The increase was primarily due to: (i) the acquisition of 294 units at Villas at Huffmeister during the first quarter 2024, 200 units at Avenue at Timberlin Park during the third quarter 2024, 408 units at Amira at Westly and 350 units at Allure at Southpark during the fourth quarter 2024, and (ii) rental rate improvement from our active management and organic market rent growth. The increase was partially offset by the sale of 176 units at Navigator Villas and 151 single-family units in our portfolio since January 1, 2023. Our average rent per occupied unit increased $69, or 4.4%, to $1,638 as compared to $1,569 during the prior year period. Average occupancy decreased 10 basis points from 91.8% to 91.7% on a year over year basis.

Interest income from loan investments amounted to $1.6 million for the year ended December 31, 2024 as compared to $0.1 million for the same prior year period due to three new loan investments, one of which was fully paid off during the year ended December 31, 2024.

Expenses

Property operating expenses increased $ 4.9 million, or 26%, to $24.1 million for the year ended December 31, 2024 as compared to $19.2 million for the same prior year period. The increase was primarily due to: (i) the acquisition of 294 units at Villas at Huffmeister during the first quarter 2024, 200 units at Avenue at Timberlin Park during the third quarter 2024, 408 units at Amira at Westly and 350 units at Allure at Southpark during the fourth quarter 2024, and (ii) an increase in turnover expense subsequent to initial renovation completed on units in previous years. The increase was partially offset by the sale of 176 units at Navigator Villas and 151 single-family units since January 1, 2023.

Property management and asset management fees expense were $ 4.7 million for the year ended December 31, 2024 as compared to $4.4 million in the same prior year period. Property management fees are based on a stated percentage of property revenues and asset management fees are based on a stated percentage of capital contributions or assets under management, where applicable.

General and administrative expenses amounted to $10.6 million for the year ended December 31, 2024 as compared to $8.0 million for the same prior year period. Of the $10.6 million total expense for the year ended December 31, 2024, $6.2 million related to direct costs incurred by us, while the remaining $4.4 million related to the operating expense reimbursement to our Manager, which included rent, utilities, accounting and legal services, and IT expenses. The expense reimbursement to our Manager included an increase of $2.1 million related to accounting and legal services compared to the same prior year period. Prior to the fourth quarter 2023, the Manager elected to not seek reimbursement for legal and accounting services during our first year of operations. Commencing with the operating expense reimbursement for the first quarter 2024, we paid the operating expense reimbursement to the Manager entirely in cash; prior to the first quarter 2024, we paid the full operating expense reimbursement to the Manager through the issuance of C-LTIP Units.

Management fees to related party amounted to $9.1 million for the year ended December 31, 2024 as compared to $7.9 million for the same prior year period. The increase was due to an increase in equity primarily from our continuous registered offering of Series A Preferred Stock, which began in the third quarter of 2023. For the first three quarters of 2024, we paid the base management fee to the Manager as one half (50%) in C-LTIP Units and the remainder in cash, and for the fourth quarter of 2024, we will pay $0.2 million of the base management fee in C-LTIP Units with the remainder in cash. Prior to the first quarter of 2024, we paid the full base management fee to the Manager through the issuance of C-LTIP Units

Acquisition and other transaction costs amounted to $0.3 million for the year ended December 31, 2024 as compared to $1.8 million for the same prior year period. Acquisition costs can vary greatly, and the costs incurred in any given period may be significantly different in future periods. The 2023 expense primarily relates to the transition of property management services for over 1,000 homes.

Weather-related losses amounted to $0.2 million for the year ended December 31, 2024 as compared to zero for the same prior year period. The 2024 expense primarily relates to hurricane damage in Texas.

Depreciation and amortization expenses were $19.9 million for the year ended December 31, 2024 as compared to $16.2 million for the same prior year period, with the increase primarily due to the acquisition of Villas at Huffmeister during the first quarter 2024, Avenue at Timberlin Park during the third quarter 2024, and Amira at Westly and Allure at Southpark during the fourth quarter 2024. The increase was partially offset by the sale of Navigator Villas and single-family units in our portfolio since January 1, 2023.

Other Income and Expense

Other income and expense amounted to income of $6.6 million for the year ended December 31, 2024 compared to income of $0.6 million for the same prior year period. This was primarily due to a $11.5 million increase in gain on sales of real estate investments and a $2.8 million increase in interest income from our short-term cash investments. These income sources were partially offset by a $5.0 million net increase in interest expense primarily attributable to a decrease in the fair value of the interest rate caps and swaps and an increase in the outstanding debt to $381.6 million at December 31, 2024 as compared to $166.7 million at December 31, 2023, and a $3.4 million increase in impairment on real estate.

Net Operating Income

We believe that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. NOI also is a computation made by analysts and investors to measure a real estate company’s operating performance.

We believe that this measure provides an operating perspective not immediately apparent from operating income or net income prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

However, NOI should only be used as a supplemental measure of our financial performance. The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI, as computed in accordance with GAAP for the years ended December 31, 2024 and 2023 (amounts in thousands):

	2024	2023
Net loss attributable to common stockholders	$(4,234)	$(4,503)
Add back: Net loss attributable to Operating Partnership Units	(9,232)	(8,996)
Net loss attributable to common stockholders and unit holders	(13,466)	(13,499)
Net loss attributable to partially owned properties’ noncontrolling interests	(2,891)	(2,398)
Real estate depreciation and amortization	19,810	16,023
Non-real estate depreciation and amortization	140	200
Non-cash interest expense	1,755	2,775
Unrealized loss on derivatives	3,885	2,933
(Recovery of) provision for credit losses	(93)	174
Property management and asset management fees	4,715	4,416
Management fees to related party	9,111	7,922
Acquisition and other transaction costs	255	1,820
Corporate operating expenses	10,582	7,959
Weather-related losses, net	170	(17)
Loss on extinguishment of debt costs	151	—
Interest income	(5,424)	(2,609)
Preferred stock dividends	4,022	130
Preferred stock accretion	244	—
Other income, net	(330)	(679)
Income from preferred equity investments	(11,937)	(11,632)
Interest income from loan investments	(1,630)	(94)
(Gain) on sale and impairment of real estate investments, net	(7,081)	1,017
Total property income	11,988	14,441
Add back: Interest expense	12,452	7,394
Net operating income	$24,440	$21,835

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, both short- and long-term. Our primary short-term liquidity requirements historically have related to (i) our operating expenses and other general business needs, (ii) investments in real estate, (iii) distributions to stockholders, (iv) committed investments and capital requirements to fund development and renovations at existing properties, (v) ongoing commitments to repay borrowings, including our revolving credit facilities and our maturing debt, and (vi) Class A common stock repurchases under our stock repurchase plan.

Our ability to access capital on favorable terms as well as to use cash from operations to continue to meet our short-term liquidity needs could be affected by various risks and uncertainties, including the risks detailed in Part I, Item 1A titled “Risk Factors”. While consolidated occupancy excluding units classified as held for sale and down/renovation units remains strong at 94.0% as of December 31, 2024, in future periods we may experience reduced levels of tenant retention, and reduced foot traffic and lease applications from prospective tenants.

In addition, in October 2024, we launched a program to sponsor and raise capital through private placement offerings of Delaware statutory trusts (each, a “DST”) holding residential properties (collectively, the “DST Program”). We expect that the DST Program will give us the opportunity to expand and diversify our capital raise strategies by offering what we believe to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions and create future pipeline acquisition opportunities. In conjunction with the DST Program, our Operating Partnership has issued certain non-interest bearing demand notes in relation to its role as the master tenant (the “Master Tenant”) under certain master leases (the “Master Leases”) related to the DST Program (the “Demand Notes”), which could be called upon if the net operating cash flow is insufficient to pay the rent required under the Master Leases (subject to limited deferral rights) or satisfy its other obligations under the Master Leases. As compensation for the Operating Partnership’s obligations under the Master Leases, we will share in the rent paid by the tenants of the underlying properties in accordance with the waterfall set forth in the applicable Master Lease. As of December 31, 2024, we had one offering in our DST Program and had raised $4.5 million in offering proceeds of the $66.0 million total offering, issued a demand note of $0.7 million, and had $103.4 million in total net real estate investments associated with the DST Program.

In conjunction with sponsoring of the DST Program, our Operating Partnership is granted an option to acquire DST Interests from the DST Program’s beneficial owners at a later date for an aggregate value equal to such beneficial owner’s pro rata share of the appraised value of the properties, as determined by an independent appraisal firm, less any indebtedness encumbering such beneficial owner’s DST Interest or the beneficial owner’s pro rata share of any indebtedness encumbering the properties, which will be assumed or paid off by our Operating Partnership.

In general, we believe our available cash balances, cash flows from operations, proceeds from the offering of our Series A Preferred Stock, proceeds from the Amended DB Credit Facility and KeyBank Credit Facility (as hereinafter defined, and collectively, the “revolving credit facilities”), proceeds from our DST Program, proceeds from future mortgage debt financings for acquisitions and/or development projects, and other financing arrangements will be sufficient to fund our liquidity requirements with respect to our existing portfolio for the next 12 months. In general, we expect that our results related to our existing portfolio will improve in future periods as a result of anticipated future investments in and acquisitions of residential properties and build-to-rent communities.

We believe we will be able to meet our primary liquidity requirements going forward through, among other sources:

●	$115.2 million in cash available at December 31, 2024;
●	capacity of $79 million, of which approximately $13 million was available at December 31, 2024, on our revolving credit facilities;
●	proceeds from future mortgage debt financings for acquisition and/or development projects;
●	cash generated from operating activities; and
●	proceeds from the offering of our Series A Preferred Stock and potential offerings of common and preferred stock, as well as issuances of units of limited partnership interest in our Operating Partnership (“OP Units”).

The following table summarizes our contractual obligations as of December 31, 2024 related to our mortgage notes secured by our properties and revolving credit facilities. At December 31, 2024, our estimated future required payments on these obligations were as follows (amounts in thousands):

	Total	2025	2026-2027	2028-2029	Thereafter
Mortgages Payable (Principal)	$260,598	$1,871	$60,759	$86,152	$111,816
Revolving Credit Facilities	121,000	121,000	—	—	—
Estimated Interest Payments on Mortgages Payable and Revolving Credit Facilities	74,205	16,198	25,157	18,991	13,859
Total	$455,803	$139,069	$85,916	$105,143	$125,675

Estimated interest payments are based on the stated rates for mortgage notes payable assuming the interest rate in effect for the most recent quarter remains in effect through the respective maturity dates.

As of December 31, 2024, we had contractual commitments to fund future cash obligations in certain of our preferred equity investments and loan investments in the aggregate of $17.6 million and zero, respectively. In addition, we made a commitment to fund the total estimated project costs of $56.9 million for the development of Abode Wendell Falls, a 170-unit build-to-rent development project in Wendell, North Carolina. As of December 31, 2024, the remaining estimated project costs to complete Abode Wendell Falls was $49.4 million.

As equity capital market conditions permit, we may supplement our capital for short-term liquidity needs with proceeds of potential offerings of our common and preferred stock, as well as the issuance of OP Units. Given the significant volatility in the trading price of REIT equities and our otherwise stable financial condition and liquidity position, we cannot provide assurances that these offerings are a likely source of capital to meet short-term liquidity needs.

On February 13, 2024, our Board authorized a stock repurchase plan that provided for the repurchase, from time to time, of up to an aggregate of $5 million of our outstanding shares of Class A common stock, with such repurchases to be conducted in accordance with the requirements of Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to Rule 10b-5 of the Exchange Act. The repurchase plan had a term of one year and ended in February 2025. We made no repurchases of our Class A common stock under the stock repurchase plan. Our Board did authorize a new stock repurchase plan in late February 2025; refer to Subsequent Events further below in this section for additional information.

Our primary long-term liquidity requirements relate to (i) costs for additional residential investments, including development projects, (ii) repayment of long-term debt and our revolving credit facilities, (iii) capital expenditures, and (iv) cash redemption requirements related to our Series A Preferred Stock, and (v) Class A common stock repurchases under our stock repurchase plan.

We intend to finance our long-term liquidity requirements with net proceeds of additional issuances of common and preferred stock, including issuances in connection with the continuous registered offering of our Series A Preferred Stock, our revolving credit facilities, our DST Program, as well as future acquisition or project-based borrowings. Our success in meeting these requirements will therefore depend upon our ability to access capital. Further, our ability to access equity capital is dependent upon, among other things, general market conditions for REITs and the capital markets in general, market perceptions about us and our asset class, and current trading prices of our securities.

As we did in the year ended December 31, 2024, we may also selectively sell consolidated operating assets at appropriate times, which would be expected to generate cash sources for both our short-term and long-term liquidity needs.

We may also meet our long-term liquidity needs through borrowings from a number of sources, either at the corporate or project level. In December 2023, we entered into an amended and restated credit agreement with Deutsche Bank Securities, Inc. and a syndicate of other lenders, which provides for a revolving loan with a maximum commitment amount of $150 million (the “Amended DB Credit Facility”). In addition, in October 2024, we entered into a credit agreement with KeyBank National Association and a syndicate of other lenders, which provides for a revolving loan with a maximum commitment amount of $50 million (the “KeyBank Credit Facility”). We believe our revolving credit facilities will serve as our primary debt source that will continue to enable us to deploy our capital more efficiently and provide capital structure flexibility as we grow our asset base. In addition to restrictive covenants, our revolving credit facilities contain material financial covenants. At December 31, 2024, we were in compliance with all covenants under our credit facilities. We will continue to monitor the debt markets, including Fannie Mae and Freddie Mac, and as market conditions permit, access borrowings that are advantageous to us.

If we are unable to obtain financing on favorable terms or at all, we would likely need to curtail our investment activities, including acquisitions and improvements to and developments of real properties, which could limit our growth prospects. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more securities or borrowing more money. We also may be forced to dispose of assets at inopportune times to maintain REIT qualification and Investment Company Act exemption.

We expect to maintain a distribution on our Series A Preferred Stock in accordance with the terms which require monthly dividends. While our distributions through December 31, 2024 have been paid from cash flow from operations and in accordance with our policy, distributions in the future may be paid from cash flow from operations, proceeds from the offering of our Series A Preferred Stock, proceeds from the DST Program, the sales of assets, and additional sources, such as from borrowings.

We have notes receivable in conjunction with properties that are in lease-up. To date, these investments have been structured as senior loans, and in the future, we may also provide mezzanine financing to these types of projects. The notes receivable provide a current stated return and require repayment based on a fixed maturity date. If the property does not repay the notes receivable upon maturity, our income, FFO, CFFO and cash flows could be reduced below the stated returns currently being recognized if the property does not produce sufficient cash flow to pay its operating expenses and debt service, or to refinance its debt obligations.

We also have preferred equity interests in properties that are in various stages of development and in lease-up, and our preferred equity investments are structured to provide a current and/or accrued preferred return during all phases. Each joint venture in which we own a preferred equity interest is required to redeem our preferred equity interests, plus any accrued preferred return, based on a fixed maturity date, generally in relation to the property’s construction loan or mortgage loan maturity. Upon redemption of the preferred equity interests, our income, FFO, CFFO and cash flows could be reduced below the preferred returns currently being recognized. Alternatively, if the joint ventures do not redeem our preferred membership interest when required, our income, FFO, CFFO and cash flows could be reduced if the development project does not produce sufficient cash flow to pays its operating expenses, debt service and preferred return obligations. As we evaluate our capital position and capital allocation strategy, we may consider alternative means of financing our development loan and preferred equity investment activities at the subsidiary level.

Off-Balance Sheet Arrangements

As of December 31, 2024, we have off-balance sheet arrangements that may have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures. As of December 31, 2024, we own investments in eight joint ventures that are accounted for as available-for-sale debt securities.

Cash Flows

Cash Flows from Operating Activities

As of December 31, 2024, we held twenty-three real estate investments, consisting of fourteen consolidated investments and nine preferred equity and loan investments, with the twenty-three investments representing an aggregate of 5,087 residential units. During the year ended December 31, 2024, net cash provided by operating activities was $9.1 million after net loss of $12.1 million was adjusted for the following:

●non-cash items of $16.6 million;
●distributions of income and income from preferred equity investments of $2.3 million;

●an increase in accounts payable and other accrued liabilities of $1.9 million; and
●a decrease in accounts receivable, prepaids and other assets of $1.3 million; offset by
●a decrease in due from affiliates, net of $0.6 million; and
●an increase in notes and accrued interest receivable of $0.3 million.

Cash Flows from Investing Activities

During the year ended December 31, 2024, net cash used in investing activities was $224.9 million, primarily due to the following:

●	$248.2 million used in acquiring consolidated real estate investments;
●	$39.4 million used in acquiring investments in preferred equity investments and notes receivable;
●	$9.3 million used on capital expenditures; and
●	$2.7 million paid for an interest rate cap; offset by
●	$50.0 million of proceeds from the sale of real estate investments.
●	$16.2 million of proceeds from the redemption of preferred equity investments;
●	$8.3 million of repayments of notes receivable; and
●	$0.1 million of insurance proceeds related to real estate investments.

Cash Flows from Financing Activities

During the year ended December 31, 2024, net cash provided by financing activities was $260.7 million, primarily due to the following:

●	net borrowings of $158.5 million on mortgages payable;
●	net proceeds of $92.9 million from the issuance of Series A Preferred Stock;
●	proceeds of $71.0 million from borrowings on revolving credit facilities; and
●	capital contributions of $5.9 million from partially owned properties’ noncontrolling interests; offset by
●	$22.3 million of repayments of our mortgages payable;
●	$20.0 million of repayments on revolving credit facilities;
●	$8.5 million of distributions to noncontrolling interests;
●	$6.3 million in deferred financing costs;
●	$3.9 million of distributions to common stockholders;
●	$3.5 million in cash distributions paid to preferred stockholders;
●	$2.9 million for purchase of interests from noncontrolling interests; and
●	$0.1 million in cash distributions paid to partially owned properties’ noncontrolling interests.

Year ended December 31, 2024 as compared to the year ended December 31, 2023

Operating Activities

Net cash flow provided by operating activities decreased $4.8 million in 2024 compared to 2023 primarily due to:

●	decrease in net distributions of income and income from preferred equity investments of $3.1 million;
●	operating income, adjusted for non-cash activity, decreased $3.0 million;
●	decrease in amounts due to affiliates, net of $1.9 million;
●	decrease in accounts receivable, prepaid expenses and other assets of $1.5 million; and
●	increase in notes and accrued interest receivable of $0.2 million; offset by
●	increase in accounts payable and other accrued liabilities of $1.9 million.

Investing Activities

Net cash used in investing activities increased $199.2 million in 2024 compared to 2023 primarily due to:

●	net increase in acquisition of real estate investments and capital expenditures of $237.1 million;
●	lower proceeds from redemption of preferred equity investments of $9.6 million;
●	increase in investment in notes receivable of $4.6 million; and
●	increase in purchase of interest rate cap of $2.7 million; offset by
●	higher proceeds from the sales of real estate investments of $41.0 million;
●	increased repayments on notes receivable of $8.3 million; and
●	lower investments in preferred equity investments of $5.5 million.

Financing Activities

Net cash provided by financing activities increased $245.1 million in 2024 compared to 2023 primarily due to:

●	increase in mortgage borrowings of $158.5 million;
●	increase in net proceeds from the Series A Preferred Offering of $84.2 million;
●	increase in proceeds from credit facilities of $50.0 million;
●	increase in contributions from noncontrolling interests of $5.5 million;
●	increase in the purchase of noncontrolling interests of $2.2 million; and
●	decrease in distributions paid to partially owned properties’ noncontrolling interests $0.2 million; offset by
●	increase in net mortgage repayments of $20.8 million;
●	increase in distributions paid of $15.8 million;
●	increase in revolving credit facility repayments of $14.0 million; and
●	increase in deferred financing fees of $4.9 million.

Capital Expenditures

The following table summarizes our total capital expenditures incurred for the years ended December 31, 2024 and 2023 (amounts in thousands):

	2024	2023
New development	$986	$—
Redevelopment/renovations	4,266	4,551
Routine capital expenditures	3,982	3,193
Normally recurring capital expenditures	629	436
Total capital expenditures	$9,863	$8,180

New development represents the expenditures for the planning, land development, and construction of residential homes and communities. Redevelopment and renovation costs are non-recurring capital expenditures for significant projects such as preparing a unit for rental. The renovation work varies, but may include flooring, cabinetry, paint, plumbing, appliances and other items required to make the unit rent ready. Routine capital expenditures are necessary non-revenue generating improvements that extend the useful life of the property, such as roof repairs and concrete work/asphalt resurfacing. Normally recurring capital expenditures are necessary non-revenue generating improvements that occur on a regular ongoing basis, such as flooring and appliances.

Funds from Operations and Core Funds from Operations Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for notes receivable, preferred equity investments and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition and other transaction costs, non-cash interest, unrealized gains or losses on derivatives, provision for (recovery of) credit losses, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, equity compensation expense, and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and other transaction costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income (loss), including net income (loss) attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income (loss) attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The table below presents our calculation of FFO and CFFO for the years ended December 31, 2024 and 2023 ($ in thousands):

	2024	2023
Net loss attributable to common stockholders	$(4,234)	$(4,503)
Add back: Net loss attributable to Operating Partnership Units	(9,232)	(8,996)
Net loss attributable to common stockholders and unit holders	(13,466)	(13,499)

Real estate depreciation and amortization	19,810	16,023
(Gain) on sale and impairment of real estate investments, net	(7,081)	1,017
Adjustment for partially owned properties’ noncontrolling interests	(2,245)	(2,215)
FFO attributable to common stockholders and unit holders	(2,982)	1,326

Acquisition and other transaction costs	255	1,820
Non-cash interest expense	1,755	2,775
Unrealized loss on derivatives	3,885	2,933
(Recovery of) provision for credit losses, net	(93)	174
Weather-related losses, net	170	(17)
Loss on extinguishment of debt costs	151	—
Non-real estate depreciation and amortization	140	200
Other income, net	(330)	(679)
Non-cash equity compensation	6,872	13,040
Preferred stock accretion	244	—
Adjustment for partially owned properties’ noncontrolling interests	(387)	(627)
CFFO attributable to common stockholders and unit holders	$9,680	$20,945

Per Share and Unit Information:
FFO attributable to common stockholders and unit holders – diluted	$(0.24)	$0.12
CFFO attributable to common stockholders and unit holders – diluted	$0.79	$1.82

Weighted average common shares and units outstanding – diluted	12,247,598	11,537,120

Operating cash flow, FFO and CFFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO and CFFO.

Presentation of this information is intended to assist the reader in comparing the sustainability of the operating performance of different REITs, although it should be noted that not all REITs calculate FFO or CFFO the same way, so comparisons with other REITs may not be meaningful. FFO or CFFO should not be considered as an alternative to net income (loss) attributable to common stockholders or as an indication of our liquidity, nor is either indicative of funds available to fund our cash needs, including our ability to make distributions. Both FFO and CFFO should be reviewed in connection with other GAAP measurements.

Distributions

Declaration Date	Record Date	Amount	Paid / Payable Date
Class A common stock Special Dividend
December 19, 2023	December 29, 2023	$1.00	January 5, 2024
Class C common stock Special Dividend
December 19, 2023	December 29, 2023	$1.00	January 5, 2024
Series A Preferred Stock (1)
October 13, 2023	December 22, 2023	$0.125	January 5, 2024
January 15, 2024	January 25, 2024	0.125	February 5, 2024
January 15, 2024	February 23, 2024	0.125	March 5, 2024
January 15, 2024	March 25, 2024	0.125	April 5, 2024
April 12, 2024	April 25, 2024	0.125	May 3, 2024
April 12, 2024	May 24, 2024	0.125	June 5, 2024
April 12, 2024	June 25, 2024	0.125	July 5, 2024
July 12, 2024	July 25, 2024	0.125	August 5, 2024
July 12, 2024	August 23, 2024	0.125	September 5, 2024
July 12, 2024	September 25, 2024	0.125	October 4, 2024
October 14, 2024	October 25, 2024	0.125	November 5, 2024
October 14, 2024	November 25, 2024	0.125	December 5, 2024
October 14, 2024	December 24, 2024	0.125	January 3, 2025
Series A Preferred Special Dividend (2)
November 7, 2023	Each day of December 1 - 31, 2023	$0.002469	January 5, 2024
January 15, 2024	Each day of January 1 - 31, 2024	0.000337	February 5, 2024
January 15, 2024	Each day of February 1 - 29, 2024	0.003458	March 5, 2024
January 15, 2024	Each day of March 1 - 31, 2024	0.004603	April 5, 2024
April 12, 2024	Each day of April 1 - 30, 2024	0.009953	May 3, 2024
Series A Preferred Enhanced Special Dividend (3)
May 3, 2024	May 24, 2024	$0.027507	June 5, 2024
May 3, 2024	June 25, 2024	0.027775	July 5, 2024
July 12, 2024	July 25, 2024	0.027862	August 5, 2024
July 12, 2024	August 23, 2024	0.027633	September 5, 2024
July 12, 2024	September 25, 2024	0.022237	October 4, 2024
October 14, 2024	October 25, 2024	0.016593	November 5, 2024
October 14, 2024	November 25, 2024	0.013024	December 5, 2024
October 14, 2024	December 24, 2024	0.010417	January 3, 2025

(1)	Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.
(2)	Holders of record of Series A Preferred Stock shares as of the close of business on each day of the applicable month were entitled to additional contingent special daily dividends for each such day, to be aggregated and payable (if at all) on the payable date, in each case equal to the amount (if any) by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average 10-year Daily Treasury Par Yield Curve Rate for the period from the 26th of the prior month to the 25th of the applicable month (as reported by the United States Department of the Treasury), plus (II) two percent, divided by (b) twelve, divided further by (c) the actual number of days in the applicable month, exceeds (ii) the quotient of (a) $0.125 divided by (b) the actual number of days in the applicable month.
(3)	Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend, which replaces the additional contingent special daily dividends, equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to effect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate. Holders of restricted stock, OP Units, LTIP Units and C-LTIP Units are entitled to receive “distribution equivalents” at the same time as dividends are paid to holders of our Class A common stock.

Our Board will determine the amount of dividends to be paid to our stockholders. The determination of our Board will be based on several factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status for federal income tax purposes. As a result, our distribution rate and payment frequency may vary from time to time. However, to maintain our REIT status for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income”, as defined by the Internal Revenue Code of 1986, determined without regard to the dividends paid deduction and excluding net capital gains, to our stockholders each year. While our policy is generally to pay distributions from cash flow from operations, we may declare distributions in excess of funds from operations.

Distributions declared and paid for the year ended December 31, 2024 were as follows (amounts in thousands):

	Distributions
2024	Declared	Paid
First Quarter
Class A common stock	$—	$3,871
Class C common stock	—	8
Series A Preferred Stock (1)	253	206
OP Units	—	7,366
LTIP / C-LTIP Units	—	1,143
Total First Quarter	$253	$12,594
Second Quarter
Series A Preferred Stock (1)	$562	$396
Total Second Quarter	$562	$396
Third Quarter
Series A Preferred Stock (1)	$1,412	$1,129
Total Third Quarter	$1,412	$1,129
Fourth Quarter
Series A Preferred Stock (1)	$1,795	$1,726
Total Fourth Quarter	$1,795	$1,726
Total	$4,022	$15,845

(1)	Series A Preferred Stock amounts include the standard dividend at an annual rate of 6.0% of the Stated Value plus any special and enhanced special dividends.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that we consider critical to an understanding of our financial condition and operating results that may require complex or significant judgment in their application or require estimates about matters which are inherently uncertain.

Principles of Consolidation and Basis of Presentation

We conduct our operations through the Operating Partnership, of which we are the sole general partner. The consolidated financial statements include our accounts and those of the Operating Partnership and its subsidiaries. As of December 31, 2024, limited partners other than the Company owned approximately 69.48% of the common units of the Operating Partnership, of which 56.72% is held by holders of limited partnership interest in the Operating Partnership (“OP Units”) and 12.76% is held by holders of the Operating Partnership’s long-term incentive plan units (“LTIP Units”), including 3.09% which are not vested at December 31, 2024.

Real Estate Investments, Preferred Equity Investments and Notes Receivable

We first analyze an investment to determine if it is a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810: Consolidation and, if so, whether we are the primary beneficiary requiring consolidation of the entity. A VIE is an entity that has (i) insufficient equity to permit it to finance its activities without additional subordinated financial support or (ii) equity holders that lack the characteristics of a controlling financial interest. VIEs are consolidated by the primary beneficiary, which is the entity that has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that potentially could be significant to the entity. Variable interests in a VIE are contractual, ownership, or other financial interests in a VIE that change in value with changes in the fair value of the VIE’s net assets. We continuously re-assess at each level of the investment whether (i) the entity is a VIE, and (ii) we are the primary beneficiary of the VIE. If it was determined that an entity in which we hold an interest qualified as a VIE and we are the primary beneficiary, the entity would be consolidated.

If, after consideration of the VIE accounting literature, we have determined that an entity is not a VIE, we assess the need for consolidation under all other provisions of ASC 810. These provisions provide for consolidation of majority-owned entities through a majority voting interest held by the company providing control.

In assessing whether we are in control of and requiring consolidation of the limited liability company and partnership venture structures, we evaluate the respective rights and privileges afforded each member or partner (collectively referred to as “member”). Our member would not be deemed to control the entity if any of the other members has either (i) substantive kickout rights providing the ability to dissolve (liquidate) the entity or otherwise remove the managing member or general partner without cause or (ii) substantive participating rights in the entity. Substantive participating rights (whether granted by contract or law) provide for the ability to effectively participate in significant decisions of the entity that would be expected to be made in the ordinary course of business.

We analyze each investment that involves real estate acquisition, development, and construction to consider whether the investment qualifies as an investment in a real estate acquisition, development, and construction arrangement. We have evaluated our real estate investments as required by ASC 310-10 Receivables and concluded that no investments are considered an investment in a real estate acquisition, development, or construction arrangement. As such, we next evaluate if these investments are considered a security under ASC 320 Investments – Debt Securities.

For investments that meet the criteria of a security under ASC 320 Investments – Debt Securities, we classify each investment as an available-for-sale (“AFS”) debt security as we do not have the positive intent to hold all investments to maturity. We account for these investments as preferred equity investments in our consolidated balance sheets, and we earn a fixed return on these investments which is included within income from preferred equity investments in our consolidated statements of operations and comprehensive income. AFS debt securities are carried at fair value in our consolidated balance sheets, and any unrealized gains or losses on AFS debt securities are reported as a component of accumulated other comprehensive income in our consolidated balance sheets, and as a component of other comprehensive income in our consolidated statements of operations and comprehensive income. We evaluate the collectability of each preferred equity investment and estimate a provision for credit loss, as applicable. Refer to the Current Expected Credit Losses (“CECL”) section below for further information regarding CECL and our provision for credit losses.

We previously classified our preferred equity investments as held-to-maturity debt securities as the investments met the criteria of a security under ASC 320 Investments – Debt Securities. As of December 31, 2024, we do not have the positive intent to hold all the securities to maturity. As such, we have reclassified all our previously held-to-maturity debt securities to AFS debt securities.

For investments that do not meet the criteria of a security under ASC 320 Investments – Debt Securities, we have concluded that the characteristics and the facts and circumstances indicate that loan accounting treatment is appropriate. We recognize interest income on our notes receivable on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Costs incurred to originate our notes receivable are deferred and amortized using the effective interest method over the term of the related note receivable. We evaluate the collectability of each loan investment and estimate a provision for credit loss, as applicable.

Real Estate Assets

Real Estate Purchase Price Allocations

Upon acquisition, we evaluate our acquired residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Purchases of residential properties are treated as asset acquisitions and, as such, are recorded at their purchase price, including acquisition costs, which is allocated to land and building based upon their relative fair values at the date of acquisition. Acquisition costs typically include legal fees, broker commissions and title fees, as well as other closing costs. In making estimates of fair values for purposes of allocating the purchase price of acquired properties, we utilize various sources including our own market knowledge obtained from historical transactions, published market data, and independent appraisers. In this regard, we also utilize information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

Intangible assets include the value of in-place leases which represents the estimated fair value of the net cash flows of leases in place at the time of acquisition, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. We amortize the value of in-place leases to expense over the remaining non-cancelable term of the respective leases, which is on average six months.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require us to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, prevailing interest rates and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of our net income (loss). Differences in the amount attributed to the fair value estimate of the various assets acquired can be significant based upon the assumptions made in calculating these estimates.

Capital Additions, Depreciation and Amortization

We capitalize costs incurred in connection with our capital additions activities, including redevelopment, development and construction projects, other tangible improvements, and replacements of existing components. Repair and maintenance and tenant turnover costs are expensed as incurred. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. Accordingly, many factors are considered as part of our evaluation processes with no one factor necessarily determinative. Depreciation and amortization expense are computed on the straight-line method over the asset’s estimated useful life. We consider the period of future benefit of an asset to determine its appropriate useful life and anticipate the estimated useful lives of assets by class to be generally as follows:

Buildings	30 – 40 years
Building improvements	5 – 15 years
Land improvements	5 – 15 years
Furniture, fixtures and equipment	3 – 8 years
In-place leases	6 months

Impairment of Operating Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of our operating real estate and related intangible assets may not be recoverable. The evaluation of real estate assets for potential impairment requires our management to exercise significant judgement and make certain key assumptions, including the following: (i) capitalization rate, (ii) discount rate, (iii) number of years the property will be held, (iv) property operating revenue including occupancy and market rental rates, and (v) property operating expenses. There are inherent uncertainties in making these estimates such as market conditions, and performance and sustainability of property operations. When indicators of potential impairment suggest that the carrying value of operating real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if we do not believe that we will be able to recover the carrying value of the operating real estate and related intangible assets, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the operating real estate and related intangible assets based on the discounted cash flows of the operating asset. During 2024, the Lubbock, Texas submarket experienced deterioration, and as a result, we recorded a $1.4 million impairment loss on the Peak JV 2 portfolio as of December 31, 2024, which is included in gain on sale and (impairment) of real estate investments, net in our consolidated statement of operations and comprehensive income. The Peak JV 2 portfolio is included in the scattered single-family homes segment. No impairment losses on operating real estate and related intangible assets were recorded in 2023.

Held for Sale Real Estate Assets

Real estate assets are classified as held for sale when they meet the applicable GAAP criteria in accordance with ASC 360-10 Property, Plant, and Equipment - Overall, including, but not limited to, the availability of the real estate asset for immediate sale in its present condition, the existence of an active program to locate a buyer, the probable sale of the real estate asset within one year, and actions required to complete the sale of the real estate asset are likely to occur. Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on our consolidated balance sheets. At December 31, 2024 and 2023, we had 167 units and 118 units, respectively, classified as held for sale, and for the years ended December 31, 2024 and 2023, we had recorded impairments related to held for sale units of $3.3 million and $1.3 million, respectively, which is included in gain on sale and (impairment) of real estate investments, net in our consolidated statements of operations and comprehensive income.

Revenue Recognition

We recognize rental revenue on a straight-line basis over the terms of the rental agreements and in accordance with ASC Topic 842 Leases. Rental revenue is recognized on an accrual basis and when the collectability of the amounts due from tenants is deemed probable. Rental revenue is included within rental and other property revenues on our consolidated statements of operations and comprehensive income. Amounts received in advance are recorded as a liability within other accrued liabilities on our consolidated balance sheet.

Other property revenues are recognized in the period earned.

Current Expected Credit Losses (CECL)

Notes Receivable

We estimate provision for credit losses on our loan investments (notes receivable) under CECL. This method is based on expected credit losses for the life of the investment as of each balance sheet date. The method for calculating the estimate of expected credit loss considers historical experience and current conditions for similar loans and reasonable and supportable forecasts about the future.

We estimate our provision for credit losses using a collective (pool) approach for investments with similar risk characteristics, such as collateral and duration of investment. In measuring the CECL provision for investments that share similar characteristics, we apply a default rate to the investments for the remaining loan investment hold period. As we do not have a significant historical population of loss data on our loan investments, our default rate utilized for CECL is based on an external historical loss rate for commercial real estate loans.

In addition to analyzing investments as a pool, we perform an individual investment assessment of expected credit losses. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or we expect repayment through the sale of the collateral, we calculate expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if we determine that it is probable that we will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that loan investment is not considered fully recoverable and a provision for credit loss is recorded.

In estimating the value of the underlying collateral when determining if a loan investment is fully recoverable, we evaluate estimated future cash flows to be generated from the collateral underlying the investment. The inputs and assumptions utilized to estimate the future cash flows of the underlying collateral are based upon our evaluation of the operating results, economy, market trends, and other factors, including judgments regarding costs to complete any construction activities, lease-up and occupancy rates, rental rates, and capitalization rates utilized to estimate the projected cash flows at the disposition. We may also obtain a third-party valuation which may value the collateral through an “as-is” or “stabilized value” methodology. If upon completion of the valuation the fair value of the underlying collateral securing the investment is less than the net carrying value, we record a provision for credit loss on that loan investment. As the investment no longer displays the characteristics that are similar to those of the pool of loan investments, the investment is removed from the CECL collective (pool) analysis described above.

Preferred Equity Investments

We perform an individual assessment of expected credit losses for our preferred equity investments, which are accounted for as AFS debt securities, that have an unrealized loss recorded at the reporting date. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or we expect repayment through the sale of the collateral, we calculate expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if we determine that it is probable that we will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that preferred equity investment is not considered fully recoverable and a provision for credit loss is recorded.

New Accounting Pronouncements

See Note 2, “Basis of Presentation and Summary of Significant Accounting Policies,” to our Notes to the Consolidated Financial Statements for a description of accounting pronouncements. We do not believe these new pronouncements will have a significant impact on our Consolidated Financial Statements, cash flows or results of operations.

Subsequent Events

Issuance of LTIP Units under the BHM Incentive Plans

On January 1, 2025, we granted 5,405 LTIP Units pursuant to the BHM Incentive Plans to each independent member of the Board in payment of the equity portion of their respective annual retainers. Such LTIP Units were fully vested upon issuance.

Declaration of Dividends

Declaration Date	Record Date	Amount	Paid / Payable Date
Series A Preferred Stock (1)
January 15, 2025	January 24, 2025	$0.125	February 5, 2025
January 15, 2025	February 25, 2025	0.125	March 5, 2025
January 15, 2025	March 25, 2025	0.125	April 4, 2025
Series A Preferred Enhanced Special Dividend
January 15, 2025	January 24, 2025	(2)	February 5, 2025
January 15, 2025	February 25, 2025	(2)	March 5, 2025
January 15, 2025	March 25, 2025	(2)	April 4, 2025

(1)	Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.

(2)	Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to effect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

Distributions Paid

The following distributions were declared and/or paid to our stockholders subsequent to December 31, 2024 (amounts in thousands):

				Distribution	Total
Shares (1)	Declaration Date	Record Date	Date Paid	per Share	Distribution
Series A Preferred Stock	October 14, 2024	December 24, 2024	January 3, 2025	$0.135417	$617
Series A Preferred Stock	January 15, 2025	January 24, 2025	February 5, 2025	0.135417	641
Series A Preferred Stock	January 15, 2025	February 25, 2025	March 5, 2025	0.135417	667
Total					$1,925

(1)	Series A Preferred Stock distribution per share amounts include the standard dividend at an annual rate of 6.0% of the Stated Value and any enhanced special dividends.

Series A Preferred Stock Redemption Safeguard Policy

On February 6, 2025, we implemented a new Series A Preferred Stock Redemption Safeguard Policy (the “Policy”) with respect to our Series A Preferred Stock. The Policy is applicable in the event of any redemption of shares of Series A Preferred Stock in shares of our Class A common stock rather than in cash (each, a “Preferred Redemption in common stock”). The Policy provides that if, within 10 business days of any such Preferred Redemption in common stock, any such shares of Class A common stock are sold at a loss (i.e. a lower price than the Aggregate Redemption Value), the holder can apply to us for a cash payment to the holder in an amount equal to the difference between (i) the Aggregate Redemption Value of the Class A common stock so issued, and (ii) the Aggregate Sale Price at which such shares of Class A common stock were sold, subject to certain conditions and requirements as set forth in the Policy. The Policy applies both retroactively, and on a go-forward basis, to holders of our Series A Preferred Stock.

Class A Common Stock Repurchase Plan

On February 28, 2025, our Board authorized a new stock repurchase plan for the repurchase, from time to time, of up to an aggregate of $5 million of our outstanding shares of Class A common stock, with such repurchases to be conducted in accordance with the requirements of Rule 10b-18 of the Exchange Act and subject to Rule 10b-5 of the Exchange Act. The repurchase plan has a term of one year and may be discontinued at any time. The extent to which we repurchase shares of our Class A common stock under the repurchase plan, and the timing of any such repurchases, depends on a variety of factors including general business and market conditions and other corporate considerations. We expect that any repurchases of our Class A common stock will be through open market transactions, subject to market conditions, certain price limitations and other conditions established under the plan. Open market repurchases will be structured to occur in conformity with the method, timing, price and volume requirements of Rule 10b-18 of the Exchange Act.

Commencement of Common Stock Dividends

On March 11, 2025, we declared, and our Board previously authorized, quarterly cash dividends of $0.125 per share, or $0.50 per share annually, for our Class A common stock and Class C common stock for each quarter of fiscal year 2025. The common stock dividends will be payable quarterly to the stockholders of record as of (i) March 25, 2025, (ii) June 25, 2025, (iii) September 25, 2025, and (iv) December 24, 2025, which will be paid in cash on (i) April 4, 2025, (ii) July 3, 2025, (iii) October 3, 2025, and (iv) January 5, 2026, respectively.

Item 7A.   Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate risk primarily through borrowing activities. There is inherent roll-over risk for borrowings as they mature and are renewed at current market rates. The extent of this risk is not quantifiable or predictable because of the variability of future interest rates and our future financing requirements. We are not subject to foreign exchange rates or commodity price risk, and all our financial instruments were entered into for other than trading purposes.

Our interest rate risk is monitored using a variety of techniques. The table below ($ in thousands) presents the principal payments and the weighted average interest rates on outstanding debt, by year of expected maturity, to evaluate the expected cash flows and sensitivity to interest rate changes. Fair value adjustments and unamortized deferred financing costs, net, of approximately $(7.8) million are excluded.

	2025	2026	2027	2028	2029	Thereafter	Total
Mortgage Notes Payable	$1,871	$36,652	$24,107	$5,702	$80,450	$111,816	$260,598
Weighted Average Interest Rate	3.97%	4.13%	7.23%	5.79%	5.25%	5.19%	5.25%

Revolving Credit Facilities	$121,000	$—	$—	$—	$—	$—	$121,000
Weighted Average Interest Rate	7.53%	—	—	—	—	—	7.53%

The fair value of mortgages payable is estimated at $250.2 million at December 31, 2024.

The table above incorporates those exposures that exist as of December 31, 2024; it does not consider those exposures or positions which could arise after that date. As a result, our ultimate realized gain or loss with respect to interest rate fluctuations will depend on the exposures that arise during the period and interest rates.

At December 31, 2024, we had interest rate caps and swaps, which are not accounted for as hedges, that we primarily use as part of our interest rate risk management strategy. Our interest rate caps and swaps effectively limit our exposure to interest rate risk by providing a ceiling on the underlying interest rate for $155.6 million of our debt.

Based on our debt outstanding and interest rates in effect at December 31, 2024, a 100-basis point increase or decrease in interest rates on the portion of our debt bearing interest at variable rates would increase future interest expense by approximately $0.6 million or decrease interest expense by approximately $0.6 million, respectively, on an annual basis.

Item 8.   Financial Statements and Supplementary Data

The information required by this Item 8 is hereby included in our Consolidated Financial Statements beginning on page F-1 of the Annual Report on Form 10-K.

Item 9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.   Controls and Procedures

Disclosure Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

85

As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of December 31, 2024, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2024 to provide reasonable assurance that information required to be disclosed by us in this report filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

We believe, however, that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls systems are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)). Our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of December 31, 2024, the effectiveness of our internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our internal control over financial reporting, as of December 31, 2024, was effective.

Changes in Internal Control over Financial Reporting

There has been no change in internal control over financial reporting that occurred during the quarter ended December 31, 2024 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.   Other Information

During the quarter ended December 31, 2024, none of our directors or officers (as defined in Section 16 of the Exchange Act) adopted or terminated a “Rule 10b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement” (each as defined in Item 408(a) and (c), respectively, of Regulation S-K).

Item 9C.   Disclosure Regarding Foreign Jurisdictions That Prevent Inspections

Not applicable.

86

PART III

Item 10.   Directors, Executive Officers and Corporate Governance.

The information required by this Item is incorporated by reference from the Company’s 2025 Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2024.

Item 11.   Executive Compensation

The information required by this Item is incorporated by reference from the Company’s 2025 Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2024.

Item 12.   Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this Item is incorporated by reference from the Company’s 2025 Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2024.

Item 13.   Certain Relationships and Related Transactions and Director Independence

The information required by this Item is incorporated by reference from the Company’s 2025 Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2024.

Item 14.   Principal Accountant Fees and Services

The information required by this Item is incorporated by reference from the Company’s 2025 Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2024.

PART IV

Item 15.   Exhibits and Financial Statement Schedules

(a)	List of Documents Filed.
1.	Financial Statements

The list of the financial statements filed as part of this Annual Report on Form 10-K is set forth on page F-1 herein.

(b)	Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

(c)	Financial Statement Schedules.

Our consolidated financial statements and supplementary data are included as a separate section in this Annual Report on Form 10-K commencing on page F-1 and are incorporated herein by reference.

Item 16.   Form 10-K Summary

None.

87

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: March 20, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

BLUEROCK HOMES TRUST, INC.

Date: March 20, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

Date: March 20, 2025	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

Date: March 20, 2025	/s/ Elizabeth Harrison
Elizabeth Harrison
Director

Date: March 20, 2025	/s/ Kamal Jafarnia
Kamal Jafarnia
Director

Date: March 20, 2025	/s/ I. Bobby Majumder
I. Bobby Majumder
Director

Date: March 20, 2025	/s/ Romano Tio
Romano Tio
Director

88

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Bluerock Homes Trust, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bluerock Homes Trust, Inc. (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes and financial statement schedules included under Item 15(a) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2021.

Southfield, Michigan

March 20, 2025

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023
ASSETS
Net real estate investments
Land	$103,713	$70,637
Buildings and improvements	580,110	394,548
Furniture, fixtures and equipment	19,414	13,277
Construction in process	986	—
Total gross operating real estate investments	704,223	478,462
Accumulated depreciation	(42,410)	(32,452)
Total net operating real estate investments	661,813	446,010
Operating real estate held for sale, net	21,815	18,890
Total Net Real Estate Investments	683,628	464,900
Cash and cash equivalents	115,209	80,163
Restricted cash	16,032	6,221
Notes and accrued interest receivable, net	32,067	17,797
Accounts receivable, prepaids and other assets, net	34,575	21,383
Preferred equity investments, net	81,668	81,156
In-place lease intangible assets, net	2,749	—
Due from affiliates	1,049	—
Non-real estate assets associated with operating real estate held for sale	16	—
TOTAL ASSETS	$966,993	$671,620

LIABILITIES AND EQUITY
Mortgages payable	$252,782	$96,670
Revolving credit facilities	121,000	70,000
Accounts payable	803	691
Other accrued liabilities	16,914	9,438
Due to affiliates	5,980	3,509
Distributions payable	617	12,440
Liabilities associated with operating real estate held for sale	6	—
Total Liabilities	398,102	192,748
6.0% Series A Redeemable Preferred Stock, liquidation preference $25.00 per share, 30,000,000 shares authorized; 4,628,681 and 436,675 shares issued and outstanding at December 31, 2024 and 2023, respectively	102,154	8,273
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 220,000,000 shares authorized; no shares issued and outstanding at December 31, 2024 and 2023	—	—
Common stock - Class A, $0.01 par value, 562,500,000 shares authorized; 3,953,919 and 3,871,265 shares issued and outstanding at December 31, 2024 and 2023, respectively	40	39
Common stock - Class C, $0.01 par value, 187,500,000 shares authorized; 8,489 shares issued and outstanding at December 31, 2024 and 2023	—	—
Additional paid-in-capital	118,495	122,369
Cumulative earnings in excess of distributions	20,709	24,943
Accumulated other comprehensive loss	(164)	—
Total Stockholders’ Equity	139,080	147,351
Noncontrolling Interests
Operating partnership units	310,275	307,945
Partially owned properties	17,382	15,303
Total Noncontrolling Interests	327,657	323,248
Total Equity	466,737	470,599
TOTAL LIABILITIES AND EQUITY	$966,993	$671,620

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2024	2023
Revenues
Rental and other property revenues	$48,584	$40,999
Interest income from loan investments	1,630	94
Total revenues	50,214	41,093

Expenses
Property operating	24,144	19,164
Property management and asset management fees	4,715	4,416
General and administrative	10,592	8,004
Management fees to related party	9,111	7,922
Acquisition and other transaction costs	255	1,820
Weather-related losses, net	170	(17)
Depreciation and amortization	19,940	16,178
Total expenses	68,927	57,487

Other income (expense)
Other income, net	330	679
Income from preferred equity investments	11,937	11,632
Recovery of (provision for) credit losses	93	(174)
Gain on sale and (impairment) of real estate investments, net	7,081	(1,017)
Loss on extinguishment of debt costs	(151)	—
Interest expense, net	(18,092)	(13,102)
Interest income	5,424	2,609
Total other income	6,622	627
Net loss	(12,091)	(15,767)
Preferred stock dividends	(4,022)	(130)
Preferred stock accretion	(244)	—
Net loss attributable to noncontrolling interests
Operating partnership units	(9,232)	(8,996)
Partially-owned properties	(2,891)	(2,398)
Net loss attributable to noncontrolling interests	(12,123)	(11,394)
Net loss attributable to common stockholders	$(4,234)	$(4,503)

Net loss per common share – Basic	$(1.10)	$(1.30)
Net loss per common share - Diluted	$(1.10)	$(1.30)

Weighted average basic common shares outstanding	3,856,162	3,845,349
Weighted average diluted common shares outstanding	3,856,162	3,845,349

Other comprehensive loss
Unrealized loss on available for sale investments	$(527)	$—
Less unrealized loss attributable to Operating partnership units	363	—
Other comprehensive loss attributable to common stockholders	(164)	—
Comprehensive loss attributable to noncontrolling interests	(12,486)	(11,394)
Comprehensive loss attributable to common stockholders	$(4,398)	$(4,503)

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share amounts)

	Class A Common Stock		Class C Common Stock				Accumulated
							Other
	Number of	Par	Number of	Par	Additional	Cumulative	Comprehensive	Noncontrolling
	Shares	Value	Shares	Value	Paid-in Capital	Earnings	Loss	Interests	Total Equity
Balance, January 1, 2023	3,835,013	$38	8,489	$—	$126,623	$33,325	$—	$332,002	$491,988

Issuance of restricted Class A common stock and LTIP Units for equity incentive plan compensation, net of shares withheld for employee taxes	31,260	1	—	—	107	—	—	2,603	2,711
Issuance of C-LTIP Units to Manager	—	—	—	—	—	—	—	9,146	9,146
Common stock distributions declared	—	—	—	—	—	(3,879)	—	—	(3,879)
Series A Preferred Stock distributions declared	—	—	—	—	—	(130)	—	—	(130)
Distributions to Operating Partnership noncontrolling interests	—	—	—	—	—	—	—	(8,509)	(8,509)
Distributions to partially owned properties’ noncontrolling interests	—	—	—	—	—	—	—	(311)	(311)
Acquisition of noncontrolling interests	—	—	—	—	1,515	—	—	(6,564)	(5,049)
Conversion of Operating Partnership Units to Class A common stock	4,992	—	—	—	204	—	—	(204)	—
Contributions from noncontrolling interests	—	—	—	—	—	—	—	399	399
Adjustment for noncontrolling interest ownership in the Operating Partnership	—	—	—	—	(6,080)	—	—	6,080	—
Net loss	—	—	—	—	—	(4,373)	—	(11,394)	(15,767)
Balance, December 31, 2023	3,871,265	$39	8,489	$—	$122,369	$24,943	$—	$323,248	$470,599

Issuance of restricted Class A common stock and LTIP Units for equity incentive plan compensation, net of shares withheld for employee taxes	73,551	—	—	—	451	—	—	2,865	3,316
Issuance of C-LTIP Units to Manager	—	—	—	—	—	—	—	6,644	6,644
Series A Preferred Stock distributions declared	—	—	—	—	—	(4,022)	—	—	(4,022)
Series A Preferred Stock accretion	—	—	—	—	—	(244)	—	—	(244)
Distributions to partially owned properties’ noncontrolling interests	—	—	—	—	—	—	—	(145)	(145)
Acquisition of noncontrolling interests	—	—	—	—	(2,211)	—	—	(650)	(2,861)
Total comprehensive loss	—	—	—	—	—	—	(164)	(363)	(527)
Holder redemption of Series A Preferred Stock and conversion into Class A common stock	9,103	1	—	—	164	—	—	—	165
Contributions from noncontrolling interests	—	—	—	—	—	—	—	5,903	5,903
Adjustment for noncontrolling interest ownership in the Operating Partnership and partially owned properties	—	—	—	—	(2,278)	—	—	2,278	—
Net income (loss)	—	—	—	—	—	32	—	(12,123)	(12,091)
Balance, December 31, 2024	3,953,919	$40	8,489	$—	$118,495	$20,709	$(164)	$327,657	$466,737

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(12,091)	$(15,767)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,566	19,275
Amortization of fair value adjustments	127	(319)
Income from preferred equity investments	(11,937)	(11,632)
(Gain) on sale and impairment of real estate investments, net	(7,081)	1,017
Fair value adjustment of interest rate caps and swaps	3,885	2,933
(Recovery of) provision for credit losses, net	(93)	174
Loss on extinguishment of debt costs	151	—
Distributions of income and income from preferred equity investments	2,348	5,418
Share-based compensation attributable to equity incentive plan	3,316	2,710
Share-based compensation to Manager – C-LTIP Units	6,644	9,146
Changes in operating assets and liabilities:
Due (from) to affiliates, net	(638)	1,297
Accounts receivable, prepaids and other assets	1,255	(215)
Notes and accrued interest receivable	(341)	(129)
Accounts payable and other accrued liabilities	1,947	(28)
Net cash provided by operating activities	9,058	13,880

Cash flows from investing activities
Acquisitions of real estate investments	(248,205)	(10,843)
Capital expenditures	(9,311)	(9,527)
Purchase of interest rate cap	(2,688)	—
Investment in notes receivable	(22,300)	(17,684)
Repayments on notes receivable	8,284	—
Proceeds from sale of real estate investments	50,013	9,053
Proceeds from redemption of preferred equity investments	16,238	25,841
Insurance proceeds related to real estate investments	149	—
Investments in preferred equity investments	(17,097)	(22,562)
Net cash used in investing activities	(224,917)	(25,722)

Cash flows from financing activities
Distributions to common stockholders	(3,879)	—
Distributions to noncontrolling interests	(8,509)	—
Distributions to partially owned properties’ noncontrolling interests	(145)	(311)
Distributions to preferred stockholders	(3,457)	(78)
Contributions from noncontrolling interests	5,903	399
Purchase of interests from noncontrolling interests	(2,861)	(5,049)
Borrowings on mortgages payable	158,476	—
Repayments on mortgages payable including prepayment penalties	(22,338)	(1,526)
Proceeds from revolving credit facilities	71,000	21,000
Repayments on revolving credit facilities	(20,000)	(6,000)
Payments of deferred financing fees	(6,331)	(1,467)
Net proceeds from issuance of 6.0% Series A Redeemable Preferred Stock	92,857	8,696
Net cash provided by financing activities	260,716	15,664

Net increase in cash, cash equivalents and restricted cash	44,857	3,822
Cash, cash equivalents and restricted cash, beginning of year	86,384	82,562
Cash, cash equivalents and restricted cash, end of year	$131,241	$86,384

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$115,209	$80,163
Restricted cash	16,032	6,221
Total cash, cash equivalents and restricted cash, end of year	$131,241	$86,384

Supplemental disclosure of cash flow information
Cash paid for interest (net of interest capitalized)	$11,581	$7,200

Supplemental disclosure of non-cash investing and financing activities
Conversion of note receivable to preferred equity investment	$7,800	$—
Distributions payable – declared and unpaid	$617	$12,440
Mortgage assumed upon property acquisition	$24,333	—
Capital expenditures held in accounts payable and other accrued liabilities	$790	$238
Right-of-use asset recognized	$5,058	$—
Lease liability recognized	$4,969	$—

See Notes to Consolidated Financial Statements

BLUEROCK HOMES TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Business

Bluerock Homes Trust, Inc. (the “Company” or “Bluerock Homes”) was incorporated as a Maryland corporation on December 16, 2021. The Company owns and operates a portfolio of institutional residential properties including single-family homes, build-to-rent communities, and other residential communities located in attractive markets with a focus on the knowledge-economy and high-quality of life growth markets of the Sunbelt and Western United States. The Company’s principal objective is to generate attractive risk-adjusted returns on investments where it believes it can drive growth in funds from operations and net asset value by acquiring residential units, developing residential communities, and through Value-Add renovations. The Company’s Value-Add strategy focuses on repositioning lower-quality, less current assets to drive rent growth and expand margins to increase net operating income and maximize the Company’s return on investment.

As of December 31, 2024, the Company held twenty-three real estate investments, consisting of fourteen consolidated investments and nine preferred equity and loan investments. The twenty-three investments represent an aggregate of 5,087 residential units, comprised of 3,453 consolidated units, of which 170 units are under development, and 1,634 units through preferred equity and loan investments, which includes planned units and those under development. As of December 31, 2024, the Company’s consolidated operating investments were approximately 91.6% occupied; excluding units classified as held for sale and down/renovation units, the Company’s consolidated operating investments were approximately 94.0% occupied.

The Company has elected to be treated, and currently qualifies, as a real estate investment trust (“REIT”) for federal income tax purposes. As a REIT, the Company generally is not subject to corporate-level income taxes. To maintain its REIT status, the Company is required, among other requirements, to distribute annually at least 90% of its “REIT taxable income,” as defined by the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s stockholders. If the Company fails to qualify as a REIT in any taxable year, it would be subject to federal income tax on its taxable income at regular corporate tax rates and it would not be permitted to qualify as a REIT for four years following the year in which it lost its qualification. The Company intends to continue to organize and operate in such a manner as to remain qualified as a REIT.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The Company conducts its operations through Bluerock Residential Holdings, L.P., its operating partnership (the “Operating Partnership”), of which it is the sole general partner. The consolidated financial statements include the Company’s accounts and those of the Operating Partnership and its subsidiaries. As of December 31, 2024, limited partners other than the Company owned approximately 69.48% of the common units of the Operating Partnership, of which 56.72% is held by holders of limited partnership interest in the Operating Partnership (“OP Units”) and 12.76% is held by holders of the Operating Partnership’s long-term incentive plan units (“LTIP Units”), including 3.09% which are not vested at December 31, 2024.

Certain amounts in prior year financial statement presentation have been reclassified to conform to the current year presentation.

Summary of Significant Accounting Policies

Real Estate Investments, Preferred Equity Investments and Notes Receivable

The Company first analyzes an investment to determine if it is a variable interest entity (“VIE”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810: Consolidation and, if so, whether the Company is the primary beneficiary requiring consolidation of the entity. A VIE is an entity that has (i) insufficient equity to permit it to finance its activities without additional subordinated financial support or (ii) equity holders that lack the characteristics of a controlling financial interest. VIEs are consolidated by the primary beneficiary, which is the entity that has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that potentially could be significant to the entity. Variable interests in a VIE are contractual, ownership, or other financial interests in a VIE that change in value with changes in the fair value of the VIE’s net assets. The Company continuously re-assesses at each level of the investment whether (i) the entity is a VIE, and (ii) the Company is the primary beneficiary of the VIE. If it was determined that an entity in which the Company holds an interest qualified as a VIE and the Company was the primary beneficiary, the entity would be consolidated.

If, after consideration of the VIE accounting literature, the Company has determined that an entity is not a VIE, the Company assesses the need for consolidation under all other provisions of ASC 810. These provisions provide for consolidation of majority-owned entities through a majority voting interest held by the Company providing control.

In assessing whether the Company is in control of and requiring consolidation of the limited liability company and partnership venture structures, the Company evaluates the respective rights and privileges afforded each member or partner (collectively referred to as “member”). The Company’s member would not be deemed to control the entity if any of the other members has either (i) substantive kickout rights providing the ability to dissolve (liquidate) the entity or otherwise remove the managing member or general partner without cause or (ii) substantive participating rights in the entity. Substantive participating rights (whether granted by contract or law) provide for the ability to effectively participate in significant decisions of the entity that would be expected to be made in the ordinary course of business.

The Company analyzes each investment that involves real estate acquisition, development, and construction to consider whether the investment qualifies as an investment in a real estate acquisition, development, and construction arrangement. The Company has evaluated its real estate investments as required by ASC 310-10 Receivables and concluded that no investments are considered an investment in a real estate acquisition, development, or construction arrangement. As such, the Company next evaluates if these investments are considered a security under ASC 320 Investments – Debt Securities.

For investments that meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company classifies each investment as an available-for-sale (“AFS”) debt security as it does not have the positive intent to hold all investments to maturity. The Company accounts for these investments as preferred equity investments in its consolidated balance sheets, and it earns a fixed return on these investments which is included within income from preferred equity investments in its consolidated statements of operations and comprehensive income. AFS debt securities are carried at fair value in the Company’s consolidated balance sheets, and any unrealized gains or losses on AFS debt securities are reported as a component of accumulated other comprehensive income in its consolidated balance sheets, and as a component of other comprehensive income in its consolidated statements of operations and comprehensive income. The Company evaluates the collectability of each preferred equity investment and estimates a provision for credit loss, as applicable. Refer to the Current Expected Credit Losses (“CECL”) section of this Note for further information regarding CECL and the Company’s provision for credit losses.

The Company previously classified its preferred equity investments as held-to-maturity debt securities as the investments met the criteria of a security under ASC 320 Investments – Debt Securities. As of December 31, 2024, the Company does not have the positive intent to hold all the securities to maturity. As such, the Company has reclassified all its previously held-to-maturity debt securities to AFS debt securities.

For investments that do not meet the criteria of a security under ASC 320 Investments – Debt Securities, the Company has concluded that the characteristics and the facts and circumstances indicate that loan accounting treatment is appropriate. The Company recognizes interest income on its notes receivable on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected. Costs incurred to originate its notes receivable are deferred and amortized using the effective interest method over the term of the related note receivable. The Company evaluates the collectability of each loan investment and estimates a provision for credit loss, as applicable. Refer to the CECL section of this Note for further information regarding CECL and the Company’s provision for credit losses.

Fair Value of Financial Instruments

As of December 31, 2024 and December 31, 2023, the carrying values of cash and cash equivalents, restricted cash, accounts receivable, due to and due from affiliates, accounts payable, other accrued liabilities, and distributions payable approximate their fair value based on their highly-liquid nature and/or short-term maturities. The carrying values of notes receivable approximate fair value because stated interest rate terms are consistent with interest rate terms on new deals with similar leverage and risk profiles. The fair values of notes receivable are classified in Level 3 of the fair value hierarchy due to the significant unobservable inputs that are utilized in their respective valuations. The Company measures the fair value of its AFS debt securities utilizing observable and unobservable market inputs. The observable market inputs include recent transactions and broker quotes (“market data”). However, given the implied price dispersion amongst the market data, the fair value determination for the AFS debt securities has also utilized significant unobservable inputs in discounted cash flow models based on recent performance of the collateral, the underlying collateral characteristics, industry trends as well as expectations of macroeconomic events. At each measurement date, the Company considers both the observable and unobservable valuation inputs in the determination of fair value. However, given the significance of the unobservable inputs, the fair values of AFS debt securities are classified in Level 3 of the fair value hierarchy. Refer to Note 11 for further information regarding fair value measurements.

Real Estate Assets

Real Estate Purchase Price Allocations

Upon acquisition, the Company evaluates its acquired residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Purchases of residential properties are treated as asset acquisitions and, as such, are recorded at their purchase price, including acquisition costs, which is allocated to land and building based upon their relative fair values at the date of acquisition. Acquisition costs typically include legal fees, broker commissions and title fees, as well as other closing costs. In making estimates of fair values for purposes of allocating the purchase price of acquired properties, the Company utilizes various sources including its own market knowledge obtained from historical transactions, published market data, and independent appraisers. In this regard, the Company also utilizes information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, prevailing interest rates and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss). Differences in the amount attributed to the fair value estimate of the various assets acquired can be significant based upon the assumptions made in calculating these estimates.

Capital Additions, Depreciation and Amortization

The Company capitalizes costs incurred in connection with its capital additions activities, including redevelopment, development and construction projects, other tangible improvements, and replacements of existing components. Repair and maintenance and tenant turnover costs are expensed as incurred. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. Accordingly, many factors are considered as part of the Company’s evaluation processes with no one factor necessarily determinative. Depreciation and amortization expense are computed on the straight-line method over the asset’s estimated useful life. The Company considers the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows:

Buildings	30 – 40 years
Building improvements	5 – 15 years
Land improvements	5 – 15 years
Furniture, fixtures and equipment	3 – 8 years
In-place leases	6 months

Intangible Assets

Intangible assets include the value of in-place leases which represents the estimated fair value of the net cash flows of leases in place at the time of acquisition, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases, which is on average six months.

The following table summarizes the Company’s in-place lease intangible assets at December 31, 2024 and 2023 (amounts in thousands):

	2024	2023
Gross carrying value	$9,757	$5,208
Accumulated amortization	(7,008)	(5,208)
Net carrying value	$2,749	$—

The following table summarizes the Company’s in-place lease activity for the year ended December 31, 2024 (amounts in thousands):

In-place Leases
Beginning balance, January 1, 2024	$—
Acquisitions	5,309
Amortization	(2,560)
Ending balance, December 31, 2024	$2,749

The Company did not acquire any in-place leases or incur any related amortization expense during the year ended December 31, 2023.

At December 31, 2024, the Company’s estimated aggregate amortization of its in-place lease intangible assets for the next five years is $2.7 million, with the full amount expected to be incurred in 2025 and no amount thereafter.

Impairment of Operating Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its operating real estate and related intangible assets may not be recoverable. The evaluation of real estate assets for potential impairment requires the Company’s management to exercise significant judgement and make certain key assumptions, including the following: (i) capitalization rate, (ii) discount rate, (iii) number of years the property will be held, (iv) property operating revenue including occupancy and market rental rates, and (v) property operating expenses. There are inherent uncertainties in making these estimates such as market conditions, and performance and sustainability of property operations. When indicators of potential impairment suggest that the carrying value of operating real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether it will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the operating real estate and related intangible assets, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the operating real estate and related intangible assets based on the discounted cash flows of the operating asset. During 2024, the Lubbock, Texas submarket experienced deterioration, and as a result, the Company recorded a $1.4 million impairment loss on the Peak JV 2 portfolio as of December 31, 2024, which is included in gain on sale and (impairment) of real estate investments, net in its consolidated statements of operations and comprehensive income. The Peak JV 2 portfolio is included in the scattered single-family homes segment. No impairment losses on operating real estate and related intangible assets were recorded in 2023.

Held for Sale Real Estate Assets

Real estate assets are classified as held for sale when they meet the applicable GAAP criteria in accordance with ASC 360-10 Property, Plant, and Equipment - Overall, including, but not limited to, the availability of the real estate asset for immediate sale in its present condition, the existence of an active program to locate a buyer, the probable sale of the real estate asset within one year, and actions required to complete the sale of the real estate asset are likely to occur. Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on the consolidated balance sheets. Refer to Note 4 for further information.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value.

Restricted Cash

Restricted cash includes amounts established pursuant to various agreements which limit the use of funds for specific purposes related to property preservation and compliance, such as lender-imposed escrow accounts for replacement reserves, tenant deposits, real estate taxes and insurance.

Concentration of Credit Risk

The Company maintains cash balances with high-quality financial institutions and periodically evaluates the creditworthiness of such institutions and believes that the Company is not exposed to significant credit risk. Cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Rents and Other Receivables

The Company will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of tenants in developing these estimates.

Deferred Financing Fees

Deferred financing fees represent commitment fees, legal fees and other third-party costs associated with obtaining financing. Fees associated with the Company’s revolving lines of credit are recorded within accounts receivable, prepaids and other assets on the consolidated balance sheets. Deferred fees associated with its lines of credit are amortized to interest expense over the terms of the financing agreements using the straight-line method, which approximates the effective interest method.

Partially Owned Properties’ Noncontrolling Interests

Partially owned properties’ noncontrolling interests are comprised of the Company’s joint venture partners’ interests in consolidated joint ventures. The Company reports its joint venture partners’ interest in its consolidated real estate joint ventures and other subsidiary interests held by third parties as noncontrolling interests. The Company records these noncontrolling interests at their initial fair value, adjusting the basis prospectively for their share of the respective consolidated investments’ net income or loss and equity contributions and distributions. These noncontrolling interests are not redeemable by the equity holders and are presented as part of permanent equity. Income and losses are allocated to the noncontrolling interest holder pursuant to each joint venture’s operating agreement.

Revenue Recognition

The Company recognizes rental revenue on a straight-line basis over the terms of the rental agreements and in accordance with ASC Topic 842 Leases. Rental revenue is recognized on an accrual basis and when the collectability of the amounts due from tenants is deemed probable. Rental revenue is included within rental and other property revenues on the Company’s consolidated statements of operations and comprehensive income. Amounts received in advance are recorded as a liability within other accrued liabilities on the Company’s consolidated balance sheets.

Other property revenues are recognized in the period earned.

The Company recognizes a gain or loss on the sale of real estate assets when the criteria for an asset to be derecognized are met, which include when (i) a contract exists and (ii) the buyer obtains control.

Stock-Based Compensation

The Company expenses the fair value of share awards in accordance with the fair value recognition requirements of ASC Topic 718 Compensation-Stock Compensation. ASC Topic 718 requires companies to measure the cost of the recipient services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. The cost of the share award is expensed over the requisite service period (usually the vesting period).

Distribution Policy

The Company expects to authorize and declare regular cash distributions to its stockholders to maintain its REIT status. Distributions to stockholders will be determined by the Company’s board of directors (the “Board”) and will be dependent upon a number of factors, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements to maintain the Company’s status as a REIT, and other considerations as the Board may deem relevant. Distributions are recorded as a reduction of stockholders’ equity in the period in which they are declared.

Dividends may be funded from a variety of sources. In particular, the Company expects that, initially, dividends may exceed net income under accounting principles generally accepted in the United States of America (“GAAP”) because of non-cash expenses, mainly depreciation and amortization expense, which are included in net income. To the extent that funds available for distribution are less than the amount required to be distributed to stockholders to satisfy the requirements to maintain its REIT status, the Company may consider various means to cover any such shortfall, including borrowing under loans, selling certain assets or using a portion of the net proceeds from future offerings of equity, equity-related securities or debt securities or declaring taxable share dividends. In addition, the Company’s charter allows the issuance of preferred equity shares that could have a preference on dividends, and such dividend preference on the preferred equity could limit the ability to pay dividends to the holders of the Company’s common stock.

Income Taxes

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and has qualified since the taxable year ended December 31, 2022. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants it relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income (loss) and net cash available for distribution to stockholders. However, the Company intends to continue to organize and operate in such a manner as to remain qualified for treatment as a REIT.

ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. It requires a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken, or expected to be taken, in an income tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management has considered all positions taken on the 2023 tax returns (where applicable), and those positions expected to be taken on the 2024 tax returns, and concluded that tax positions taken have a more likely than not level of assurance of being sustained at the full amount upon examination. Accordingly, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2024. If any income tax exposure was identified, the Company would recognize an estimated liability for income tax items that meet the criteria for accrual. Neither the Company nor its subsidiaries have been assessed interest or penalties by any major tax jurisdictions. If any interest and penalties related to income tax assessments arose, the Company would record them as income tax expense. The statute of limitations for the Company’s returns is generally 3 years and as of December 31, 2024, tax returns for the calendar years 2022 and 2023 remain subject to examination by the Internal Revenue Service and various state tax jurisdictions.

Lessor Accounting

The Company’s current portfolio generates rental revenue by leasing residential units. As lease revenues for residential units fall under the scope of ASC Topic 842 Leases, such lease revenues are classified as operating leases with straight-line recognition over the terms of the relevant lease agreement and inclusion within rental revenue. Resident leases are generally for one-year or month-to-month terms and are renewable by mutual agreement between the Company and the resident. Non-lease components of the Company’s leases are combined with the related lease component and accounted for as a single lease component under ASC Topic 842. The balances of net real estate investments and related depreciation on the Company’s consolidated financial statements relate to assets for which the Company is the lessor.

Lessee Accounting

In accordance with ASC Topic 842 Leases, the Company determines whether an arrangement is a lease at inception. For operating leases with a term of greater than one year, a lease liability and a right-of-use asset are recognized and recorded in the Company’s consolidated balance sheets. The lease liability represents the Company’s obligation to make lease payments arising from a lease and is measured as the present value of the lease payments at the commencement date. As the rate implicit in a lease may not be known at lease commencement, the Company will use its incremental borrowing rate to discount its lease obligation. The right-of-use asset represents the Company’s right to use a specified asset for the lease term and is determined as the initial measurement of the lease liability, adjusted for any lease payments made at or before the commencement date, less any lease incentives received, plus any initial direct costs incurred by the Company. By way of practical expedient, the Company elects to account for lease and non-lease components as a single lease component in its consolidated statements of operations and comprehensive income. The Company recognizes the single lease component on a straight-line basis over the term of the lease, and expenses that are non-components of the lease, such as real estate taxes for which the Company is not a direct beneficiary of the arrangement, are expensed in the period in which the obligation for those payments are incurred. Refer to Note 15 for further information about the Company’s current lease for separate corporate space in which it is the lessee.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update No. 2023-07 “Improvements to Reportable Segment Disclosures (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 require additional disclosures regarding reportable segments, including a segment’s significant expenses on both an annual and interim basis. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods with fiscal years beginning after December 15, 2024. The disclosures are applied retrospectively to all periods presented and early adoption was permitted. The Company evaluated the impact of ASU 2023-07 on its financial disclosures and has included the applicable segment disclosures in the notes to its consolidated financial statements.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09 “Improvements to Income Tax Disclosures (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 require additional disclosure with respect to the effective tax rate reconciliation and information on income taxes paid. The amendments in ASU 2023-09 are effective for the Company for annual reporting periods beginning after December 15, 2024. The Company continues to evaluate the impact of ASU 2023-09 on its financial disclosures.

In November 2024, the FASB issued Accounting Standards Update No. 2024-03 “Disaggregation of Income Statement Expenses (Subtopic 220-40)” (“ASU 2024-03”). The amendments in ASU 2024-03 require additional disclosure of specified information about certain costs and expenses within the notes to the financial statements. The amendments in ASU 2024-03 are effective for the Company for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting ASU 2024-03 on its financial disclosures.

Current Expected Credit Losses

Notes Receivable

The Company estimates provision for credit losses on its loan investments (notes receivable) under CECL. This method is based on expected credit losses for the life of the investment as of each balance sheet date. The method for calculating the estimate of expected credit loss considers historical experience and current conditions for similar loans and reasonable and supportable forecasts about the future.

The Company estimates its provision for credit losses using a collective (pool) approach for investments with similar risk characteristics, such as collateral and duration of investment. In measuring the CECL provision for investments that share similar characteristics, the Company applies a default rate to the investments for the remaining loan investment hold period. As the Company does not have a significant historical population of loss data on its loan investments, the Company’s default rate utilized for CECL is based on an external historical loss rate for commercial real estate loans.

In addition to analyzing investments as a pool, the Company performs an individual investment assessment of expected credit losses. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or the Company expects repayment through the sale of the collateral, the Company calculates expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if the Company determines that it is probable that it will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that loan investment is not considered fully recoverable and a provision for credit loss is recorded.

In estimating the value of the underlying collateral when determining if a loan investment is fully recoverable, the Company evaluates estimated future cash flows to be generated from the collateral underlying the investment. The inputs and assumptions utilized to estimate the future cash flows of the underlying collateral are based upon the Company’s evaluation of the operating results, economy, market trends, and other factors, including judgments regarding costs to complete any construction activities, lease-up and occupancy rates, rental rates, and capitalization rates utilized to estimate the projected cash flows at the disposition. The Company may also obtain a third-party valuation which may value the collateral through an “as-is” or “stabilized value” methodology. If upon completion of the valuation the fair value of the underlying collateral securing the investment is less than the net carrying value, the Company records a provision for credit loss on that loan investment. As the investment no longer displays the characteristics that are similar to those of the pool of loan investments, the investment is removed from the CECL collective (pool) analysis described above.

Preferred Equity Investments

The Company performs an individual assessment of expected credit losses for its preferred equity investments, which are accounted for as AFS debt securities, that have an unrealized loss recorded at the reporting date. If it is determined that the borrower is experiencing financial difficulty, or a foreclosure is probable, or the Company expects repayment through the sale of the collateral, the Company calculates expected credit losses based on the value of the underlying collateral as of the reporting date. During this review process, if the Company determines that it is probable that it will not be able to collect all amounts due for both principal and interest according to the contractual terms of an investment, that preferred equity investment is not considered fully recoverable and a provision for credit loss is recorded.

Significant Risks and Uncertainties

Uncertainty Due to Economic Volatility

The Company’s results of operations in the future may be directly or indirectly affected by uncertainties such as the effects of inflation and related volatility in the market. As inflation accelerated rapidly in the first half of 2023, the Federal Reserve increased interest rates a total of four times during 2023 to curb the effects of rising inflation. While the Federal Reserve held rates steady between July 2023 and September 2024, then reduced interest rates by 50-basis points in September 2024, and another 25-basis point reduction in each of November and December 2024, there can be no assurances that interest rates will not rise again, and the Company’s operating costs, including utilities and payroll, may increase as a result of increases in inflation. Rising interest rates cause uncertainty in credit and capital markets which could have material and adverse effects on the Company’s financial condition, results of operations and cash flows. In addition, any tariffs imposed by the current administration or other countries may cause further inflationary pressures in the economy. The long-term impact of these economic developments will largely depend on any future action by the Federal Reserve, future laws that may be enacted, the impact on job growth and the broader economy, and reactions by consumers, companies, governmental entities and capital markets. The Company continues to closely monitor the impact of economic volatility on all aspects of its business.

Note 3 – Acquisition of Real Estate

Acquisition of Additional Savannah-84 units

On February 23, 2023, the Company acquired 18 single-family residential units located in Savannah, Georgia that were added to the existing Savannah-84 portfolio. The Company has a 100% interest in the units and the purchase price of approximately $4.2 million was fully funded in cash upon acquisition.

Development of Abode Wendell Falls

In December 2023, the Company made a commitment to fund the total estimated project costs of $56.9 million for the construction of Abode Wendell Falls, a 170-unit build-to-rent development project in Wendell, North Carolina. The Abode Wendell Falls development project commenced construction in 2024, and the Company classifies the Abode Wendell Falls development project as a consolidated investment.

Acquisition of Villas at Huffmeister

On March 25, 2024, the Company, through a 95% owned joint venture entity, acquired a 294-unit residential community located in Houston, Texas known as Villas at Huffmeister. The purchase price of $41.2 million was funded with a $24.3 million senior loan assumption secured by Villas at Huffmeister, along with cash of $18.1 million funded by the Company, inclusive of certain adjustments typical in such real estate transactions.

Acquisition of Avenue at Timberlin Park

On July 31, 2024, the Company acquired a 200-unit residential community located in Jacksonville, Florida known as Avenue at Timberlin Park. The Company has a full ownership interest in the community, and the purchase price of $33.8 million was funded with a $23.7 million senior loan secured by Avenue at Timberlin Park, along with cash of $12.9 million funded by the Company, inclusive of certain adjustments typical in such real estate transactions.

Acquisition of Amira at Westly

On October 31, 2024, the Company, through BR Amira DST, a Delaware statutory trust and a wholly owned subsidiary of its Operating Partnership (the “Amira DST”), acquired a 408-unit residential community located in Tampa, Florida known as Amira at Westly. The purchase price of $103.0 million was funded with (i) a $56.7 million senior loan secured by Amira at Westly, (ii) borrowings of $36.0 million on the KeyBank Credit Facility, and (iii) cash of $14.5 million funded by the Company, inclusive of certain adjustments typical in such real estate transactions. Amira at Westly is the first property acquired by the Company through a Delaware statutory trust to be part of a private placement offering through which interests in the Amira DST will be issued to third party accredited investors therein (as further described below).

Following the acquisition of Amira at Westly, the organizational structure with respect to the ownership of Amira at Westly is such that Amira at Westly is owned by the Amira DST, and the Amira DST is wholly owned by BHM Amira Investment Co, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (“BHM Amira Investment Co”). BHM Amira Investment Co initially owns all Class 2 DST Interests in the Amira DST, which will be redeemed over time to permit the issuance of Class 1 DST Interests in the Amira DST to third party accredited investors therein as part of a private placement offering. Amira at Westly is subject to a Master Lease Agreement with BHM Amira Leaseco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Operating Partnership (“BHM Amira Leaseco”), pursuant to which the Company, through BHM Amira Leaseco, receives and is obligated to pay rent received from Amira at Westly to the Amira DST.

Acquisition of Allure at Southpark

On December 6, 2024, the Company, through a 98.05% owned joint venture entity, acquired a 350-unit residential community located in Charlotte, North Carolina known as Allure at Southpark. The purchase price of $92.0 million was funded with a $55.2 million senior loan secured by Allure at Southpark, along with cash of $39.3 million funded by the Company, inclusive of certain adjustments typical in such real estate transactions.

Purchase Price Allocation

The real estate acquisitions above have been accounted for as asset acquisitions. The purchase prices were allocated to the acquired assets and mortgage assumed based on their estimated fair values at the dates of acquisition.

The following table summarizes the assets acquired and mortgage assumed at the acquisition dates for the Company’s acquisitions made during the year ended December 31, 2024 (amounts in thousands):

Purchase
Price
Allocation
Land	$38,440
Building	200,794
Building improvements	4,861
Land improvements	20,376
Furniture and fixtures	4,818
In-place leases	5,309
Total assets acquired (1)	$274,598

Mortgage assumed	$27,440
Fair value adjustment	(3,107)
Total liabilities assumed	$24,333

(1)	The $274.6 million of total assets acquired includes $4.7 million of acquisition expenses that have been capitalized as the acquisitions have been accounted for as asset acquisitions.

Acquisition of Additional Interests in Investments

In January 2023, the Company purchased the noncontrolling partner’s interest in Savannah-84 for $0.9 million, increasing the Company’s interest in the portfolio from 80% to 100%.

In March 2023, the Company purchased the noncontrolling partner’s interest in Indy-Springfield for $4.1 million, increasing the Company’s interest in the portfolio from 60% to 100%.

Note 4 – Sale of Real Estate Assets and Held for Sale Real Estate Assets

Sale of Willow Park Interests

On October 26, 2023, Willow Park, the underlying asset of an unconsolidated joint venture located in Willow Park, Texas, was sold. Upon the sale, the Company’s preferred equity investment was redeemed for $4.1 million, which included $2.9 million of its total $4.6 million principal investment and $1.2 million of accrued preferred return. The Company’s investment was collateralized by The Woods at Forest Hill and the operating partnership of Peak Housing REIT (the “Peak REIT OP”), and the remaining $1.7 million of the Company’s principal investment was fully redeemed in 2024.

Sale of The Cottages at Warner Robins Interests

On December 15, 2023, The Cottages at Warner Robins, the underlying asset of an unconsolidated joint venture located in Warner Robins, Georgia, was sold. Upon the sale, the Company’s preferred equity investment was redeemed by the joint venture for $16.6 million, which included its original preferred investment of $13.3 million, accrued preferred return of $3.1 million and a minimum interest payment of $0.2 million.

Sale of Navigator Villas

Prior to the sale of the property, and to effectuate a tax-deferred exchange under Section 1031 of the Code, the Company purchased its joint venture partner’s interest in Navigator Villas for $2.9 million, inclusive of estimated post-close adjustments. On August 7, 2024, the Company closed on the sale of Navigator Villas located in Pasco, Washington for a sale price of $36.4 million, subject to certain prorations and adjustments typical in such real estate transactions. After deductions for the payoff of existing mortgage indebtedness encumbering the property in the amount of $19.5 million, the purchase price of the joint venture partner’s interest, the payment of early extinguishment of debt costs, and closing costs and fees, the sale of Navigator Villas generated net proceeds of approximately $12.7 million and a gain on sale of approximately $10.0 million. The Company recorded a loss on extinguishment of debt of $0.1 million related to the sale.

Sale of Consolidated Operating Units

During 2023, the Company closed on the following sales: two units in the Golden Pacific portfolio, twelve units in the Peak JV 2 portfolio, and thirty-nine units in the Peak JV 3 portfolio, pursuant to the terms and conditions of multiple separate purchase and sales agreements. The fifty-three units were sold for an aggregate of approximately $9.5 million, subject to certain closing costs, prorations and adjustments typical in such real estate transactions, and generated net proceeds of approximately $9.1 million and a gain on sales of approximately $0.3 million.

During 2024, the Company closed on the following sales: four units in the ILE portfolio, eleven units in the Indy-Springfield portfolio, twenty-three units in the Peak JV 2 portfolio, and sixty units in the Peak JV 3 portfolio, pursuant to the terms and conditions of multiple separate purchase and sales agreements. The ninety-eight units were sold for an aggregate of approximately $15.3 million, subject to certain closing costs, prorations and adjustments typical in such real estate transactions, and generated net proceeds of approximately $14.4 million and a gain on sales of approximately $1.8 million.

Held for Sale

At December 31, 2023, the Company classified an aggregate of 118 units as held for sale in its consolidated balance sheets, and for the year ended December 31, 2023, the Company recorded an impairment of $1.3 million related to held for sale units which is included in gain on sale and (impairment) of real estate investments, net in its consolidated statements of operations and comprehensive income. The 118 units classified as held for sale are all reported in the Company’s scattered single-family homes segment and were included in the following portfolios: 35 units of Indy-Springfield, 13 units of Peak JV 2, and 70 units of Peak JV 3.

At December 31, 2024, the Company classified an aggregate of 167 units as held for sale in its consolidated balance sheets, and for the year ended December 31, 2024, the Company recorded an impairment of $3.3 million related to held for sale units which is included in gain on sale and (impairment) of real estate investments, net in its consolidated statements of operations and comprehensive income. The 167 units classified as held for sale are all reported in the Company’s scattered single-family homes segment and are included in the following portfolios: 8 units of ILE, 37 units of Indy-Springfield, 32 units of Peak JV 2, and all 90 units of Peak JV 3.

Units classified as held for sale were identified based on submarket analysis and individual unit-level operational review. Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on the Company’s consolidated balance sheets. Real estate assets classified as held for sale generally represent assets that are actively marketed or contracted for sale with the closing expected to occur within one year.

Note 5 – Investments in Real Estate

As of December 31, 2024, the Company held twenty-three real estate investments, consisting of fourteen consolidated investments and nine held through preferred equity and loan investments. The following tables provide summary information regarding the Company’s consolidated investments and preferred equity and loan investments.

Consolidated Investments

		Number of	Ownership
Operating Investment Name	Location / Market	Units (1)	Interest
Scattered Single-Family Homes
Ballast	AZ / CO / WA	84	95%
Golden Pacific	IN / KS / MO	169	97%
ILE	TX / SE US	478	95%
Indy-Springfield	IN / MO	323	100%
Peak JV 2	Various / TX	573	80%
Peak JV 3	Dallas-Fort Worth, TX	90	56%
Savannah-84	Savannah, GA	84	100%
Total Scattered Single-Family Homes		1,801

Residential Communities
Allure at Southpark	Charlotte, NC	350	98%
Amira at Westly	Tampa, FL	408	93%
Avenue at Timberlin Park	Jacksonville, FL	200	100%
Villas at Huffmeister	Houston, TX	294	95%
Wayford at Concord	Concord, NC	150	83%
Yauger Park Villas	Olympia, WA	80	95%
Total Residential Communities Units		1,482
Total Operating Units		3,283

Development Investment Name
Residential Communities
Abode Wendell Falls	Wendell, NC	170	100%
Total Development Units		170
Total Units		3,453

(1)	Total operating units includes an aggregate of 167 units classified as held for sale, with such units included in the following portfolios: 8 units of ILE, 37 units of Indy-Springfield, 32 units of Peak JV 2, and all 90 units of Peak JV 3.

Depreciation expense was $17.4 million and $16.2 million for the years ended December 31, 2024 and 2023, respectively.

Intangibles related to the Company’s consolidated investments in real estate consist of the value of in-place leases. In-place leases are amortized over the remaining term of the in-place leases, which is approximately six months. Amortization expense related to the in-place leases was $2.5 million and zero for the years ended December 31, 2024 and 2023, respectively.

The Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases may have provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all the risks and benefits of ownership of the consolidated real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as a security deposit vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not individually significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of their security deposit. Security deposits received in cash related to tenant leases are included within other accrued liabilities in the accompanying consolidated balance sheets and totaled $2.4 million and $2.3 million as of December 31, 2024 and 2023, respectively, for the Company’s consolidated real estate investments. No individual tenant represents over 10% of the Company’s annualized base rent for the consolidated real estate investments.

Preferred Equity and Loan Investments

		Actual /
		Planned
Lease-up Investment Name	Location / Market	Number of Units
Chandler	Chandler, AZ	208
The Cottages at Myrtle Beach	Myrtle Beach, SC	294
The Cottages of Port St. Lucie	Port St. Lucie, FL	286
Wayford at Innovation Park	Charlotte, NC	210
Wayford at Pringle	Charlotte, NC	102
Willow Park	Willow Park, TX	58
Total Lease-up Units		1,158

Development Investment Name
Canvas at Wildwood	Wildwood, FL	224
Indigo Cove	Bluffton, SC	82
River Ford	Brunswick, GA	170
Total Development Units		476
Total Units		1,634

Note 6 – Notes and Interest Receivable

Following is a summary of the notes and accrued interest receivable due from loan investments at December 31, 2024 and 2023 (amounts in thousands):

Investment Name	2024	2023
Notes Receivable
The Woods at Forest Hill (1)	$—	$8,284
Wayford at Pringle	22,300	—
Willow Park	9,400	9,400
Total notes receivable	$31,700	$17,684

Accrued Interest Receivable
The Woods at Forest Hill (1)	$—	$94
Wayford at Pringle	419	—
Willow Park	51	35
Total accrued interest receivable	$470	$129
Total notes and accrued interest receivable	$32,170	$17,813
Allowance for credit losses	(103)	(16)
Total, net	$32,067	$17,797

(1)

In August 2024, the Company’s loan investment in The Woods at Forest Hill was paid off in full, including any accrued but unpaid interest amounts. Refer to Loan Investment Summary disclosure below for further information.

Allowance for Credit Losses

The provision for credit losses of the Company’s loan investments at December 31, 2024 and 2023 are summarized in the table below (amounts in thousands):

	2024	2023
Beginning balances, net as of January 1, 2024 and 2023, respectively	$16	$—
Provision for credit losses on pool of assets (1)	87	16
Allowance for credit losses, end of period	$103	$16

(1)	Under CECL, a provision for, or recovery of, credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The provision for credit losses during the year ended December 31, 2024 was attributable to the addition of one investment to the pool of assets (which was only partially offset by the removal of one investment from the pool of assets) and an increase in the trailing twelve-month historical default rate.

Following is a summary of the interest income from loan investments for the years ended December 31, 2024 and 2023 (amounts in thousands):

Investment Name	2024	2023
The Woods at Forest Hill (1)	$254	$7
Wayford at Pringle	849	—
Willow Park	527	87
Total	$1,630	$94

(1)	In August 2024, the Company’s loan investment in The Woods at Forest Hill was paid off in full, including any accrued but unpaid interest amounts. Refer to Loan Investment Summary disclosure below for further information.

Loan Investment Summary

During the year ended December 31, 2024, the Company entered into an agreement to provide a loan in the maximum aggregate amount of $22.3 million (the “Pringle Loan”) to an unaffiliated, third-party borrower for 102 build-to-rent, single-family residential units in Charlotte, North Carolina known as Wayford at Pringle. The Pringle Loan had been fully funded as of December 31, 2024. In addition to the Pringle Loan, the Company also holds a debt security investment in Wayford at Pringle; refer to Note 7 for further information.

In addition, and during the year ended December 31, 2024, the Company’s loan investment in The Woods at Forest Hill was paid off in full in the aggregate amount of $8.5 million, which included principal investment of $8.3 million and accrued interest of $0.2 million.

Prior to 2024, the Company provided a mezzanine loan to the portfolio owner in Peak JV 3, which is owned through a joint venture between the Company and the operating partnership of Peak Housing REIT (the “Peak REIT OP”). The loan receivable balance and the loan payable balance, and the loan interest income and loan interest expense attributable to the Company, are eliminated through consolidation on the Company’s consolidated balance sheets and statements of operations and comprehensive income, respectively. The Company (as lender entity) recognizes Peak REIT OP’s portion of interest expense on the loan as income with this amount reflected in net income (loss) attributable to common stockholders in the Company’s consolidated statements of operations and comprehensive income. The mezzanine loan was to mature on December 31, 2024; however, on December 20, 2024, the loan agreement was amended and restated to provide for two (2) additional six-month extension options, and in conjunction with the loan’s amendment and restatement, the property owner delivered written notice to the Company of its intention to exercise the first additional six-month extension option, extending the maturity date to June 30, 2025. The loan can be prepaid without penalty. At December 31, 2023, the outstanding balance of the loan provided by the Company was $15.9 million. During the year ended December 31, 2024, proceeds from the sales of 60 units in the Peak JV 3 portfolio (refer to Note 4 for further information) have been used to reduce the outstanding balance of the loan to $8.5 million at December 31, 2024.

Note 7 – Preferred Equity Investments

The carrying amount of the Company’s preferred equity investments at December 31, 2024 and 2023 is summarized in the table below (amounts in thousands):

Investment Name	2024	2023
Canvas at Wildwood	$1,928	$—
Chandler	15,000	15,000
Indigo Cove	3,581	—
Peak Housing (1)	—	10,663
River Ford	3,788	—
The Cottages at Myrtle Beach	17,913	17,913
The Cottages of Port St. Lucie	18,785	18,785
The Woods at Forest Hill (1)	—	5,575
Wayford at Innovation Park	13,400	13,400
Wayford at Pringle	7,800	—
Total	$82,195	$81,336
Allowance for credit losses	—	(180)
Gross unrealized loss, net (2)	(527)	—
Total, net	$81,668	$81,156

(1)	The Company’s preferred equity investments in Peak Housing and The Woods at Forest Hill were fully redeemed in September 2024 and November 2024, respectively. Refer to the Preferred Equity Investment Summary disclosure below for further information.
(2)	During 2024, the Company’s preferred equity investments were reclassified from held-to-maturity debt securities to available-for-sale debt securities. At December 31, 2024, these investments were classified as available-for-sale debt securities and were carried at a net fair value of $81.7 million, with the unrealized loss of ($0.5) million due to fluctuations in market interest rates. At December 31, 2023, these investments were classified as held-to-maturity debt securities and carried at a net cost of $81.2 million. Refer to the Real Estate Investments, Preferred Equity Investments and Notes Receivable disclosure in Note 2 for further information.

The following table summarizes the net carrying amount and fair value of the Company’s preferred equity investments, which are classified as available-for-sale debt securities, by contractual maturity at December 31, 2024.

	Available-for-sale
	Net carrying amount	Fair value
Due within one year	$36,648	$36,648
Due after one year through three years	43,075	43,075
Due after three years	1,945	1,945
Total	$81,668	$81,668

Allowance for Credit Losses

The provision for credit losses of the Company’s preferred equity investments at December 31, 2024 and 2023 are summarized in the table below (amounts in thousands):

	2024	2023
Beginning balances, net as of January 1, 2024 and 2023, respectively	$180	$22
Provision for credit losses on pool of assets, net (1)	168	158
Reclassification adjustment (2)	(348)	—
Allowance for credit losses, net, end of period	$—	$180

(1)	Under CECL, a provision for, or recovery of, credit losses for similar assets is calculated based on a historical default rate applied to the remaining life of the assets. The provision for credit losses during the year ended December 31, 2024 was primarily attributable to the addition of four investments to the pool of assets (which was only partially offset by the removal of two investments from the pool of assets) and an increase in the trailing twelve-month historical default rate.
(2)	Represents the adjustment for the reclassification of preferred equity investments from held-to-maturity debt securities to available-for-sale debt securities. Refer to the Real Estate Investments, Preferred Equity Investments and Notes Receivable disclosure in Note 2 for further information.

As of December 31, 2023, the Company, through wholly-owned subsidiaries of the Operating Partnership, had outstanding preferred equity investments in eight joint ventures which are classified as available-for-sale debt securities. The Company earns a fixed return on these investments which is included within income from preferred equity investments in its consolidated statements of operations and comprehensive income. Each joint venture’s purpose is to develop or operate a portfolio of residential units.

The following table summarizes the Company’s income from preferred equity investments for the years ended December 31, 2024 and 2023 (amounts in thousands):

Investment Name	2024	2023
Canvas at Wildwood	$17	$—
Chandler	2,060	259
Indigo Cove	256	—
Peak Housing (1)	523	1,350
River Ford	44	—
The Cottages at Myrtle Beach	2,641	2,633
The Cottages at Warner Robins (2)	—	1,863
The Cottages of Port St. Lucie	2,770	2,762
The Woods at Forest Hill (1)	861	679
Wayford at Innovation Park	1,702	1,619
Wayford at Pringle	1,063	—
Willow Park (2)	—	467
Total preferred returns on unconsolidated joint ventures (3)	$11,937	$11,632

(1)	The Company’s preferred equity investments in Peak Housing and The Woods at Forest Hill were fully redeemed in September 2024 and November 2024, respectively. Refer to the Preferred Equity Investment Summary disclosure below for further information.
(2)	The Company’s preferred equity investments in The Cottages at Warner Robins and Willow Park were redeemed in December 2023 and October 2023, respectively.
(3)	Total income from preferred equity investments includes both current and accrued income amounts. For the years ended December 31, 2024 and 2023, the accrued portion of the total income was $10.6 million and $8.0 million, respectively. At December 31, 2024 and 2023, the Company had $23.3 million and $13.7 million, respectively, of total accrued preferred equity income, which is recorded in accounts receivable, prepaids and other assets, net in its consolidated balance sheets.

Preferred Equity Investment Summary

During the year ended December 31, 2024, the Company entered into three separate joint venture agreements with unaffiliated third parties to develop build-to-rent, single-family residential units. The Company made commitments to invest capital for preferred equity interests in the three joint ventures as follows: (i) $5.3 million for 82 units located in Bluffton, South Carolina known as Indigo Cove, (ii) $7.0 million for 170 units located in Brunswick, Georgia known as River Ford, and (iii) $14.6 million for 224 units located in Wildwood, Florida known as Canvas at Wildwood. Of the Company’s aggregate commitment to invest approximately $26.9 million in the three joint ventures, $9.3 million had been funded as of December 31, 2024.

In addition, and during the year ended December 31, 2024, the Company entered into an agreement with an unaffiliated third party to make a debt security investment in the aggregate amount of $7.8 million, all of which was funded during 2024, for 102 build-to-rent, single-family residential units located in Charlotte, North Carolina known as Wayford at Pringle. The Company also holds a loan investment in Wayford at Pringle; refer to Note 6 for further information.

During the year ended December 31, 2024, the Company’s preferred equity interests in two joint ventures with unaffiliated third parties were fully redeemed as follows: (i) the Company’s investment in the Peak REIT OP (which was collateralized by single-family residential units collectively known as “Peak Housing”) which included its remaining principal investment of $10.6 million and accrued preferred return of $0.6 million, and (ii) the Company’s investment in The Woods at Forest Hill which included its principal investment of $5.6 million, accrued preferred return of $1.1 million, and a minimum multiple payment of $0.6 million. In addition, the remaining $1.7 million of the Company’s preferred equity investment in Willow Park, which was redeemed in 2023 and collateralized by The Woods at Forest Hill and other Peak REIT OP investments, was received in full by the Company in 2024.

Note 8 – DST Program

The Company has a program to raise capital through private placement offerings under which it sells beneficial interests in specific Delaware statutory trusts (each, a “DST”) holding real properties (collectively, the “DST Program”). Under the DST Program, the private placement offers interest in the real property placed into a Delaware statutory trust (a “DST Property”). The underlying interest of the real property sold to investors pursuant to such private placement is leased-back by a wholly-owned subsidiary of the Operating Partnership on a long-term basis through a master lease agreement. The master lease agreement is partially guaranteed by the Operating Partnership in the form of a demand note capitalizing the lessee. Additionally, the Operating Partnership retains a fair market value purchase option giving it the right, but not the obligation, to acquire the interests in the Delaware statutory trust from the investors in exchange for OP Units or cash commencing two years after full syndication. As the Company is the primary beneficiary of the DST Property for the financial reporting purposes, the Company consolidates the DST Property and operations in its financial statements.

Under the master lease, a wholly-owned indirect subsidiary of the Operating Partnership is responsible for subleasing the property to tenants, paying certain underlying costs associated with operating the property, and remitting rent to the DST that owns such property.

As of December 31, 2024, the Company had one offering in its DST Program and had raised $4.5 million in offering proceeds of the $66.0 million total offering, with total net real estate investments associated with the DST Program of $103.4 million.

Note 9 — Revolving Credit Facilities

The outstanding balances on the revolving credit facilities as of December 31, 2024 and 2023 are as follows (amounts in thousands):

Revolving Credit Facilities	2024	2023
Amended DB Credit Facility	$85,000	$50,000
KeyBank Credit Facility	36,000	—
Amended ILE Sunflower Credit Facility	—	20,000
Total	$121,000	$70,000

Amended Deutsche Bank Credit Facility (“Amended DB Credit Facility”)

On December 29, 2023, certain of the Company’s subsidiaries entered into an amended and restated credit facility (the “Amended DB Credit Facility”) with Deutsche Bank Securities Inc. (“Deutsche Bank”), as sole lead arranger, Deutsche Bank AG, New York Branch, as administrative agent, the financial institutions party thereto as lenders and Computershare Trust Company, N.A., as paying agent and calculation agent, and the Company as a guarantor. The Amended DB Credit Facility provides for a revolving loan with a maximum commitment amount of $150 million. Borrowings under the Amended DB Credit Facility are limited to financings related to the acquisition, renovation, rehabilitation, maintenance and leasing of single-family residential units in the Indy-Springfield, Peak JV 2 and Savannah-84 portfolios. Borrowings under the Amended DB Credit Facility bear interest on the amount drawn at Term Secured Overnight Financing Rate (“SOFR”) plus 2.80%, and borrowings can be prepaid without premium or penalty. The interest rate on outstanding borrowings was 7.35% at December 31, 2024. The Amended DB Credit Facility matures on April 6, 2025 and contains a one-year extension option, which the Company intends to exercise, subject to certain conditions and the payment of an extension fee. The Amended DB Credit Facility contains certain financial and operating covenants, including maximum leverage ratio, minimum debt yield and minimum debt service coverage ratio. At December 31, 2024, the Amended DB Credit Facility was drawn at $85 million and the Company was in compliance with all covenants under the Amended DB Credit Facility. The availability of borrowings under the Amended DB Credit Facility at December 31, 2024 was approximately $13 million and is based on the collateral and compliance with various ratios related to those assets.

Amended ILE Sunflower Credit Facility

In 2023, the Company, along with its unaffiliated joint venture partner, ILE, entered into an amended and restated credit facility with Sunflower Bank, N.A. (the “Amended ILE Sunflower Credit Facility”). The Amended ILE Sunflower Credit Facility provided for a revolving loan with an initial commitment amount of $20 million, which commitment contained an accordion feature to a maximum total commitment of up to $50 million. The Amended ILE Sunflower Credit Facility, along with three other separate non-revolving credit facilities (refer to Note 10 for further information), was used in the financing of acquisitions of single-family residential units. Borrowings under the Amended ILE Sunflower Credit Facility bore interest at Term SOFR plus 3.11%, subject to a rate floor, and could be prepaid without penalty or premium. The Amended ILE Sunflower Credit Facility was to mature in December 2024 and contained certain financial and operating covenants, including a minimum fixed charge coverage ratio. In October 2024, the Company, along with ILE, fully paid off the outstanding balance of the Amended ILE Sunflower Credit Facility.

KeyBank Credit Facility

On October 25, 2024, the Company, through a subsidiary of its Operating Partnership, entered into a credit agreement with KeyBank National Association (the “KeyBank Credit Facility”) related to the Company’s DST Program. The KeyBank Credit Facility provides for a revolving loan with a maximum commitment amount of $50 million. The Company has provided a guarantee on any outstanding balance and up to the full commitment and has pledged interests in certain assets as collateral. Borrowings under the KeyBank Credit Facility bear interest per annum, at the Company’s option, at SOFR (Daily Simple or Term) plus 3.60% or the base rate plus 2.50% (base rate determined by reference to the greatest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) Adjusted Term SOFR for a one-month interest period plus 1.00%), and borrowings can be prepaid without premium or penalty. The interest rate on outstanding borrowings was 7.94% at December 31, 2024. The Company pays a fee on the unused portion of the KeyBank Credit Facility at an annual rate of 0.30%. The KeyBank Credit Facility matures on October 25, 2026; however, borrowings under the KeyBank Credit Facility mature one-year from the date of funding, subject to certain minimum paydowns, and timing of such paydowns, pursuant to the terms of the KeyBank Credit Facility. The KeyBank Credit Facility contains certain financial and operating covenants, including maximum leverage ratio, minimum debt service coverage ratio and minimum tangible net worth. At December 31, 2024, the KeyBank Credit Facility was drawn at $36 million, and the Company was in compliance with all covenants under the KeyBank Credit Facility.

Note 10 – Mortgages Payable

The following table summarizes certain information at December 31, 2024 and 2023 with respect to the Company’s senior mortgage indebtedness (amounts in thousands):

	Outstanding Principal		As of December 31, 2024
	December 31,	December 31,		Interest-only
Property	2024	2023	Interest Rate	through date	Maturity Date

Fixed Rate:
Allure at Southpark	$55,166	$—	5.58%	Interest-only	January 1, 2030
Amira at Westly	56,650	—	4.81%	Interest-only	November 1, 2034
Avenue at Timberlin Park	23,660	—	5.47%	August 2027	August 1, 2029
ILE (1)(2)	27,748	29,680	4.06%	(3)	(1)
Navigator Villas (4)	—	19,702
Villas at Huffmeister	27,357	—	3.56%	(3)	October 1, 2029
Yauger Park Villas (5)	14,044	14,350	4.86%	(3)	April 1, 2026
Total Fixed Rate	$204,625	$63,732

Floating Rate:
ILE (6)	$23,000	$—	7.37%	Interest-only	October 1, 2027
Wayford at Concord (7)	32,973	32,973	4.73%	May 2027	May 1, 2029
Total Floating Rate	$55,973	$32,973
Total	$260,598	$96,705
Fair value adjustments	(2,400)	916
Deferred financing costs, net	(5,416)	(951)
Total mortgages payable	$252,782	$96,670

(1)	ILE’s fixed rate debt represents the aggregate debt outstanding across three separate credit agreements. Of the outstanding balance, one credit agreement (“CA1”) has a balance of $5.6 million at a fixed rate of 3.50%, the second credit agreement (“CA2”) has a balance of $17.6 million at a fixed rate of 3.75%, and the third credit agreement (“CA3”) has a balance of $4.5 million at a fixed rate of 6.00%. CA1 and CA3 each bear interest at a floating rate that is subject to an interest rate swap to effectuate a fixed rate; refer to Note 12 for further information. CA1 and CA2 both mature in 2026; CA3 matures in 2028.
(2)	At December 31, 2024, the lender waived the minimum debt service coverage ratio covenant under CA2 to remain in compliance with such covenant.
(3)	The loan requires monthly payments of principal and interest.
(4)	The Company sold Navigator Villas in August 2024.
(5)	The principal balance includes a $9.7 million senior loan at a fixed rate of 4.81% and a $4.3 million supplemental loan at a fixed rate of 4.96%.
(6)	The ILE loan bears interest at one-month Term SOFR plus 2.85%, subject to a 6.50% rate floor. In December 2024, the one-month Term SOFR in effect for this loan was 4.52%.
(7)	The Wayford at Concord loan bears interest at the 30-day average SOFR plus 2.23%. In December 2024, the 30-day average SOFR in effect was 4.67%. SOFR rate is subject to a 2.50% rate cap through April 2025. Please refer to Note 12 for further information.

Deferred financing costs

Costs incurred in obtaining long-term financing are amortized on a straight-line basis to interest expense over the terms of the related financing agreements, as applicable, which approximates the effective interest method. Amortization of deferred financing costs, including the amounts related to the revolving credit facilities, was $1.6 million and $3.1 million for the years ended December 31, 2024 and 2023, respectively.

Fair value adjustments of debt

The Company records a fair value adjustment based upon the fair value of the loans on the date they were assumed in conjunction with acquisitions. The fair value adjustments are being amortized to interest expense over the remaining life of the loans. Amortization of fair value adjustments was $0.1 million of expense and $0.3 million of income for the years ended December 31, 2024 and 2023, respectively.

Loss on Extinguishment of Debt and Debt Modification Costs

Upon repayment of or in conjunction with a material change (i.e. a 10% or greater difference in the cash flows between instruments) in the terms of an underlying debt agreement, the Company writes-off any unamortized deferred financing costs and fair market value adjustments related to the original debt that was extinguished. Prepayment penalties incurred on the early repayment of debt and costs incurred in a debt modification that are not capitalized are also included within loss on extinguishment of debt and debt modification costs on the consolidated statements of operations and comprehensive income. The Company had $0.2 million of loss on extinguishment of debt costs and no debt modification costs for the year ended December 31, 2024. The Company had no loss on extinguishment of debt or debt modification costs during 2023.

Debt maturities

At December 31, 2024, contractual principal payments of the Company’s borrowings, including the revolving credit facilities (refer to Note 9 for further information), for the five subsequent years and thereafter are as follows (amounts in thousands):

Year	Total
2025	$122,871
2026	36,652
2027	24,107
2028	5,702
2029	80,450
Thereafter	111,816
$381,598
Add: Unamortized fair value debt adjustment	(2,400)
Subtract: Deferred financing costs, net	(5,416)
Total	$373,782

The net book value of real estate assets providing collateral for these above borrowings, including the revolving credit facilities, was $594.6 million at December 31, 2024.

The mortgage loans encumbering the Company’s properties are nonrecourse, subject to certain exceptions for which the Company would be liable for any resulting losses incurred by the lender. These exceptions generally include fraud or a material misrepresentation, misstatement or omission by the borrower, intentional or grossly negligent conduct by the borrower that harms the property or results in a loss to the lender, filing of a bankruptcy petition by the borrower, either directly or indirectly, and certain environmental liabilities. In addition, upon the occurrence of certain events, such as fraud or filing of a bankruptcy petition by the borrower, the Company or its joint ventures would be liable for the entire outstanding balance of the loan, all interest accrued thereon and certain other costs, including penalties and expenses. The mortgage loans have a period where a prepayment fee or yield maintenance would be required.

Note 11 – Fair Value

Fair Value Measurements

For financial assets and liabilities recorded at fair value on a recurring or non-recurring basis, fair value is the price the Company would expect to receive to sell an asset, or pay to transfer a liability, in an orderly transaction with a market participant at the measurement date under current market conditions. In the absence of such data, fair value is estimated using internal information consistent with what market participants would use in a hypothetical transaction.

In determining fair value, observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions; preference is given to observable inputs. In accordance with GAAP and as defined in ASC Topic 820: Fair Value Measurement, these two types of inputs create the following fair value hierarchy:

●	Level 1:Quoted prices for identical instruments in active markets

●	Level 2:Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable
●	Level 3:Significant inputs to the valuation model are unobservable

If the inputs used to measure the fair value fall within different levels of the hierarchy, the fair value is determined based upon the lowest level input that is significant to the fair value measurement. Whenever possible, the Company uses quoted market prices to determine fair value. In the absence of quoted market prices, the Company uses independent sources and data to determine fair value.

Fair Value of Financial Instruments

The carrying values and fair values of the Company’s financial instruments at December 31, 2024 and 2023 are summarized in the table below (amounts in thousands):

		December 31, 2024		December 31, 2023
		Carrying Value	Fair Value	Carrying Value	Fair Value
Assets
Preferred equity investments (1)	Level 3	$81,668	$81,668	$82,851	$80,551

Liabilities
Mortgages payable (2)	Level 2	$258,198	$250,243	$97,621	$93,046

(1)	Represents the Company’s preferred equity investments which are classified as available-for-sale (“AFS”) debt securities (refer to Note 7 for further information). These investments were previously classified as held-to-maturity debt securities and were carried at cost at December 31, 2023; however, as these investments were reclassified from held-to-maturity debt securities to AFS debt securities in 2024, these investments were carried at fair value at December 31, 2024. The Company measures the fair value of its AFS preferred equity investments utilizing observable and unobservable market inputs. The observable market inputs include recent transactions and broker quotes (“market data”). However, given the implied price dispersion amongst the market data, the fair value determination for the AFS preferred equity investments has also utilized significant unobservable inputs in discounted cash flow models based on recent performance of the collateral, the underlying collateral characteristics, industry trends as well as expectations of macroeconomic events. At each measurement date, the Company considers both the observable and unobservable valuation inputs in the determination of fair value. However, given the significance of the unobservable inputs, the fair values of AFS preferred equity investments are classified in Level 3 of the fair value hierarchy.
(2)	The carrying values of the mortgages payable include ($2,400) and $916 of unamortized fair value debt adjustments and exclude $5,416 and $951 of deferred financing costs at December 31, 2024 and 2023, respectively. The fair value of mortgages payable is estimated based on interest rates obtained from third party lenders for similar types of borrowing arrangements.

The Company’s operating units classified as held for sale for which it has recorded impairments, measured at fair value on a non-recurring basis, for the years ended December 31, 2024 and 2023 are summarized in the table below (amounts in thousands):

	2024	2023
Investment in operating units classified as held for sale (Level 3)
Pre-impairment amount	$13,631	$9,990
Total impairments (1)	(2,541)	(1,330)
Fair value (2)	$11,090	$8,660

(1)	Impairment amounts are included in gain on sale and (impairment) of real estate investments, net in the Company’s consolidated statements of operations and comprehensive income.
(2)	Real estate assets classified as held for sale are reported at the lower of their carrying value or estimated fair value less costs to sell and are presented separately within operating real estate held for sale, net on the Company’s consolidated balance sheets. The estimated fair value is based on discussions with third party brokers, historical sales experience, and current market conditions.

Fair Value Measurements on a Nonrecurring Basis

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its operating real estate and related intangible assets may not be recoverable. If the Company does not believe that it will be able to recover the carrying value of operating real estate, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the operating real estate based on discounted cash flows of the operating asset using inputs that fall within Level 3 of the fair value hierarchy. During 2024, the Lubbock, Texas submarket experienced deterioration, and as a result, the Company recorded a $1.4 million impairment loss on the Peak JV 2 portfolio as of December 31, 2024, which is included in gain on sale and (impairment) of real estate investments, net in its consolidated statements of operations and comprehensive income. The Peak JV 2 portfolio is included in the scattered single-family homes segment. No impairment losses on operating real estate and related intangible assets were recorded in 2023.

Derivative Financial Instruments

The estimated fair values of derivative financial instruments are valued using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and volatility. The fair value of interest rate caps is determined using the market-standard methodology of discounting the future expected cash receipts which would occur if floating interest rates rise above the strike rate of the caps. The floating interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The fair value of interest rate swaps is determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The inputs used in the valuation of interest rate caps and swaps fall within Level 2 of the fair value hierarchy.

Note 12 – Derivative Financial Instruments

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk, primarily by managing the amount, sources, and duration of its assets and liabilities and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company’s known or expected cash payments principally related to the Company’s borrowings.

The Company’s objectives in using interest rate derivative financial instruments are to add stability to interest expense and to manage the Company’s exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate caps and swaps as part of its interest rate risk management strategy. Interest rate caps involve the receipt of variable-rate amounts from a counterparty if interest rates rise above the strike rate on the contract in exchange for an up-front premium. Interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The Company has not designated any of the interest rate derivatives as hedges. Although these derivative financial instruments were not designated or did not qualify for hedge accounting, the Company believes these derivative financial instruments mitigate increases in interest rates. The Company does not use derivative financial instruments for trading or speculative purposes.

At December 31, 2024, the Company had interest rate caps and swaps which effectively limit the Company’s exposure to interest rate risk by providing a ceiling on the underlying interest rate for $155.6 million of the Company’s debt. The following table summarizes the Company’s derivative financial instruments at December 31, 2024 ($ in thousands):

	Interest Rate Caps	Interest Rate Swaps
Notional balance	$145,473	$10,094
Number of instruments	2	2
Earliest maturity date	May 2025	March 2026
Latest maturity date	May 2025	August 2028

The table below presents the classification and fair value of the Company’s derivative financial instruments on the consolidated balance sheets at December 31, 2024 and 2023 (amounts in thousands):

Derivatives not designated as hedging		Fair Values of Derivative
instruments under ASC 815-20	Balance Sheet Location	Instruments
		2024	2023
Interest rate caps	Accounts receivable, prepaids and other assets	$857	$1,934
Interest rate swaps	Accounts receivable, prepaids and other assets	363	483

The table below presents the classification and effect of the Company’s derivative financial instruments on its consolidated statements of operations and comprehensive income for the years ended December 31, 2024 and 2023 (amounts in thousands):

		The Effect of Derivative Instruments
Derivatives not designated as hedging	Location of Gain (Loss)	on the Statements of Operations
instruments under ASC 815-20	Recognized in Income	and Comprehensive Income
		2024	2023
Interest rate caps	Interest expense	$(3,765)	$(2,768)
Interest rate swaps	Interest expense	(120)	(165)

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where the Company could be declared in default on its derivative obligations if repayment of the underlying indebtedness is accelerated by the lender due to the Company’s default on the indebtedness.

Note 13 – Related Party Transactions

Management Agreement with the Manager

In October 2022, the Company entered into a management agreement (the “Management Agreement”) with the Operating Partnership and Bluerock Homes Manager, LLC (the “Manager”), which is an affiliate of Bluerock Real Estate, LLC (“BRE”), pursuant to which the Manager provides for the day-to-day management of the Company’s operations. Pursuant to the terms of the Management Agreement, the Manager provides the Company with a management team and appropriate support personnel to provide such management services to the Company. The Management Agreement requires the Manager to manage the Company’s business affairs under the supervision and direction of the Company’s board of directions (the “Board”). Specifically, the Manager is responsible for (i) the selection, purchase and sale of the Company’s portfolio investments, (ii) the Company’s financing activities, and (iii) providing the Company with advisory services, in each case in conformity with the investment guidelines and other policies approved and monitored by its Board. The Management Agreement expires on October 6, 2025 and will be automatically renewed for a one-year term on each anniversary date thereafter unless earlier terminated or not renewed in accordance with the terms thereof.

The Company pays the Manager a base management fee (the “base management fee”) in an amount equal to 1.50% of the Company’s New Stockholders’ Equity (as defined in the Management Agreement) per year, as well as an incentive fee (the “incentive fee”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears. The Company is required to reimburse the Manager for certain expenses and pay all operating expenses (the “operating expense reimbursement”) with respect to each calendar quarter (or part thereof that the Management Agreement is in effect) in arrears, except those specifically required to be borne by the Manager under the Management Agreement. Prior to the fourth quarter 2024, the Management Agreement provided that (i) the base management fee and the incentive fee would be allocated and payable as one half (50%) in C-LTIP Units and the remainder payable in cash or C-LTIP Units, at the discretion of the Board, and (ii) the operating expense reimbursement shall be payable either in cash or C-LTIP Units, at the discretion of the Board. Commencing with the fourth quarter 2024, the Management Agreement provides that (i) the base management fee shall be paid in cash unless there is an agreement between the Board and the Manager to pay all or a portion of the base management fee in C-LTIP Units, and (ii) the operating expense reimbursement remains payable either in cash or C-LTIP Units, at the discretion of the Board. The number of C-LTIP Units payable and issued to the Manager for the base management fee, the incentive fee and expense reimbursements will be equal to the dollar amount (of the portion deemed payable in C-LTIP Units) of the fees earned or reimbursement amount divided by the average of the closing prices of the Class A common stock for the five business days prior to issuance.

For the year ended December 31, 2024, the Company recorded a base management fee of $9.1 million, of which $3.6 million was, or shall be, paid in C-LTIP Units with the remainder paid in cash. For the year ended December 31, 2023, the Company recorded a base management fee of $7.9 million, of which all was paid in C-LTIP Units. There have been no incentive fee expenses incurred during the years ended December 31, 2024 and 2023.

For the years ended December 31, 2024 and 2023, the Company recorded operating expense reimbursements of $4.4 million and $2.8 million, respectively. Commencing with the operating expense reimbursement for the first quarter 2024, the Company paid, and expects to continue to pay, the operating expense reimbursement to the Manager entirely in cash; prior to the first quarter 2024, the Company paid the operating expense reimbursement to the Manager entirely through the issuance of C-LTIP Units. The operating expense reimbursement for the year ended December 31, 2024 included reimbursements to the Manager in the aggregate amount of $2.9 million for accounting and legal services. Prior to the fourth quarter 2023, the Manager elected to not seek reimbursements for accounting and legal services during the Company’s first year of operations. In addition, for the years ended December 31, 2024 and 2023, the Company recorded direct expense reimbursements of $0.4 million and $0.3 million, respectively, which were paid to the Manager in cash. Both the operating and direct expense reimbursements were recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income.

The table below presents the related party amounts payable to the Manager at December 31, 2024 and 2023 pursuant to the terms of the Management Agreement (amounts in thousands). The Company records these payables in due to affiliates in its consolidated balance sheets.

Amounts payable to the Manager under the Management Agreement	2024	2023
Base management fee	$2,490	$2,048
Operating and direct expense reimbursements	1,224	1,365
Offering expense reimbursements	148	96
Total amounts payable to the Manager	$3,862	$3,509

Leasehold Cost-Sharing Agreement with Bluerock Real Estate Holdings, LLC

In connection with a new lease on the Company’s New York (Manhattan) headquarters, effective May 31, 2024, the Company and an unaffiliated third-party landlord entered into a lease for separate corporate space (the “NY Premises Lease”) located at 919 Third Avenue, New York, New York (the “NY Premises”). The NY Premises Lease commenced in November 2024 when the landlord made the NY Premises available to the Company to begin its own alterations and improvements. With respect to the NY Premises, the Company and Bluerock Real Estate Holdings, LLC (“BREH”), which is an affiliate of the Manager, entered into a leasehold cost-sharing agreement (the “Leasehold Cost-Sharing Agreement”) to provide for the allocation and sharing between BREH and the Company of the costs thereunder, including costs associated with tenant improvements. BREH and certain of its respective subsidiaries and/or affiliates will share occupancy of the NY Premises. Under the Leasehold Cost-Sharing Agreement, if there is a change in control of either BREH or the Company, the allocation of costs under the Leasehold Cost-Sharing Agreement shall be modified to thereafter allocate such costs based on the average of the cost-sharing percentages between BREH and the Company over the four most recently-completed calendar quarters immediately preceding the change in control date (or shall be the average cost-sharing percentages over such shorter period, if the change in control occurs earlier than the completion of four calendar quarters). Under the NY Premises Lease, the Company, through its Operating Partnership, issued a payment of approximately $450,000 as a security deposit. Payment by BREH of any amounts payable under the Leasehold Cost-Sharing Agreement to the Company will be made in cash.

The table below presents the related party amounts receivable from BREH at December 31, 2024 pursuant to the terms of the Leasehold Cost-Sharing Agreement (amounts in thousands). No amounts were receivable from BREH at December 31, 2023. The Company records these receivables in due from affiliates in its consolidated balance sheets.

Amounts receivable from BREH under the Leasehold Cost-Sharing Agreement	2024
Capital improvement cost reimbursements	$925
Operating and direct expense reimbursements	124
Total amounts receivable from the Manager	$1,049

At December 31, 2024 and 2023, the Company had no other receivables due from any related parties.

BR Amira DST Manager, LLC - Amira at Westly DST

The Company has agreed to pay an asset management fee equal to 0.02% per annum of the Amira at Westly purchase price of $103 million, or $206,000 annually, to BR Amira DST Manager, LLC, which is wholly owned by Bluerock Asset Management, LLC. During the year ended December 31 2024, the Company incurred a total asset management fee related to Amira at Westly of $35,000 which is recorded within property management and asset management fees on the Company’s consolidated statements of operations and comprehensive income. The Company did not incur any asset management fees related to Amira at Westly in 2023. In addition, the Company incurred a one-time acquisition fee of $2.1 million payable to BR Amira DST Manager, LLC upon the completion of the Amira at Westly private placement offering.

The table below presents the related party amounts payable to BR Amira DST Manager, LLC at December 31, 2024 (amounts in thousands). No amounts were payable at December 31, 2023. The Company records these payables in due to affiliates in its consolidated balance sheets.

Amounts payable to BR Amira DST Manager, LLC	2024
One-time acquisition fee	$2,083
Asset management fees	35
Total amounts payable to BR Amira DST Manager, LLC	$2,118

Selling Commissions and Dealer Manager Fees

In conjunction with the offering of the Company’s Series A Preferred Stock (refer to Note 14 for further information), the Company engaged a related party as dealer manager, and pays up to 10% of the gross offering proceeds from the offering as selling commissions and dealer manager fees. The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers and incurs costs in excess of the 10%, which costs are borne by the dealer manager without reimbursement by the Company. For the year ended December 31, 2024, the Company incurred $7.3 million in selling commissions and discounts and $3.1 million in dealer manager fees and discounts related to its offering of Series A Preferred Stock. In addition, the Manager was, or shall be, reimbursed for offering costs of $1.0 million in conjunction with the offering of Series A Preferred Stock during the year ended December 31, 2024. The selling commissions, dealer manager fees, discounts and reimbursements for offering costs were recorded as a reduction to the proceeds of the offering.

Note 14 – Stockholders’ Equity

Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing net loss attributable to common stockholders, less dividends on restricted stock, LTIP Units and C-LTIP Units expected to vest, by the weighted average number of common shares outstanding for the period. Net loss attributable to common stockholders is computed by adjusting net loss for the non-forfeitable dividends paid on non-vested restricted stock, LTIP Units and C-LTIP Units.

The Company considers the requirements of the two-class method when preparing earnings per share. The Company has two classes of common stock outstanding: Class A common stock, $0.01 par value per share, and Class C common stock, $0.01 par value per share. Earnings per share is not affected by the two-class method because the Company’s Class A and C common stock participate in dividends on a one-for-one basis.

The following table reconciles the components of basic and diluted net loss per common share for the years ended December 31, 2024 and 2023 (amounts in thousands, except share and per share amounts):

	2024	2023
Net loss	$(12,091)	$(15,767)
Less preferred stock dividends	(4,022)	(130)
Less preferred stock accretion	(244)	—
Less dividends on restricted stock and LTIP Units expected to vest	—	(498)
Addback net loss attributable to noncontrolling interests	12,123	11,394
Net loss attributable to common stockholders	$(4,234)	$(5,001)

Weighted average common shares outstanding (1)	3,856,162	3,845,349
Potential dilutive shares (2)	—	—
Weighted average common shares outstanding and potential dilutive shares (1)	3,856,162	3,845,349

Net loss per common share, basic	$(1.10)	$(1.30)
Net loss per common share, diluted	$(1.10)	$(1.30)

(1)	Amounts relate to shares of the Company’s Class A and Class C common stock outstanding.
(2)	For the year ended December 31, 2024, (i) the potential vesting of restricted Class A common stock of 5,288 shares, and (ii) the potential conversion of the Series A Preferred Stock into Class A common stock of 3,310,998 shares, are excluded from the diluted shares calculation as the effect is antidilutive.For the year ended December 31, 2023, (i) the potential vesting of restricted Class A common stock of 3,595 shares, and (ii) the potential conversion of the Series A Preferred Stock into Class A common stock of 110,328 shares, are excluded from the diluted shares calculation as the effect is antidilutive.

The effect of the conversion of OP Units is not reflected in the computation of basic and diluted earnings per share, as they are exchangeable for Class A common stock on a one-for-one basis. The income allocable to such OP Units is allocated on this same basis and reflected as noncontrolling interests in the accompanying consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

Series A Redeemable Preferred Stock

The 6.0% Series A Redeemable Preferred Stock (the “Series A Preferred Stock”) ranks senior to all classes of the Company’s common stock. The Series A Preferred Stock is entitled, when and as authorized by the Board and declared by the Company out of legally available funds, to priority cumulative dividends at an annual rate of 6.0% of the stated value of $25.00 per share (the “Stated Value”) to be paid monthly, in arrears. Holders may, at their option, elect to have the Company redeem their shares through the first year from issuance subject to a 12% redemption fee. After year one, the redemption fee decreases to 9%, after year two it decreases to 6%, after year three it decreases to 3%, and after year four there is no redemption fee. Any redeemed shares are entitled to any accrued but unpaid dividends at the time of the redemption, payable by the Company, at its option, in either cash or in equal value of shares of its Class A common stock. The Company has the right to redeem the Series A Preferred Stock beginning two years from the original issuance for the Stated Value, plus any accrued and unpaid dividends, in either cash or in equal value of shares of its Class A common stock, at the Company’s option, with the number of shares of Class A common stock issued for redemption (if any) based on the closing price per share of the Class A common stock for the single trading day prior to the date of redemption.

In November 2023, the Company announced the payment of additional contingent special daily dividends with respect to the Company’s Series A Preferred Stock. This dividend was aggregated with the regular monthly dividend so as to effect a dividend rate of two percent over the average 10-Year Daily Treasury Par Yield Curve Rate with a floor of 6% annually, calculated and paid monthly. Commencing in November 2023, the Series A Preferred Stock additional contingent special dividend was declared for each month for which the Board declared the regular monthly dividend of $0.125 per outstanding share of Series A Preferred Stock. In May 2024, the Company announced the payment of an enhanced special dividend replacing the additional contingent special daily dividend. The enhanced special dividend is aggregated with the regular monthly dividend so as to effect a dividend rate of the average one-month Term SOFR rate plus two percent, subject to a 6.5% minimum and an 8.5% maximum annual rate, calculated and paid monthly. Commencing in May 2024, the Series A Preferred enhanced special dividend was declared for each month for which the Board declared the regular monthly dividend of $0.125 per outstanding share of Series A Preferred Stock.

At the date of issuance, the carrying amount of the Series A Preferred Stock was less than the redemption value. As a result of the Company’s determination that holder redemption is probable, the carrying value will be increased by periodic accretions so that the carrying value will equal the redemption value net of early redemption fees at the earliest redemption date. As of December 31, 2024, the Company had recorded a total of $0.2 million of accretion related to the Series A Preferred Stock.

During the year ended December 31, 2024, the Company issued 4,198,566 shares of Series A Preferred Stock at the Stated Value under its continuous registered offering with net proceeds of approximately $92.9 million after (i) commissions, dealer manager fees and sales discounts of approximately $10.6 million, and (ii) costs related to establishing the offering of Series A Preferred Stock of approximately $1.5 million. As of December 31, 2024, the Company had issued a total of 4,635,241 shares of Series A Preferred Stock with total net proceeds of approximately $101.1 million after commissions, dealer manager fees, sales discounts and offering costs. During the year ended December 31, 2024, the Company, at the request of holders, redeemed 6,560 shares of Series A Preferred Stock through the issuance of 9,103 shares of Class A common stock.

Class C Common Stock

The Company’s Class C common stock will be equivalent in all material respects to, and rank on parity with, the Company’s Class A common stock, except that each share of Class C common stock will entitle the holder thereof to up to fifty votes. A holder of Class C common stock will not be entitled to a number of votes in excess of the number of its direct and indirect economic interests in the Operating Partnership. Therefore, no holder of Class C common stock will have a number of votes in respect of its shares of Class C common stock that exceeds the number of shares of Class C common stock, C-LTIP units, LTIP units, C-OP units and OP units beneficially owned by such holder. In order to implement this limitation, the number of votes (“Class C Votes”) per share of Class C common stock beneficially owned by a holder will equal the lesser of: (x) 50 and (y) the quotient of (A) the sum of (1) the number of shares of Class C common stock beneficially owned by such holder plus (2) the number of C-LTIP units beneficially owned by such holder plus (3) the number of LTIP units beneficially owned by such holder plus (4) the number of C-OP units beneficially owned by such holder plus (5) the number of OP units beneficially owned by such holder (each of a share of Class C common stock, a C-LTIP unit, a LTIP unit, a C-OP unit and an OP Unit, a “Class C Interest”) divided by (B) the number of shares of Class C common stock beneficially owned by such holder. If any Class C Interest is beneficially owned by more than one holder of Class C common stock and would, in the absence of this sentence, increase the number of Class C Votes of more than one such holder of Class C common stock by virtue of clause (y) of the immediately preceding sentence, then such Class C Interest shall only increase the number of Class C Votes of the ultimate beneficial owner of such Class C Interest that is also such a holder of Class C common stock, and not any other holder of Class C common stock.

Shares of the Company’s Class C common stock may be converted, or automatically convert, in certain circumstances to shares of the Company’s Class A common stock on a one-for-one basis. Subject to the preferential rights, if any, of holders of any class or series of the Company’s stock other than the Company’s Class A common stock and to the provisions of the Company’s charter regarding the restrictions on the ownership and transfer of stock, the holders of the Company’s Class C common stock will be entitled to receive distributions authorized by the Company’s Board and declared by the Company out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of any series of preferred stock then outstanding.

Class A Common Stock Repurchase Plan

On February 13, 2024, the Company’s Board authorized a stock repurchase plan that provided for the repurchase, from time to time, of up to an aggregate of $5 million of the Company’s outstanding shares of Class A common stock, with such repurchases to be conducted in accordance with the requirements of Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to Rule 10b-5 of the Exchange Act. The repurchase plan had a term of one year and ended in February 2025. The Company made no repurchases of its Class A common stock under the stock repurchase plan. The Board did authorize a new stock repurchase plan in late February 2025; refer to Note 17 for further information.

Operating Partnership and Long-Term Incentive Plan Units

On April 2, 2014, Bluerock Residential entered into the Second Amended and Restated Agreement of Limited Partnership of its Operating Partnership, Bluerock Residential Holdings, L.P. (the “Partnership Agreement”), pursuant to which Bluerock Residential was the sole general partner of the Operating Partnership. On September 22, 2022, the Partnership Agreement was amended by the Thirteenth Amendment thereto, pursuant to which Bluerock Residential withdrew as the general partner of the Operating Partnership and the Company was admitted as the sole general partner thereof. The Company may not be removed as general partner of the Operating Partnership by the limited partners with or without cause.

The Partnership Agreement, as amended, provides, among other things, that the Operating Partnership initially has two classes of limited partnership interests: OP Units and LTIP Units. Certain OP units will be designated as “C-OP Units” and certain LTIP units will be designated as “C-LTIP Units.” The Company expects that its Operating Partnership will issue OP units to limited partners, including the Company, in exchange for capital contributions of cash or property, including in connection with the contribution of the net proceeds of any future offering of the Company’s shares, as described above, and that the Company’s Operating Partnership will issue LTIP units, pursuant to the BHM Incentive Plans, to persons (including its Manager, directors and employees) or entities who provide services to the Company. In addition, the Company’s Operating Partnership will issue C-LTIP Units to the Company’s Manager pursuant to the Management Agreement. In calculating the percentage interests of the partners in the Operating Partnership, LTIP Units are treated as OP Units. Additional C-LTIP Units will also be issuable to the Company’s executive officers or other service providers of the Company at the discretion of its Board.

Pursuant to the Partnership Agreement the Company will be obligated to file a registration statement covering the issuance or resale of shares of common stock received by limited partners who held their Partnership Units as of the date of the partnership agreement (including their transferees and assigns) upon such limited partners’ redemption of their OP units, under which the Company will agree to use reasonable efforts to have the registration statement declared effective, to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law, to list the Company’s shares of common stock issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which the Company’s shares of common stock are then listed, and to indemnify limited partners exercising redemption rights against all losses caused by any untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses are caused by any untrue statement or omission based upon information furnished to us by such limited partners.

In general, LTIP Units will receive the same per-unit distributions as the OP Units. Initially, each LTIP Unit will have a capital account balance of zero and, therefore, will not have full parity with OP Units with respect to any liquidating distributions. However, the Partnership Agreement, as amended provides that “book gain,” or economic appreciation, in the Company’s assets realized by the Operating Partnership as a result of the actual sale of all or substantially all of the Operating Partnership’s assets, or the revaluation of the Operating Partnership’s assets as provided by applicable U.S. Department of Treasury regulations, will be allocated first to the holders of LTIP Units until their capital account per unit is equal to the average capital account per-unit of the Company’s OP Unit holders in the Operating Partnership.

As of December 31, 2024, limited partners other than the Company owned approximately 69.48% of the common units of the Operating Partnership (7,365,735 OP Units, or 56.72%, is held by OP Unit holders, and 1,657,139 LTIP Units, or 12.76%, is held by LTIP Unit holders, including 3.09% which are not vested at December 31, 2024). Subject to certain restrictions set forth in the Operating Partnership’s Partnership Agreement, OP Units are exchangeable for Class A common stock on a one-for-one basis, or, at the Company’s election, redeemable for cash. LTIP Units and C - LTIP Units may be convertible into OP Units under certain conditions and then may be settled in shares of the Company’s Class A common stock, or, at the Company’s election, cash.

During the year ended December 31, 2024, the Company granted C-LTIP Units to the Manager pursuant to the Management Agreement as follows: (i) 151,600 and 95,204 C-LTIP Units granted on February 21, 2024 in payments of the full base management fee of $2.0 million and the full operating expense reimbursement of $1.3 million, respectively, incurred for the fourth quarter 2023; (ii) 60,080 C-LTIP Units granted on May 14, 2024 in payment of one half (50%) of the total base management fee of $2.1 million incurred for the first quarter 2024; (iii) 58,390 C-LTIP Units granted on August 8, 2024 in payment of one half (50%) of the total base management fee of $2.2 million incurred for the second quarter 2024; and (iv) 83,564 C-LTIP Units granted on November 12, 2024 in payment of one half (50%) of the total base management fee of $2.4 million incurred for the third quarter 2024. All such C-LTIP Units were fully vested upon issuance.

In the future, the Operating Partnership may issue OP Units or preferred OP Units from time to time in connection with acquisitions of properties or for financing, compensation or other reasons.

Equity Incentive Plans

The Company’s Board has adopted, and the Company’s sole initial stockholder has approved, the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals (the “BHM Individuals Plan”) and the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities (the “BHM Entities Plan”). Together, the Company refers to the BHM Individuals Plan and the BHM Entities Plan as the “BHM Incentive Plans.” The BHM Incentive Plans provide for the grant of options to purchase shares of the Company’s common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards, and are administered by the compensation committee of its Board.

The aggregate number of shares of the Company’s common stock authorized for issuance under the BHM Incentive Plans is 3,597,109, with (i) 1,200,000 shares available for issuance under the BHM Incentive Plans, and (ii) 2,397,109 shares subject to awards granted under the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Individuals and the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Entities (together, the “Prior Plans”) that may become available for issuance or reissuance, as applicable, under the BHM Incentive Plans if such awards are forfeited, canceled or otherwise terminated (other than by exercise).

LTIP Unit Grants

During the years ended December 31, 2024 and 2023, under the BHM Incentive Plans, (i) employees were granted LTIP Units and shares of Class A common stock as restricted stock grants (“RSGs”) that vest over a three-year period, and (ii) each independent member of the Board was granted LTIP Units in payment of the equity portion of their respective annual retainers, with such LTIP Units fully vested upon issuance.

A summary of the status of the Company’s non-vested shares and LTIP Units granted under the BHM Incentive Plans as of December 31, 2023 and 2024 is as follows:

		Weighted average grant-
	Shares / LTIP Units	date fair value
Balance at January 1, 2023	405,796	$22.64
Granted	186,137	17.00
Vested	(94,375)	22.43
Forfeited	—	—
Balance at December 31, 2023	497,558	$20.57
Granted	199,810	16.61
Vested	(140,327)	19.82
Forfeited	(58,000)	16.69
Balance at December 31, 2024	499,041	$19.65

The Company recognizes compensation expense ratably over the vesting period for time-based LTIP Units based on the fair value at the date of grant. During the years ended December 31, 2024 and 2023, the Company recognized compensation expense for such LTIP Units of approximately $2.6 million and $2.3 million, respectively. Such expense was recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income. As of December 31, 2024, there was $7.1 million of total unrecognized compensation expense related to unvested LTIP Units granted under the BHM Incentive Plans. The remaining expense is expected to be recognized over a period of 2.6 years. Once vested, these awards of LTIP Units may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A common stock on a one-for-one basis. The holders of such LTIP Units will be entitled to receive “distribution equivalents” with respect to such LTIP Units, whether or not vested, at the same time distributions are paid to the holders of the Company’s Class A common stock.

The Company recognized compensation expense ratably over the vesting period for time-based RSGs. During the years ended December 31, 2024 and 2023, the Company recognized compensation expense for all such RSGs of approximately $0.5 million and $0.1 million, respectively. Such expense was recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income. As of December 31, 2024, there was $1.2 million of total unrecognized compensation expense related to the unvested RSGs granted under the BHM Incentive Plans. The remaining expense is expected to be recognized over a period of 2.06 years.

During the years ended December 31, 2024 and 2023, the Company recognized expense of $0.3 million and $0.3 million, respectively, based on the fair value at the date of grant for the LTIP Units granted to each independent member of the Board. Such expense was recorded as part of general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income.

The Company currently uses authorized and unissued shares to satisfy share award grants.

Distributions

Declaration Date	Record Date	Amount	Paid / Payable Date
Class A common stock Special Dividend
December 19, 2023	December 29, 2023	$1.00	January 5, 2024
Class C common stock Special Dividend
December 19, 2023	December 29, 2023	$1.00	January 5, 2024
Series A Preferred Stock (1)
October 13, 2023	December 22, 2023	$0.125	January 5, 2024
January 15, 2024	January 25, 2024	0.125	February 5, 2024
January 15, 2024	February 23, 2024	0.125	March 5, 2024
January 15, 2024	March 25, 2024	0.125	April 5, 2024
April 12, 2024	April 25, 2024	0.125	May 3, 2024
April 12, 2024	May 24, 2024	0.125	June 5, 2024
April 12, 2024	June 25, 2024	0.125	July 5, 2024
July 12, 2024	July 25, 2024	0.125	August 5, 2024
July 12, 2024	August 23, 2024	0.125	September 5, 2024
July 12, 2024	September 25, 2024	0.125	October 4, 2024
October 14, 2024	October 25, 2024	0.125	November 5, 2024
October 14, 2024	November 25, 2024	0.125	December 5, 2024
October 14, 2024	December 24, 2024	0.125	January 3, 2025
Series A Preferred Special Dividend (2)
November 7, 2023	Each day of December 1 - 31, 2023	$0.002469	January 5, 2024
January 15, 2024	Each day of January 1 - 31, 2024	0.000337	February 5, 2024
January 15, 2024	Each day of February 1 - 29, 2024	0.003458	March 5, 2024
January 15, 2024	Each day of March 1 - 31, 2024	0.004603	April 5, 2024
April 12, 2024	Each day of April 1 - 30, 2024	0.009953	May 3, 2024
Series A Preferred Enhanced Special Dividend (3)
May 3, 2024	May 24, 2024	$0.027507	June 5, 2024
May 3, 2024	June 25, 2024	0.027775	July 5, 2024
July 12, 2024	July 25, 2024	0.027862	August 5, 2024
July 12, 2024	August 23, 2024	0.027633	September 5, 2024
July 12, 2024	September 25, 2024	0.022237	October 4, 2024
October 14, 2024	October 25, 2024	0.016593	November 5, 2024
October 14, 2024	November 25, 2024	0.013024	December 5, 2024
October 14, 2024	December 24, 2024	0.010417	January 3, 2025

(1)	Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.
(2)	Holders of record of Series A Preferred Stock shares as of the close of business on each day of the applicable month were entitled to additional contingent special daily dividends for each such day, to be aggregated and payable (if at all) on the payable date, in each case equal to the amount (if any) by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average 10-year Daily Treasury Par Yield Curve Rate for the period from the 26th of the prior month to the 25th of the applicable month (as reported by the United States Department of the Treasury), plus (II) two percent, divided by (b) twelve, divided further by (c) the actual number of days in the applicable month, exceeds (ii) the quotient of (a) $0.125 divided by (b) the actual number of days in the applicable month.
(3)	Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend, which replaces the additional contingent special daily dividends, equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to effect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that the Company will continue to declare dividends or at this rate. Holders of restricted stock, OP Units, LTIP Units and C-LTIP Units are entitled to receive “distribution equivalents” at the same time as dividends are paid to holders of the Company’s Class A common stock.

Distributions declared and paid for the year ended December 31, 2024 were as follows (amounts in thousands):

	Distributions
2024	Declared	Paid
First Quarter
Class A common stock	$—	$3,871
Class C common stock	—	8
Series A Preferred Stock (1)	253	206
OP Units	—	7,366
LTIP / C-LTIP Units	—	1,143
Total First Quarter	$253	$12,594
Second Quarter
Series A Preferred Stock (1)	$562	$396
Total Second Quarter	$562	$396
Third Quarter
Series A Preferred Stock (1)	$1,412	$1,129
Total Third Quarter	$1,412	$1,129
Fourth Quarter
Series A Preferred Stock (1)	$1,795	$1,726
Total Fourth Quarter	$1,795	$1,726
Total	$4,022	$15,845

(1)	Series A Preferred Stock amounts include the standard dividend at an annual rate of 6.0% of the Stated Value plus any special and enhanced special dividends.

Note 15 – Commitments and Contingencies

The aggregate amount of the Company’s contractual commitments to fund future cash obligations in certain of its preferred equity investments was $17.6 million and $0.2 million as of December 31, 2024 and 2023, respectively. The Company had no contractual commitments to fund future cash obligations in any of its loan investments as of the year ended 2024 or 2023. In addition, the Company has made a commitment to fund the total estimated project costs of $56.9 million for the construction of Abode Wendell Falls, a 170-unit build-to-rent development project in Wendell, North Carolina. At December 31, 2024, the remaining estimated project costs to complete the Abode Wendell Falls development was $49.4 million.

The Company is subject to various legal actions and claims arising in the ordinary course of business. Although the outcome of any legal matter cannot be predicted with certainty, management does not believe that any of these legal proceedings or matters will have a material adverse effect on the consolidated financial position or results of operations or liquidity of the Company.

Lessee – Operating Lease

In connection with the Company moving its New York (Manhattan) headquarters, effective May 31, 2024, the Company, as lessee, and an unaffiliated third-party landlord entered into the NY Premises Lease (hereinafter, the “Lease”) for the NY Premises. In accordance with ASC Topic 842 Leases, the Company classifies the Lease as an operating lease, and by way of practical expedient, the Company has elected to account for lease and non-lease (ex. common area maintenance) components of the Lease as a single lease component in its consolidated statements of operations and comprehensive income. The Company recognizes the single lease component on a straight-line basis over the term of the Lease, and expenses that are non-components of the lease, such as real estate taxes for which the Company is not a direct beneficiary of the arrangement, are expensed in the period in which the obligation for those payments are incurred. For the year ended December 31, 2024, the Company recorded $0.03 million of net rent expense related to the Lease.

Upon commencement of the Lease in November 2024, the Company recorded a right-of-use asset of $5.1 million and a lease liability of $5.0 million in its consolidated balance sheets. The right-of-use asset is included within accounts receivable, prepaids and other assets, net, and the lease liability is included within other accrued liabilities. The calculation of these amounts includes minimum lease payments over the Lease term, and the value of the right-of-use asset exceeds the value of the lease liability due to a prepaid lease payment. In determining the right-of-use asset and lease liability, the discount rate implicit in the Lease was not readily determinable. As such, the Company used third-party analysis to determine that a discount rate of 7.61% approximated the incremental borrowing rate that it would incur for a loan that was of a similar term as the Lease and with a similar form of underlying collateral. The Lease contains an extension option; however, the extension option was not included when determining the right-of-use asset or lease liability as it is not reasonably certain that the Company will exercise its option. The Lease does not include any residual value guarantees, and no variable lease payments were identified or included in the right-of-use asset and lease liability calculations. At December 31, 2024, the remaining right-of-use asset and lease liability balances were each $5.0 million, and the remaining Lease term was approximately 6.5 years. In addition, the Company incurred tenant improvement costs related to the renovation and buildout of the NY Premises which are capitalized and included within net real estate investments of the Company’s consolidated balance sheets. Such tenant improvement costs are depreciated on a straight-line basis over the term of the Lease.

The following table summarizes the future minimum lease payments and total operating lease liability as of December 31, 2024 (amounts in thousands):

Year	Total
2025	$446
2026	1,070
2027	1,070
2028	1,070
2029	1,070
Thereafter	1,773
Total future minimum lease payments (undiscounted cash flows)	$6,499
Difference between future undiscounted cash flows and discounted cash flows	(1,530)
Total operating lease liability	$4,969

Note 16 – Segment Information

The Company owns and operates residential real estate assets that generate rental and other property-related income through the leasing of residential units to a diverse base of tenants. The Company evaluates operating performance on an individual property investment level and based on the investments’ similar economic characteristics. The Company’s Chief Operating Decision Makers (“CODMs”) are its Chief Executive Officer, Chief Investment Officer and Chief Financial Officer. The CODMs’ primary financial measure for operating performance is NOI as it measures the core operations of property performance by excluding corporate level expenses and those other items not related to property operating performance. CODMs are provided financial reports which include an income statement with property revenues, property operating expenses, and property net income. These financial reports assist the CODMs in assessing the Company’s financial performance and in allocating resources appropriately. The Company views its residential real estate assets as two reportable segments, consisting of (i) scattered single-family homes, and (ii) residential communities. The CODMs do not distinguish or group operations on a geographic, tenant or other basis when assessing the financial performance of the Company’s portfolio of properties/investments.

Scattered single-family homes segment includes the acquisition, ownership, management, and renovation of scattered single-family homes, which are, generally, detached homes with no onsite property management.

Residential communities segment includes the acquisition, ownership, management, renovation, construction, and development of residential communities, which include both detached single-family home communities and attached unit communities such as apartments, townhouses, and duplexes. Each residential community is, generally, located on a single, contiguous land parcel and has amenities including clubhouses, gyms, pools and common areas. In addition, these residential communities typically have onsite property management.

The following table summarizes NOI by the Company’s reportable segments for the years ended December 31, 2024 and 2023, and reconciles NOI to net income attributable to common stockholders on the Company’s statements of operations and comprehensive income. Prior year amounts have been reclassified to conform to the current period segment presentation (amounts in thousands):

	2024	2023
Rental and other property revenues
Scattered single-family homes	$32,135	$31,411
Residential communities	16,449	9,588
Total rental and other property revenues	48,584	40,999

Property operating expenses
Scattered single-family homes	17,194	16,058
Residential communities	6,950	3,106
Total property operating expenses	24,144	19,164

Net operating income
Scattered single-family homes	14,941	15,353
Residential communities	9,499	6,482
Total net operating income	24,440	21,835
Reconciling items:
Interest income from loan investments	1,630	94
Property management and asset management fee expenses	(4,715)	(4,416)
General and administrative expenses	(10,592)	(8,004)
Management fees to related party	(9,111)	(7,922)
Acquisition and other transaction costs	(255)	(1,820)
Weather-related losses, net	(170)	17
Depreciation and amortization	(19,940)	(16,178)
Other income	330	679
Income from preferred equity investments	11,937	11,632
Recovery of (provision for) credit losses, net	93	(174)
Gain on sale and (impairment) of real estate investments, net	7,081	(1,017)
Loss on extinguishment of debt	(151)	—
Interest expense, net	(18,092)	(13,102)
Interest income	5,424	2,609
Net loss	(12,091)	(15,767)
Preferred stock dividends	(4,022)	(130)
Preferred stock accretion	(244)	—
Net loss attributable to noncontrolling interests	(12,123)	(11,394)
Net loss attributable to common stockholders	$(4,234)	$(4,503)

The following table reconciles the Company’s total revenue for reportable segments to total revenues on the Company’s consolidated statement of operations and comprehensive income for the years ended December 31, 2024 and 2023 (amounts in thousands):

	2024	2023
Revenues
Rental and other property revenues
Scattered single-family homes	$32,135	$31,411
Residential communities	16,449	9,588
Total rental and other property revenues	48,584	40,999
Interest income from loan investments	1,630	94
Total revenues	$50,214	$41,093

Asset information by reportable segment is not provided as the CODMs do not use asset values to make decisions about the allocation of resources.

Note 17 – Subsequent Events

Issuance of LTIP Units under the BHM Incentive Plans

On January 1, 2025, the Company granted 5,405 LTIP Units pursuant to the BHM Incentive Plans to each independent member of the Board in payment of the equity portion of their respective annual retainers. Such LTIP Units were fully vested upon issuance.

Declaration of Dividends

Declaration Date	Record Date	Amount	Paid / Payable Date
Series A Preferred Stock (1)
January 15, 2025	January 24, 2025	$0.125	February 5, 2025
January 15, 2025	February 25, 2025	0.125	March 5, 2025
January 15, 2025	March 25, 2025	0.125	April 4, 2025
Series A Preferred Enhanced Special Dividend
January 15, 2025	January 24, 2025	(2)	February 5, 2025
January 15, 2025	February 25, 2025	(2)	March 5, 2025
January 15, 2025	March 25, 2025	(2)	April 4, 2025

(1)	Holders of record of newly issued Series A Preferred Stock shares that are held only a portion of the applicable monthly dividend period will receive a prorated dividend based on the actual number of days in the applicable dividend period during which each such share of Series A Preferred Stock was outstanding.
(2)	Holders of record of Series A Preferred Stock shares are entitled to an enhanced special dividend equal to the amount by which (i) the Stated Value of the Series A Preferred Stock multiplied by (a) the sum of (I) the average of the one-month Term SOFR for each day commencing on the 26th of the prior month to the 25th of the applicable month, plus (II) two percent, divided by (b) twelve, exceeds (ii) the standard monthly dividend of $0.125 per share of Series A Preferred Stock. The enhanced special dividend will be aggregated with the standard monthly dividend so as to effect a dividend rate on the Series A Preferred Stock that is subject to a 6.5% minimum and 8.5% maximum annual rate.

Distributions Paid

The following distributions were declared and/or paid to the Company’s stockholders subsequent to December 31, 2024 (amounts in thousands):

				Distribution	Total
Shares (1)	Declaration Date	Record Date	Date Paid	per Share	Distribution
Series A Preferred Stock	October 14, 2024	December 24, 2024	January 3, 2025	$0.135417	$617
Series A Preferred Stock	January 15, 2025	January 24, 2025	February 5, 2025	0.135417	641
Series A Preferred Stock	January 15, 2025	February 25, 2025	March 5, 2025	0.135417	667
Total					$1,925

(1)	Series A Preferred Stock distribution per share amounts include the standard dividend at an annual rate of 6.0% of the Stated Value and any enhanced special dividends.

Series A Preferred Stock Redemption Safeguard Policy

On February 6, 2025, the Company implemented a new Series A Preferred Stock Redemption Safeguard Policy (the “Policy”) with respect to its Series A Preferred Stock. The Policy is applicable in the event of any redemption of shares of Series A Preferred Stock in shares of the Company’s Class A common stock rather than in cash (each, a “Preferred Redemption in common stock”). The Policy provides that if, within 10 business days of any such Preferred Redemption in common stock, any such shares of Class A common stock are sold at a loss (i.e. a lower price than the Aggregate Redemption Value), the holder can apply to the Company for a cash payment to the holder in an amount equal to the difference between (i) the Aggregate Redemption Value of the Class A common stock so issued, and (ii) the Aggregate Sale Price at which such shares of Class A common stock were sold, subject to certain conditions and requirements as set forth in the Policy. The Policy applies both retroactively, and on a go-forward basis, to holders of the Company’s Series A Preferred Stock.

Class A Common Stock Repurchase Plan

On February 28, 2025, the Board authorized a new stock repurchase plan for the repurchase, from time to time, of up to an aggregate of $5 million of the Company’s outstanding shares of Class A common stock, with such repurchases to be conducted in accordance with the requirements of Rule 10b-18 of the Exchange Act and subject to Rule 10b-5 of the Exchange Act. The repurchase plan has a term of one year and may be discontinued at any time. The extent to which the Company repurchases shares of its Class A common stock under the repurchase plan, and the timing of any such repurchases, depends on a variety of factors including general business and market conditions and other corporate considerations. The Company expects that any repurchases of its Class A common stock will be through open market transactions, subject to market conditions, certain price limitations and other conditions established under the plan. Open market repurchases will be structured to occur in conformity with the method, timing, price and volume requirements of Rule 10b-18 of the Exchange Act.

Commencement of Common Stock Dividends

On March 11, 2025, the Company declared, and its Board previously authorized, quarterly cash dividends of $0.125 per share, or $0.50 per share annually, for the Company’s Class A common stock and Class C common stock for each quarter of fiscal year 2025. The common stock dividends will be payable quarterly to the stockholders of record as of (i) March 25, 2025, (ii) June 25, 2025, (iii) September 25, 2025, and (iv) December 24, 2025, which will be paid in cash on (i) April 4, 2025, (ii) July 3, 2025, (iii) October 3, 2025, and (iv) January 5, 2026, respectively.

Bluerock Homes Trust, Inc.
Schedule III - Real Estate and Accumulated Depreciation	December 31, 2024
(amounts in thousands)

COLUMN A		COLUMN B	COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H
											Life on Which
					Costs						Depreciation in
			Initial Cost		Capitalized	Gross Amount at Which Carried at Close of Period					Latest Income
				Building and	Subsequent		Building and		Accumulated	Date of	Statement is
Property	Location	Encumbrance	Land	Improvements	to Acquisition	Land	Improvements	Total	Depreciation	Acquisition	Computed
Real Estate Held for Investment
Abode Wendell Falls (1)	NC	—	6,514	—	986	6,514	986	7,500	—	2023	3 - 40 Years
Allure at Southpark	NC	55,166	10,451	80,917	—	10,451	80,917	91,368	190	2024	3 - 40 Years
Amira at Westly	FL	56,650	15,287	88,602	39	15,287	88,641	103,928	490	2024	3 - 40 Years
Avenue at Timberlin Park	FL	23,660	4,752	28,512	814	4,752	29,326	34,078	439	2024	3 - 40 Years
Ballast	AZ / CO / WA	—	7,272	25,900	1,469	7,321	27,320	34,641	2,609	2022	3 - 40 Years
Golden Pacific	IN / KS / MO	—	6,105	29,519	5,034	6,105	34,553	40,658	3,448	2021/2022	3 - 40 Years
ILE	TX / SE US	50,748	21,889	88,425	12,642	21,889	101,067	122,956	10,557	2021/2022	3 - 40 Years
Indy-Springfield (2)	IN / MO	—	7,254	39,001	3,704	7,258	42,701	49,959	5,023	2021	3 - 40 Years
Peak JV 2 (2)	Various / TX	—	9,221	67,531	8,712	9,233	76,231	85,464	8,763	2021/2022	3 - 40 Years
Peak JV 3(3)	TX	—	—	—	—	—	—	—	—	2021	3 - 40 Years
Savannah-84 (2)	GA	—	2,698	17,880	315	2,698	18,195	20,893	1,451	2022	3 - 40 Years
Villas at Huffmeister	TX	27,357	7,950	32,818	717	7,950	33,535	41,485	937	2024	3 - 40 Years
Wayford at Concord	NC	32,973	2,933	40,922	245	2,933	41,167	44,100	4,850	2021	3 - 40 Years
Yauger Park Villas	WA	14,044	1,322	24,575	801	1,322	25,376	26,698	3,606	2021	3 - 40 Years
Subtotal		260,598	103,648	564,602	35,478	103,713	600,015	703,728	42,363

Total Single-family properties held for sale (4)	Various	—	4,093	17,817	1,665	4,093	19,482	23,575	1,760

Non-Real Estate assets
REIT Operating Partnership	MI	—	—	—	453	—	453	453	6	2024	5 Years
REIT Operator	MI	—	—	185	(143)	—	42	42	41	2017	5 Years
Subtotal		—	—	185	310	—	495	495	47

Total		$260,598	$107,741	$582,604	$37,453	$107,806	$619,992	$727,798	$44,170

(1)	Abode Wendell Falls is a build - to - rent development project that commenced construction in 2024.
(2)	Indy-Springfield, Peak JV 2 and Savannah-84 were funded, in part, by the Amended DB Credit Facility. At December 31, 2024, the outstanding Amended DB Credit Facility balance was $85 million.
(3)	All 90 units of Peak JV 3 were classifed as held for sale at December 31, 2024 and are included in Total Single-family properties held for sale.
(4)	An aggregate of 167 units are classifed as held for sale, with such units included in the following portfolios: 8 units of ILE, 37 units of Indy-Springfield, 32 units of Peak JV 2, and all 90 units of Peak JV 3.

Bluerock Homes Trust, Inc.
Notes to Schedule III	December 31, 2024
(amounts in thousands)

1. Reconciliation of Real Estate Properties

The following table reconciles the Real Estate Properties from January 1, 2023 to December 31, 2024.

	2024	2023
Balance at January 1	$498,542	$489,991
Acquisition of real estate	269,289	10,843
Capital expenditures	9,863	8,180
Impairment	(4,703)	(1,330)
Disposition of real estate	(45,193)	(9,142)
Balance at December 31	$727,798	$498,542

2. Reconciliation of Accumulated Depreciation

The following table reconciles the Real Estate Properties from January 1, 2023 to December 31, 2024.

	2024	2023
Balance at January 1	$33,642	$17,865
Current year depreciation expense	17,379	16,178
Disposition of real estate	(6,851)	(401)
Balance at December 31	$44,170	$33,642

Bluerock Homes Trust, Inc.
Schedule IV - Loans on Real Estate	December 31, 2024

									Principal Amount of
							Face Amount of	Carrying Amount of	Loans Subject to
					Periodic Payment		Loans	Loans	Delinquent
Description	Property Name	Location	Interest Rate	Maturity Date	Terms	Prior Liens	(in thousands)	(in thousands)	Principal or Interest
Real Estate Loans on Residential Rental Community (1)	Wayford at Pringle	Charlotte,NC	9.09%	10/10/2026	12	—	$22,300	$22,300	—
	Willow Park	Willow Park, TX	7.50%	4/28/2025	12	—	9,400	9,400	—
							$31,700	$31,700

(1)	Refer to Note 6 for further information regarding the Wayford at Pringle and Willow Park loans.

Bluerock Homes Trust, Inc.

Note to Schedule IV - Reconciliation of Loans on Real Estate

(amounts in thousands)

	Year Ended December 31,
	2024	2023
Balance at beginning of period	$17,684	$—
Additions during period:
Purchases	22,300	17,684
Deductions during period:
Collections of principal	(8,284)	—
Balance at end of period	$31,700	$17,684

EXHIBIT INDEX

Exhibit Number	Description
2.1

Separation and Distribution Agreement, dated as of October 5, 2022, by and among Bluerock Residential Growth REIT, Inc., Badger Parent LLC, Badger Holdco LLC, Bluerock Residential Holdings, L.P. and Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.1	Second Articles of Amendment and Restatement of Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.2	Amended and Restated Bylaws of Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 6, 2022

3.3	Articles Supplementary of the Company, dated December 1, 2022, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 5, 2022

3.4

Articles Supplementary of the Company, dated January 24, 2023, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-269415) filed on January 25, 2023

3.5	Articles Supplementary of the Company, dated March 14, 2023, incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10 - K filed on March 22, 2023

4(vi)	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934

10.1

Tax Matters Agreement, dated as of October 5, 2022, by and among Bluerock Residential Growth REIT, Inc., Badger Parent LLC, Badger Holdco LLC, Bluerock Residential Holdings, L.P., Bluerock REIT Holdings, LLC and Bluerock Homes Trust, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.2

Management Agreement, dated as of October 5, 2022, by and among Bluerock Homes Manager, LLC, Bluerock Homes Trust, Inc. and Bluerock Residential Holdings, L.P., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.3

Amendment to Management Agreement, dated January 10, 2023, by and among Bluerock Homes Manager, LLC, Bluerock Homes Trust, Inc. and Bluerock Residential Holdings, L.P., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 12, 2023

10.4	Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.5	Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.6

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and R. Ramin Kamfar, effective October 6, 2022, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.7

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Jordan Ruddy, effective October 6, 2022, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.8

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Ryan MacDonald, effective October 6, 2022, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.9

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and James G. Babb, III, effective October 6, 2022, incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.10

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Christopher J. Vohs, effective October 6, 2022, incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.11

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Michael DiFranco, effective October 6, 2022, incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.12

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Jason Emala, effective October 6, 2022, incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.13

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and I. Bobby Majumder, effective October 6, 2022, incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.14

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Elizabeth Harrison, effective October 6, 2022, incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.15

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Kamal Jafarnia, effective October 6, 2022, incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.16

Indemnification Agreement by and among Bluerock Homes Trust, Inc., Bluerock Residential Holdings, L.P. and Romano Tio, effective October 6, 2022, incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed on October 6, 2022

10.17

Loan Agreement, dated April 6, 2022, by and among persons that are party thereto listed as Borrowers, persons party thereto that are listed as Equity Owners, Bluerock Residential Holdings, LP, persons that are party thereto listed as Lenders, Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch and Computershare Trust Company, N.A., incorporated by reference to Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2022

10.18

Sponsor Guaranty, dated April 6, 2022, by and between Bluerock Homes Trust, Inc. and Deutsche Bank AG, New York Branch, incorporated by reference to Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2022

10.19

Managing Broker Dealer Agreement by and among Bluerock Homes Trust, Inc. and Bluerock Capital Markets, LLC, dated November 1, 2022, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2022

10.20

Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated April 2, 2014, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on April 8, 2014

10.21

First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 21, 2015, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on October 21, 2015

10.22

Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 21, 2015, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on December 22, 2015

10.23

Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 1, 2016, incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on March 1, 2016

10.24

Fourth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated March 29, 2016, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on April 19, 2016

10.25

Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated July 15, 2016, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on July 18, 2016

10.26

Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 11, 2016, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on October 12, 2016

10.27

Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated July 21, 2017, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on July 21, 2017

10.28

Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 31, 2017, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on November 6, 2017

10.29

Ninth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 15, 2017, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on November 20, 2017

10.30

Tenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated August 6, 2018, incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q of Bluerock Residential Growth REIT, Inc. filed on August 8, 2018

10.31

Eleventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 16, 2018, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on November 19, 2018

10.32

Twelfth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated November 19, 2019, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on November 19, 2019

10.33

Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated September 22, 2022, incorporated by reference to the Current Report on Form 8-K of Bluerock Residential Growth REIT, Inc. filed on September 22, 2022

10.34

Fourteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated December 1, 2022, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 5, 2022

10.35

Fifteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated January 24, 2023, incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-269415) filed on January 25, 2023

10.36

Form of Dealer Manager Agreement by and among Bluerock Homes Trust, Inc. and Bluerock Capital Markets, LLC, incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-269415) filed on January 25, 2023

10.37

Contribution Agreement by and between BR S2 Allure JV, LLC, S2 Allure REIT Subsidiary LLC, S2C REIT OP, LP, S2 Allure BEVE LLC, S2 Allure ARO LLC, S2 Allure VAU LLC, and S2 Allure LLC, dated as of November 20, 2024, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 26, 2024

14.1	Code of Business Conduct and Ethics, effective October 6, 2022, incorporated by reference to Exhibit 14.1 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2022

14.2

Code of Ethics for Senior Executive and Financial Officers, effective October 6, 2022, incorporated by reference to Exhibit 14.2 to the Company’s Quarterly Report on Form 10-Q filed on November 4, 2022

21.1	Subsidiaries of the Registrant

23.1	Consent of Grant Thornton LLP

23.2	Consent of Plante Moran, PC, incorporated by reference to Exhibit 23.1 to the Current Report on Form 8-K filed by the Company on November 14, 2024

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

97	Bluerock Homes Trust, Inc. Executive Incentive-Based Compensation Recoupment Policy dated October 6, 2022.

99.1	Consent of Kroll, LLC, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on February 14, 2024

99.2	Press Release of Bluerock Homes Trust, Inc. dated February 22, 2024, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on February 22, 2024

99.3	Press Release of Bluerock Homes Trust, Inc. dated May 3, 2024, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on May 7, 2024

99.4	Presentation, dated June 4, 2024, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on June 3, 2024

101.1

The following information from the Company’s annual report on Form 10-K for the year ended December 31, 2024, formatted in Inline XBRL (eXtensible Business Reporting Language): (i) Balance Sheets; (ii) Statements of Operations; (iii) Statement of Stockholders’ Equity; (iv) Statements of Cash Flows

104.1	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101.1)

Exhibit 4(vi)

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2024, Bluerock Homes Trust, Inc. (“we,” “us,” “our,” and the “Company”), had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our Class A common stock, $0.01 par value per share (our “Class A common stock”). Our Class A common stock is listed on the NYSE American under the ticker symbol “BHM.”

The following description sets forth certain material terms and provisions of our capital stock. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws, and this description also summarizes relevant provisions of Maryland law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Maryland law and our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and our bylaws, copies of which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4(vi) is a part. We encourage you to read our charter, our bylaws and the applicable provisions of Maryland law for additional information.

General

Our charter provides that we may issue up to 750,000,000 shares of common stock, $0.01 par value per share, and 250,000,000 shares of preferred stock, $0.01 par value per share.

Of our 750,000,000 authorized shares of common stock, 562,500,000 shares have been classified as Class A common stock, $0.01 par value per share, and 187,500,000 shares have been classified as Class C common stock, $0.01 par value per share. The Class A common stock is listed on the NYSE American under the symbol “BHM.” As of December 31, 2024, there were issued and outstanding 3,953,919 shares of Class A common stock, and 8,489 shares of Class C common stock.

Of our 250,000,000 authorized shares of preferred stock, 30,000,000 shares have been classified as 6.0% Series A Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”). The Series A Preferred Stock is not registered under Section 12 of the Exchange Act. Currently no market exists for the Series A Preferred Stock, and we do not expect a market to develop. We currently have no plan to list the Series A Preferred Stock on any national securities exchange or to include such shares for quotation on any national securities market. As of December 31, 2024, there were 4,628,681 shares of Series A Preferred Stock issued and outstanding.

As of December 31, 2024, there were outstanding (a) 7,365,735 units of limited partnership interest (“OP Units”) in Bluerock Residential Holdings, L.P., a Delaware limited partnership of which we are the sole general partner (the “Operating Partnership”), which OP Units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our Class A common stock on a one-for-one basis; and (b) 1,657,139 units of a special class of partnership interest in our Operating Partnership (“LTIP Units”), of which (i) 1,255,884 have vested, and (ii) 401,255 will vest ratably on an annual basis over the applicable three- or five-year period that commenced upon issuance. Upon vesting and reaching capital account equivalency with the OP Units held by us, LTIP Units may convert to OP Units, and may then be settled in shares of our Class A common stock. In addition, the 8,489 outstanding shares of our Class C common stock may be converted, or automatically convert, in certain circumstances, to shares of our Class A common stock on a one-for-one basis. Other than those described above, there are no outstanding rights of any other kind in respect of our Class A common stock.

Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Distributions

Subject to the preferential rights, if any, of any class or series of our stock other than our common stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of our common stock are entitled to receive distributions authorized by our board of directors and declared by us out of legally available funds after payment of, or provision for, full cumulative distributions on and any required redemptions of shares of any series of preferred stock then outstanding, and, upon our liquidation or dissolution, are entitled to share ratably in the distributable assets of our Company remaining after satisfaction of the prior preferential rights of any preferred stock and the satisfaction of all of our debts and liabilities.

Voting Rights

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, each share of our Class A common stock will have one vote per share and each share of our Class C common stock will have fifty votes per share on all matters voted on by stockholders, including the election of directors. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, and except as set forth in the next paragraph.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets, engage in a statutory share exchange , unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations. Our charter further provides that any or all of our directors may be removed from office at any time, but only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” will mean, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Other Rights

Holders of our common stock do not have preference, conversion, exchange, sinking fund, or redemption rights or preemptive rights to subscribe for any of our securities, and generally have no appraisal rights.

Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock

Subject to the preferential rights of any class or series of preferred stock, our charter authorizes our board of directors, with the approval of a majority of the directors and without any action by stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

Our charter also contains a provision permitting our board of directors, by resolution and without approval of our stockholders, to classify or reclassify any unissued common stock into one or more classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any such stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class C common stock is Computershare Trust Company, N.A. (“CTC”).

Listing

Our Class A common stock is listed on the NYSE American under the symbol “BHM.”

Restrictions on Ownership and Transfer

In order for us to qualify and maintain our qualification as a REIT under the U.S. federal income tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the U.S. federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts) during the last half of any taxable year, other than our first REIT taxable year. Moreover, our outstanding shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because we expect our board of directors to believe it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the U.S. federal income tax laws, more than 9.8% of:

•	the total value of the aggregate of the outstanding shares of our capital stock; or
•	the total value or number (whichever is more restrictive) of the aggregate of the outstanding shares of our common stock.

Further, our charter provides that no person may own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of Series A Preferred Stock. We refer to these limitations regarding the ownership of our stock collectively as the “9.8% Ownership Limitation.” Further, our charter provides for certain circumstances where our board of directors may exempt (prospectively or retroactively) a person from the 9.8% Ownership Limitation and establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the 9.8% Ownership Limitation for one or more persons and decrease the 9.8% Ownership Limitation for all other persons.

To assist us in qualifying and preserving our status as a REIT, among other purposes, our charter also contains limitations on the ownership and transfer of shares of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under the U.S. federal income tax laws; and

•

cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the U.S. federal income tax laws or otherwise fail to qualify as a REIT.

Any attempted transfer of our stock, which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void, with the intended transferee acquiring no rights in such shares of stock. If any transfer of our stock occurs which, if effective, would result in any person owning shares in violation of the other limitations described above (including the 9.8% Ownership Limitation), then that number of shares the ownership of which otherwise would cause such person to violate such limitations, rounded up to the nearest whole share, will automatically result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the close of business on the business day before the purported transfer of such shares. We will designate the trustee, but it will not be affiliated with our company. The beneficiary of the trust will be one or more charitable organizations that are named by our company. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series, but the intended transferee will acquire no rights in those shares. The trustee will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. The trustee will vote all shares-in-trust and, subject to Maryland law, effective as of the date that the shares-in-trust were transferred to the trustee, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

As soon as reasonably practicable after receiving notice from us that shares of our stock have been transferred to the trust (and no later than 20 days after receiving notice in the case of shares of Series A Preferred Stock that are listed or admitted to trading on a national securities exchange, if any), the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the record holder of the shares that are designated as shares-in-trust (the “Prohibited Owner”), and to the beneficiary as follows. The Prohibited Owner generally will receive from the trust the lesser of:

•

the price paid by the Prohibited Owner paid for the shares of capital stock that were designated as shares-in-trust or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in trust, the market price per share on the date of the event causing the shares to be held in trust; or

•	the price per share received by the trustee from the sale or other disposition of such shares-in-trust, net of any commissions and other expenses of sale.

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the Prohibited Owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount the Prohibited Owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such gift or devise; or
•	the market price per share on the date that we, or our designee, accepts such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary.

“Market price” on any date means the closing price for our stock on such date. The “closing price” refers to the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or admitted to trading, the “closing price” will mean the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the principal automated quotation system that may then be in use or, if such shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by our board of directors or, in the event that no trading price is available for such shares, the fair market value of shares, as determined by our board of directors.

If you acquire or attempt or intend to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned common or preferred stock that was transferred to a trust, then we will require you to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days prior written notice, and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, 5% or more, or such lower percentages as required under the U.S. federal income tax laws or the regulations promulgated thereunder, of the outstanding shares of our stock, then you must, upon request following the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder must provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our qualification as a REIT and to ensure compliance with the 9.8% Ownership Limitation.

The 9.8% Ownership Limitation generally will not apply to the acquisition of shares of capital stock by an underwriter, placement agent or initial purchaser in a Rule144A transaction that participates in a public offering, private placement or other private offering of such shares. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel and upon such other conditions as our board of directors may direct, including the receipt of certain representations and undertakings required by our charter, may exempt (prospectively or retroactively) a person from the ownership limit and establish or increase an excepted holder limit for such person. The 9.8% Ownership Limitation will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common or preferred stock, will bear a legend referring to the restrictions described above or a legend that we will furnish a full statement about these restrictions on request and without charge.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder. The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 250,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as our board of directors may approve, subject to certain restrictions.

If any preferred stock is publicly offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a prospectus relating to the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock, subject to certain restrictions. If we ever authorize, create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders and junior preferred stockholders, if any, would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, subject to certain restrictions, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. Our board of directors will determine the amount of distributions to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to qualify and maintain our REIT qualification under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we must make distributions equal to at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year. Especially during the early stages of our operations, some or all of our cash distributions are expected to be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which may include borrowings, net proceeds from shares sold in this offering or our common stock offering, proceeds from the issuance of additional shares pursuant to any future distribution reinvestment plan for our common stock, cash resulting from a waiver or deferral of fees or expense reimbursements otherwise payable to the Manager or its affiliates, cash resulting from the Manager or its affiliates paying certain of our expenses, proceeds from the sales of assets, and from our cash balances. There is no limit on distributions that may be paid from any of these sources, however, our Manager and its affiliates are under no obligation to defer or waive fees in order to support our distributions. Our charter does not prohibit our use of such sources to fund distributions.

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute with respect to each year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for such year, and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board of directors. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board of directors may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. The use of sources other than cash flows from operating activities to fund distributions and the ultimate repayment of any liabilities incurred, as well as the payment of distributions in excess of our funds from operations, or “FFO,” could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce overall stockholder return and adversely impact and dilute the value of an investment in our shares.

Amounts available for distributions will be affected by our expenses, including any fees paid and distributions made to the Manager and any of its affiliates. The amounts available for distributions will also be affected by any distributions made to the holders of OP Units.

There can be no assurances that future cash flow will support distributions at the rate or amount per share that such distributions are paid in any particular distribution period. In the near-term, we expect that we may need to continue to rely on sources other than cash flows from operations, as determined on a GAAP basis, to pay cash distributions, which if insufficient could negatively impact our ability to pay cash distributions.

Exhibit 21.1

Bluerock Homes Trust, Inc.

Subsidiaries of the Registrant

1.	Bluerock Residential Holdings, LP, a Delaware limited partnership
2.	Bluerock TRS Holdings, LLC, a Delaware limited liability company
3.	Bluerock REIT Operator, LLC, a Delaware limited liability company
4.	BHM OP Holdings, LLC, a Delaware limited liability company
5.	BHM Preferred Holdings TRS, LLC, a Delaware limited liability company
6.	BR Cal Yauger Park, LLC, a Delaware limited liability company
7.	BR Cal Yauger Park JV, LLC, a Delaware limited liability company
8.	BRG Yauger Park, LLC, a Delaware limited liability company
9.	BR Wendell Falls, LLC, a Delaware limited liability company
10.	BR Edgewater Wendell Falls JV, LLC, a Delaware limited liability company
11.	BHM Wendell Falls, LLC, a Delaware limited liability company
12.	Wayforth at Concord, LLC, a Delaware limited liability company
13.	BRG Wayforth Investor, LLC, a Delaware limited liability company
14.	Wayford IP, LLC, a Delaware limited liability company
15.	BR Wayford IP JV, LLC, a Delaware limited liability company
16.	BRG Wayford IP Investor, LLC, a Delaware limited liability company
17.	CCC-PSL, LLC, a Delaware limited liability company
18.	BRG Capstone Lucie JV, LLC, a Delaware limited liability company
19.	BRG Port St. Lucie Cottages Investor, LLC, a Delaware limited liability company
20.	CCC-Myrtle Beach, LLC, a Delaware limited liability company
21.	BRG Capstone Myrtle Beach JV, LLC, a Delaware limited liability company
22.	BRG Myrtle Beach Cottages Investor, LLC, a Delaware limited liability company
23.	ILE Homes Single Family Rental Fund, LP, a Delaware limited partnership
24.	ILE Holdings, LLC, a Delaware limited liability company
25.	ILE Bluerock Program Portfolio, LLC, a Delaware limited liability company
26.	ILE Homes Single Family Rental GP, LLC, a Delaware limited liability company
27.	ILE BR JV, LLC, a Delaware limited liability company
28.	BRG ILE Investor, LLC, a Delaware limited liability company
29.	BR BST AZ Portfolio I, LLC, a Delaware limited liability company
30.	BR BST AZ I Pkg 1, LLC, a Delaware limited liability company
31.	BR BST CO Portfolio I, LLC, a Delaware limited liability company
32.	BR BST CO I Pkg 1, LLC, a Delaware limited liability company
33.	BR BST WA Portfolio I, LLC, a Delaware limited liability company
34.	BR BST WA I Pkg 1, LLC, a Delaware limited liability company
35.	BR BST SFR JV I, LLC, a Delaware limited liability company
36.	BHM Ballast Investor, LLC, a Delaware limited liability company
37.	EMF Chandler, LLC, a Delaware limited liability company

38.	Encore QOZ Business 2020, LP, a Delaware limited partnership
39.	BHM Chandler Pref Investor, LLC, a Delaware limited liability company
40.	BHM Pringle Lender, LLC, a Delaware limited liability company
41.	BR GPC JV, LLC, a Delaware limited liability company
42.	BR GPC Investor, LLC, a Delaware limited liability company
43.	Indigo Cove Property Owner LLC, a Delaware limited liability company
44.	Indigo Cove LLC, a Delaware limited liability company
45.	BHM Indigo Cove Pref Investor, LLC, a Delaware limited liability company
46.	15050 Copper Grove, LLC, a Delaware limited liability company
47.	BR RPMI Copper Grove JV, LLC, a Delaware limited liability company
48.	BHM Copper Grove, LLC, a Delaware limited liability company
49.	BR Timberlin Park, LLC, a Delaware limited liability company
50.	BR Timberlin Park JV, LLC, a Delaware limited liability company
51.	BHM Timberlin Park, LLC, a Delaware limited liability company
52.	BHM Timberlin Park TRS, LLC, a Delaware limited liability company
53.	BR Allure, LP, a Delaware limited partnership
54.	BR Allure GP, LLC, a Delaware limited liability company
55.	BR S2 Allure JV, LLC, a Delaware limited liability company
56.	BHM Allure, LLC, a Delaware limited liability company
57.	Canvas Wildwood Owner, LLC, a Delaware limited liability company
58.	Canvas Wildwood Investments, LLC, a Delaware limited liability company
59.	BHM Wildwood Pref Investor, LLC, a Delaware limited liability company
60.	The Preserve at Canal LLC, a Delaware limited liability company
61.	The Preserve at Canal Property Owner LLC, a Delaware limited liability company
62.	BHM Preserve at Canal Pref Investor, a Delaware limited liability company
63.	PH OP PKG 8, LLC, a Delaware limited liability company
64.	BRG Springfield Investor, LLC, a Delaware limited liability company
65.	Pkg 8 Springfield, LLC, a Delaware limited liability company
66.	Pkg 8 Indy, LLC, a Delaware limited liability company
67.	Pkg 8 Pledgor, LLC, a Delaware limited liability company
68.	PH OP PKG 10, LLC, a Delaware limited liability company
69.	Pkg 10-Springtown 70, LLC, a Delaware limited liability company
70.	Pkg 10-Texarkana 29, LLC, a Delaware limited liability company
71.	Pkg 10-Lubbock 1.0, LLC, a Delaware limited liability company
72.	Pkg 10-Granbury, LLC, a Delaware limited liability company
73.	Pkg 10-Granbury 34, LLC, a Delaware limited liability company
74.	Pkg 10-Axelrod 22, LLC, a Delaware limited liability company
75.	Pkg 10-Springtown 14, LLC, a Delaware limited liability company
76.	Pkg 10-Lynnwood 20, LLC, a Delaware limited liability company
77.	Pkg 10-Lynnwood 2-20, LLC, a Delaware limited liability company

78.	Pkg 10-Lubbock 2.0, LLC, a Delaware limited liability company
79.	Pkg 10-Lubbock 45, LLC, a Delaware limited liability company
80.	Pkg 10 Pledgor, LLC, a Delaware limited liability company
81.	Pkg 10 Pledgor II, LLC, a Delaware limited liability company
82.	Pkg 10a Recap, LLC, a Delaware limited liability company
83.	BRG Pkg 10 Lender, LLC, a Delaware limited liability company
84.	BRG Pkg 10 Investor, LLC, a Delaware limited liability company
85.	BRG Peak SFR Pref Investor, LLC, a Delaware limited liability company
86.	PH OP Pkg 11, LLC, a Delaware limited liability company
87.	Pkg 11 Pledgor, LLC, a Delaware limited liability company
88.	Pkg 10-FTW 188, LLC, a Delaware limited liability company
89.	BRG Pkg 11 Investor, LLC, a Delaware limited liability company
90.	BRG Pkg 11 Lender, LLC, a Delaware limited liability company
91.	BRG Peak SFR Pref Investor, LLC, a Delaware limited liability company
92.	Pkg 12 Lake Shore, LLC, a Delaware limited liability company
93.	Pkg 12 Dasher Pointe, LLC, a Delaware limited liability company
94.	BR PH Pkg 12 Savannah JV, LLC, a Delaware limited liability company
95.	BHM Pkg 12 Savannah Investor, LLC, a Delaware limited liability company
96.	BR PH Pkg 12 Savannah Pledgor, LLC, a Delaware limited liability company
97.	Peak Forest Hill, LLC, a Delaware limited liability company
98.	BR Peak Forest Hill JV, LLC, a Delaware limited liability company
99.	BHM Forest Hill Investor, LLC, a Delaware limited liability company
100.	BHM Forest Hill Lender, LLC, a Delaware limited liability company
101.	BHM Peak Weatherford Investor, LLC, a Delaware limited liability company
102.	Peak Willow Park, a Delaware limited liability company
103.	BR Peak Willow Park JV, LLC, a Delaware limited liability company
104.	BHM Willow Park Investor, LLC, a Delaware limited liability company
105.	BR Amira, DST, a Delaware statutory trust
106.	BHM Amira Leaseco, LLC, a Delaware limited liability company
107.	BHM Amira Leaseco Manager, LLC, a Delaware limited liability company
108.	BHM Amira Investment Co, LLC, a Delaware limited liability company
109.	BHM Amira Exchange TRS, LLC, a Delaware limited liability company
110.	BHM Amira Lender, LLC, a Delaware limited liability company

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2025, with respect to the consolidated financial statements included in the Annual Report of Bluerock Homes Trust, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Bluerock Homes Trust, Inc. on Form S-8 (File No. 333-267764) and Form S-11 (File No. 333-269415).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 20, 2025

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I,	R. Ramin Kamfar, certify that:

1.	I have reviewed this annual report on Form 10-K of Bluerock Homes Trust, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 20, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I,	Christopher J. Vohs, certify that:

1.	I have reviewed this annual report on Form 10-K of Bluerock Homes Trust, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 20, 2025	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as created by Section § 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Bluerock Homes Trust, Inc. (the “Company”) hereby certify, to such officers’ knowledge, that:

(i)

The accompanying Annual Report on Form 10-K for the period ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 20, 2025	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer
(Principal Executive Officer)

March 20, 2025	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).